                      AMENDED AND RESTATED CREDIT AGREEMENT

                          Dated as of November 20, 1998
                and amended and restated as of February 11, 1999

                                      Among

                          COMPASS AEROSPACE CORPORATION

                                   as Borrower

              the Lending Institutions listed on Schedule 1 hereto

                                   as Lenders,

                                BANKBOSTON, N.A.,

                                    as Agent,

                              ROYAL BANK OF CANADA,

                              as Syndication Agent,

                      GENERAL ELECTRIC CAPITAL CORPORATION,

                             as Documentation Agent,

                               NATIONSBANK, N.A.,

                                   as Co-Agent

                                       and

                       BANCBOSTON ROBERTSON STEPHENS INC.,

                                   as Arranger

                                Table of Contents

1.   DEFINITIONS AND RULES OF INTERPRETATION................................ 2
         1.1.         Definitions........................................... 2
         1.2.         Rules of Interpretation............................... 43

2.   AMOUNT AND TERMS OF CREDIT FACILITIES.................................. 44
         2.1.         The Commitments....................................... 44
         2.2.         Minimum Amount of Each Borrowing...................... 45
         2.3.         Requests for Loans; Conditions to Loans............... 45
         2.4.         Settlement; Failure to Make Funds Available........... 46
         2.5.         The Notes............................................. 51
         2.6.         Conversion and Continuation Options................... 52
         2.7.         Pro-Rata Borrowings................................... 53
         2.8.         Interest on the Loans................................. 53
         2.9.         Change in Borrowing Base.............................. 54
         2.10.        Inability to Determine Eurocurrency Rate.............. 55
         2.11.        Illegality............................................ 55
         2.12.        Additional Costs, etc................................. 56
         2.13.        Capital Adequacy...................................... 57
         2.14.        Change of Lending Office.............................. 57
         2.15.        Certificate........................................... 57
         2.16.        Indemnity............................................. 58
         2.17.        Replacement of Lenders................................ 58
         2.18.        Resignation of UK Fronting Lender..................... 60
         2.19.        Nature of Acquisition Loan Lenders' Interests in UK
                      Acquisition Loans..................................... 61

3.   LETTERS OF CREDIT...................................................... 61
         3.1.         Letter of Credit Commitments.......................... 61
         3.2.         Reimbursement Obligation of Borrower.................. 62
         3.3.         Letter of Credit Payments............................. 63
         3.4.         Obligations Absolute.................................. 63
         3.5.         Reliance by Issuer.................................... 64
         3.6.         Existing Letters of Credit............................ 64

4.   REDUCTION OF COMMITMENTS; PAYMENTS; PREPAYMENTS........................ 65
         4.1.         Reallocation and Voluntary Reduction of Unutilized
                      Commitments........................................... 65
         4.2.         Mandatory Reduction of Commitments.................... 66
         4.3.         Voluntary Prepayments of Loans........................ 67
         4.4.         Obligations Exceed Commitment or Borrowing Base....... 68
         4.5.         Scheduled Payments of Principal of Term Loans A....... 69
         4.6.         Scheduled Payments of Principal of Term Loans B....... 69
         4.7.         Scheduled Payments of Principal of Acquisition Loans
                      and UK Acquisition Loans.............................. 70
         4.8.         Revolving Credit Maturity Date........................ 70
         4.9.         Certain Mandatory Prepayments of Loans................ 71
         4.10.        Application of Mandatory Prepayments.................. 74
         4.11.        Change in Control..................................... 75

5.   FEES; TAXES; ETC....................................................... 75

         5.1.         Fees.................................................. 75
         5.2.         Funds for Payments.................................... 77
         5.3.         Computations.......................................... 78
         5.4.         Currency of Account................................... 78
         5.5.         Judgment Currency..................................... 79

6.   COLLATERAL SECURITY AND GUARANTEE...................................... 79
         6.1.         Security of Borrower.................................. 79
         6.2.         Guarantee and Security of Guarantors.................. 80
         6.3.         Security for and Guarantee of UK Obligations.......... 80

7.   GUARANTEE.............................................................. 80
         7.1.         Guarantee of Payment and Performance.................. 80
         7.2.         Guarantors' Agreement to Pay Enforcement Costs, etc... 81
         7.3.         Waivers by the Guarantors; Lenders' Freedom to Act.... 81
         7.4.         Unenforceability of Obligations Against Borrowers..... 82
         7.5.         Subrogation; Subordination............................ 82
         7.6.         Security; Setoff...................................... 83
         7.7.         Further Assurances.................................... 83
         7.8.         Termination........................................... 84
         7.9.         Successors and Assigns................................ 84
         7.10.        Limitation on Guarantee of Obligations................ 84
         7.11.        Contribution with Respect to Guarantee of
                      Obligations........................................... 84

8.   REPRESENTATIONS AND WARRANTIES......................................... 85
         8.1.         Corporate Authority................................... 85
         8.2.         Approvals............................................. 86
         8.3.         Title to Properties; Leases........................... 86
         8.4.         Financial Statements and Projections.................. 86
         8.5.         No Material Changes; Solvency; Intellectual Property.. 88
         8.6.         Litigation............................................ 88
         8.7.         No Materially Adverse Contracts, etc.................. 88
         8.8.         Compliance with Other Instruments, Laws, etc.......... 88
         8.9.         Tax Status............................................ 88
         8.10.        No Event of Default................................... 89
         8.11.        Holding Company and Investment Company Acts........... 89
         8.12.        Absence of Financing Statements, etc.................. 89
         8.13.        Perfection of Security Interests...................... 89
         8.14.        Employee Benefit Plans................................ 90
         8.15.        Use of Proceeds....................................... 91
         8.16.        Environmental Compliance.............................. 91
         8.17.        Subsidiaries, etc..................................... 93
         8.18.        Bank Accounts......................................... 93
         8.19.        Chief Executive Office................................ 94
         8.20.        Fiscal Year........................................... 94
         8.21.        Accuracy and Completeness of Information.............. 94
         8.22.        Insurance............................................. 94
         8.23.        Senior Debt........................................... 94
         8.24.        Representations and Warranties in Ancillary
                      Documents............................................. 94
         8.25.        Material Contracts.................................... 95
         8.26.        Indebtedness.......................................... 95
         8.27.        Lamsco Acquisition.................................... 95
         8.28.        Year 2000 Problem..................................... 95

9.   AFFIRMATIVE COVENANTS.................................................. 95
         9.1.         Maintenance of Office................................. 95
         9.2.         Records and Accounts.................................. 96
         9.3.         Financial Statements, Certificates and Information.... 96
         9.4.         Annual Meetings With Lenders.......................... 98
         9.5.         Notices............................................... 98
         9.6.         Corporate Existence; Maintenance of Properties;
                      Performance of Obligations............................ 99
         9.7.         Insurance............................................. 100
         9.8.         Taxes................................................. 100
         9.9.         Inspection of Properties and Books, etc............... 100
         9.10.        Compliance with Laws, Contracts, Licenses, and
                      Permits............................................... 101
         9.11.        Use of Proceeds....................................... 102
         9.12.        Cash Management System. The Borrower will at all
                      times maintain the Concentration Account ............. 102
         9.13.        Inventory Restrictions................................ 103
         9.14.        Mortgaged Properties.................................. 103
         9.15.        Ownership of Subsidiaries............................. 103
         9.16.        Collateral for Loans.................................. 103
         9.17.        Permitted Acquisitions................................ 104
         9.18.        Interest Rate Protection.............................. 105
         9.19.        UCC Searches.......................................... 105
         9.20.        Employee Benefit Plans................................ 106
         9.21.        Further Assurances.................................... 106

10.   NEGATIVE COVENANTS.................................................... 106
         10.1.        Indebtedness.......................................... 106
         10.2.        Liens................................................. 108
         10.3.        Investments........................................... 109
         10.4.        Distributions and Restricted Payments................. 110
         10.5.        Mergers, Consolidations and Acquisitions.............. 112
         10.6.        Disposition of Assets................................. 112
         10.7.        Issuance of Capital Stock............................. 112
         10.8.        Sale and Leaseback.................................... 113
         10.9.        Compliance with Environmental Laws.................... 113
         10.10.       Employee Benefit Plans................................ 113
         10.11.       Transactions with Affiliates.......................... 114
         10.12.       Restrictive or Inconsistent Agreements................ 114
         10.13.       Amendments or Termination of Documents, etc........... 115
         10.14.       Bank Accounts......................................... 115
         10.15.       Fiscal Year........................................... 115
         10.16.       Line of Business...................................... 115

11.   FINANCIAL COVENANTS................................................... 115
         11.1.        Maximum Leverage Ratio................................ 115
         11.2.        Minimum Consolidated EBITDA........................... 116
         11.3.        Minimum Interest Coverage Ratio....................... 116
         11.4.        Minimum Debt Service Coverage Ratio................... 116
         11.5.        Maximum Capital Expenditures.......................... 116
         11.6.        General Provisions Relating to Financial Terms and
                      Covenants............................................. 117
         11.7.        Computations of Financial Covenants During First
                      Year of Credit Facilities............................. 118

12.   CLOSING CONDITIONS.................................................... 119
         12.1.        Loan Documents, etc................................... 119
                       12.1.1.   Loan Documents............................. 119
                       12.1.2.   Senior Subordinated Note Documents......... 119
                       12.1.3.   Acquisition Documents...................... 119
                       12.1.4.   Equity Documents........................... 119
                       12.1.5.   Management Consulting Agreement............ 120
                       12.1.6.   Permitted Disqualified Capital Stock
                                 Documents.................................. 120
         12.2.        Completion of Acquisition............................. 120
         12.3.        Certified Copies of Charter Documents................. 120
         12.4.        Corporate Action...................................... 120
         12.5.        Incumbency Certificate................................ 120
         12.6.        Plans; Shareholders' Agreements; Management
                      Agreements; Employee Agreements; Collective
                      Bargaining Agreements; Debt Agreements; Affiliate Contracts; Tax Sharing Agreements and Other
                      Material Contracts.................................... 121
         12.7.        Validity of Liens..................................... 122
         12.8.        Perfection Certificates and UCC Search Results........ 122
         12.9.        Intentionally Omitted................................. 122
         12.10.       Certificates of Insurance............................. 122
         12.11.       Borrowing Base Report................................. 122
         12.12.       Accounts Receivables Aging Report..................... 122
         12.13.       Landlord Waivers...................................... 123
         12.14.       Solvency Certificate.................................. 123
         12.15.       Opinion of Counsel.................................... 123
         12.16.       Payment of Fees....................................... 123
         12.17.       Updated Collateral Examinations....................... 123
         12.18.       Satisfactory Due Diligence Review..................... 124
         12.19.       Litigation............................................ 124
         12.20.       Material Adverse Effect............................... 124
         12.21.       Borrowing Availability................................ 124
         12.22.       Financial Statements and Projections.................. 124
         12.23.       Refinancings.......................................... 124
         12.24.       Cash Management System................................ 124
         12.25.       Disbursement Instructions............................. 125
         12.26.       Consolidated Total Funded Debt to Consolidated
                      EBITDA................................................ 125
         12.27.       Deposits with DLJ Capital Funding, Inc................ 125
         12.28.       Sources and Uses Statement............................ 125

13.   CONDITIONS TO ALL BORROWINGS.......................................... 125
         13.1.        Representations True; No Default or Event of
                      Default............................................... 125
         13.2.        No Legal Impediment................................... 125
         13.3.        Governmental Regulation............................... 125
         13.4.        Proceedings and Documents............................. 126
         13.5.        Borrowing Base Report................................. 126
         13.6.        Borrowing Availability................................ 126
         13.7.        Senior Debt........................................... 126
         13.8.        Permitted Acquisitions................................ 126

14.   EVENTS OF DEFAULT; ACCELERATION; ETC.................................. 127

         14.1.        Events of Default and Acceleration.................... 127
         14.2.        Termination of Commitments............................ 130
         14.3.        Remedies.............................................. 131
         14.4.        Distribution of UK Collateral Proceeds................ 131
         14.5.        Distribution of Other Collateral Proceeds............. 132

15.   THE AGENT............................................................. 132
         15.1.        Authorization......................................... 132
         15.2.        Employees and Agents.................................. 133
         15.3.        No Liability.......................................... 133
         15.4.        No Representations.................................... 134
         15.5.        Payments.............................................. 134
         15.6.        Holders of Notes...................................... 135
         15.7.        Indemnity............................................. 135
         15.8.        Agent as Lender....................................... 135
         15.9.        Resignation........................................... 135
         15.10.       Notification of Defaults and Events of Default........ 136
         15.11.       Duties in the Case of Enforcement..................... 136

16.   ASSIGNMENT AND PARTICIPATION.......................................... 136
         16.1.        Conditions to Assignment by Lenders................... 136
         16.2.        Certain Representations and Warranties;
                      Limitations; Covenants................................ 137
         16.3.        Register.............................................. 138
         16.4.        New Notes............................................. 138
         16.5.        Participations........................................ 138
         16.6.        Disclosure............................................ 139
         16.7.        Assignee or Participant Affiliated with Borrower...... 139
         16.8.        Miscellaneous Assignment Provisions................... 140
         16.9.        Assignment by Borrower or Guarantor................... 140

17.   PROVISIONS OF GENERAL APPLICATION..................................... 140
         17.1.        Setoff................................................ 140
         17.2.        Expenses.............................................. 141
         17.3.        Indemnification....................................... 142
         17.4.        Survival of Covenants, Etc............................ 142
         17.5.        Notices, Etc.......................................... 143
         17.6.        Governing Law......................................... 143
         17.7.        Headings.............................................. 143
         17.8.        Counterparts.......................................... 143
         17.9.        Entire Agreement, Etc................................. 144
         17.10.       Waiver of Jury Trial.................................. 144
         17.11.       Consents, Amendments, Waivers, Etc.................... 144
         17.12.       Severability.......................................... 147
         17.13.       Understanding as to Revolving Credit Commitments
                      and Acquisition Loan Commitment Period................ 147

                             Schedules and Exhibits

Schedule 1                 Commitments; Banks' Offices
Schedule 1.1               Mandatory Liquid Asset Costs
Schedule 1.2               Applicable Margins
Schedule 2                 Permitted Inventory Locations
Schedule 8.3               Title to Properties; Leases
Schedule 8.5               Distributions since Balance Sheet Date
Schedule 8.6               Litigation
Schedule 8.7               Material Adverse Contracts
Schedule 8.8               Compliance with Law
Schedule 8.9               Taxes
Schedule 8.13              Real Estate
Schedule 8.16              Environmental
Schedule 8.17              Subsidiaries
Schedule 8.18              Bank Accounts
Schedule 8.19              Chief Executive Offices
Schedule 8.22              Insurance
Schedule 8.25              Material Contracts
Schedule 8.26              Existing Indebtedness
Schedule 10.1              Permitted Existing Indebtedness
Schedule 10.2              Permitted Existing Liens
Schedule 10.3              Permitted Existing Investments


Exhibit A-1                Form of Revolving Credit Note
Exhibit A-2                Form of Term A Note
Exhibit A-3                Form of Term B Note
Exhibit A-4                Form of Acquisition Note
Exhibit B-1                Form of US Loan Request
Exhibit B-2                Form of UK Loan Request
Exhibit C                  Form of Borrowing Base Report
Exhibit D                  Form of Compliance Certificate
Exhibit E                  Form of Security Agreement
Exhibit F                  Form of Stock Pledge Agreement
Exhibit G                  Form of Assignment and Acceptance
Exhibit H                  Form of Agency Account Agreement
Exhibit I                  Form of Accession Agreement
Exhibit J                  Form of Commitment Reallocation Request
Exhibit K                  Form of UK Borrower Accession Agreement

                      AMENDED AND RESTATED CREDIT AGREEMENT

      This AMENDED AND RESTATED CREDIT AGREEMENT is made as of November 20, 1998, and restated as of February 11, 1999, by and among (a) COMPASS AEROSPACE CORPORATION, a Delaware corporation (the "Borrower"), (b) AEROMIL ENGINEERING COMPANY, a Delaware corporation ("Aeromil"), (c) WESTERN METHODS MACHINERY CORPORATION, a California corporation ("Western Methods"), (d) BARNES MACHINE INCORPORATED, a Washington corporation ("Barnes"), (e) BRITTAIN MACHINE, INC. a Kansas corporation ("Brittain"), (f) WICHITA MANUFACTURING, INC., a California corporation ("Wichita"), (g) J&J LEASING, INC. a Washington corporation ("J&J"),
(h) SEA-LECT PRODUCTS, INC., a Delaware corporation ("Sea-Lect"), (i) CWE ACQUISITION CO., a Delaware corporation ("CWE"), (j) LAMSCO WEST, INC., a California corporation ("Lamsco"), (k) MODERN MANUFACTURING, INC., a Delaware corporation ("Modern Manufacturing" and, together with Aeromil, Western Methods, Barnes, Brittain, Wichita, J&J, Sea-Lect, CWE, Lamsco, and any other Subsidiaries of the Borrower that may become parties hereto as Guarantors hereunder, the "Guarantors"), (l) the Lenders (as defined in ss.1 below), (m) BANKBOSTON, N.A. as Issuing Bank and as Agent (as such terms are defined in ss.1 below), (n) ROYAL BANK OF CANADA, as Syndication Agent (as defined in ss.1 below), (o) GENERAL ELECTRIC CAPITAL CORPORATION, as Documentation Agent (as defined in ss.1 below), and (p) NATIONSBANK, N.A., as Co-Agent (as defined in ss.1 below).

                                    RECITALS

      The Borrowers, the Guarantors, BankBoston, N.A. (the "Existing Lender"), and the Agent are party to a Credit Agreement, dated as of November 20, 1998 (as amended and supplemented, through the date hereof, the "Existing Credit Agreement"), pursuant to which the Existing Lender made Loans to and issued Letters of Credit for the account of the Borrower (the "Existing Credit Extensions").

      The Borrower has requested the Existing Lender and the Agent to amend and restate the Existing Credit Agreement in its entirety to, among other things,

            (a) reduce the Total Term Loan A Commitment to $35,000,000;

            (b) reduce the Total Term Loan B Commitment to $45,000,000;

            (c) increase the Total Acquisition Commitment to $65,000,000;

            (d) revise certain of the financial covenants set forth in ss.11 of the Existing Credit Agreement in connection with the Modern Acquisition; and

            (e) make certain other changes to the terms and provisions of the Existing Credit Agreement.

      The Existing Lender and the Agent are willing, on the terms set forth in this Agreement and subject to the conditions and in reliance on the representations set forth herein, to amend and restate in its entirety the Existing Credit Agreement so as to accomplish the foregoing.

      Each of the Borrower, the Lenders, the Issuing Bank and the Agent acknowledges and agrees that (a) all Loans made and Letters of Credit issued under the Existing Credit Agreement shall continue as Loans and Letters of Credit under this Agreement, as provided in Sections 2.1 and 3.6, and shall be governed by this Agreement and secured by all the Collateral, (b) all other outstanding Obligations under the Existing Credit Agreement shall continue as Obligations of the same type under this Agreement and shall be governed by this Agreement and secured by all the Collateral, (c) the security interests granted to the Agent, on behalf of itself, the Issuing Bank and the Lenders pursuant to the Loan Documents (as defined in the Existing Credit Agreement), shall remain outstanding and in full force and effect and shall continue to secure the Obligations (as defined herein), and (d) all Liens (as defined under the Existing Credit Agreement) evidenced by the Loan Documents (as defined in the Existing Credit Agreement) are hereby ratified, confirmed and continued.

      Accordingly, in consideration of the premises and the mutual agreements herein contained, the parties hereto hereby agree that, from and after the Restatement Effective Date, the Existing Credit Agreement (including all the Schedules and Exhibits thereto) is amended and restated in its entirety to read as set forth above and as follows (and, in the case of the Schedules and Exhibits, in the forms attached hereto).

            1. DEFINITIONS AND RULES OF INTERPRETATION.

      1.1. Definitions. The following terms shall have the meanings set forth in this ss.1 or elsewhere in the provisions of this Agreement referred to below:

      Accounts Receivable. All rights of the Borrower or any of its Subsidiaries to payment for goods sold, leased or otherwise marketed in the ordinary course of business and all rights of the Borrower or any of its Subsidiaries to payment for services rendered in the ordinary course of business and all sums of money or other proceeds due thereon pursuant to transactions with account debtors, except for that portion of the sum of money or other proceeds due thereon that relate to sales, use or property taxes in conjunction with such transactions, recorded on books of account in accordance with GAAP.

      Acquisition. Any transaction, or any series of related transactions, consummated prior to or after the Original Closing Date, in which the Borrower or any Subsidiary of the Borrower (in one transaction or as the most recent transaction in a series of transactions) (a) acquires any business or all or substantially all of the assets of any Person or any division or business unit thereof, whether through purchase of assets, merger or otherwise, (b) directly or indirectly acquires control of at least a majority (in number of votes) of the Securities of a corporation which have ordinary voting power for the election of directors or (c) directly or indirectly acquires control of a majority ownership in any partnership or joint venture.

      Acquisition Commitment Fee. See ss.5.1(c)(i).

      Acquisition Documents. Each of the Aeromil Acquisition Documents, the Western Methods Acquisition Documents, the Barnes Acquisition Documents, the Brittain Acquisition Documents, the J&J Acquisition Documents, the Sea-Lect Acquisition Documents, the Lamsco Acquisition Documents, the Modern Acquisition Documents and all other agreements, documents and instruments executed and/or delivered in connection with any Acquisition.

      Acquisition Loan Commitment. With respect to a Lender, the commitment of such Lender to make Acquisition Loans to the Borrower hereunder in the amount set forth on Schedule 1 hereto, as the same may be reduced from time to time; or, after the Acquisition Loan Commitment Period or if such commitment is terminated, zero.

      Acquisition Loan Commitment Percentage. With respect to each Lender with an Acquisition Loan Commitment, the percentage of such Lender's Acquisition Loan Commitment to the Total Acquisition Loan Commitment or, after the termination of the Acquisition Loan Commitments, the percentage of such Lender's outstanding Acquisition Loans to the aggregate outstanding Acquisition Loans.

      Acquisition Loan Commitment Period. The period from the Original Closing Date through to the earlier to occur of (a) November 17, 2000 and (b) the termination of the Total Acquisition Commitment.

      Acquisition Loan Lenders. Lenders with Acquisition Loan Commitments or UK Acquisition Loan Commitments or, after the termination of the Acquisition Loan Commitment Period, Lenders with outstanding Acquisition Loans and/or UK Acquisition Loans.

      Acquisition Loan Maturity Date. November 19, 2003.

      Acquisition Loan Percentage. With respect to each Lender holding an Acquisition Loan after the termination of the Acquisition Loan Commitments, the percentage of such Lender's Acquisition Loans to the aggregate principal amount of all Term Loans, Acquisition Loans and UK Acquisition Loans outstanding at such time.

      Acquisition Loans. Loans made or to be made by the Lenders with an Acquisition Loan Commitment to the Borrower pursuant to ss.2.1(d)(i).

      Acquisition Note. See ss.2.5.

      Acquisition Note Record. A Record with respect to an Acquisition Note.

      Additional Acquisition Loans. See ss.2.1(d).

      Aeromil. Aeromil Engineering Company, a Delaware corporation, formerly known as "AOM Acquisition Co."

      Aeromil Acquisition. The acquisition by the Borrower of all of the assets of Aeromil pursuant to the Aeromil Acquisition Documents.

      Aeromil Acquisition Agreement. The Asset Purchase Agreement, dated as of November 24, 1997, by and among Doy B. Henley and Delores J. Henley, individually and as trustees of the Henley Family Trust and AOM Acquisition.

      Aeromil Acquisition Documents. The Aeromil Acquisition Agreement, and all other agreements and documents relating to the Aeromil Acquisition.

      Affiliate. With respect to any Person (a) any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person, or (b) any other Person who is a Relative, director, officer, or general partner of such Person or of any Person described in clause (a). For purposes of this definition, control of a Person shall include the power, whether direct or indirect, (i) to vote five percent (5%) or more of the equity securities having ordinary voting power for the election of directors or other managers of such Person or (ii) to direct or to cause the direction of the management and policies of such Person, whether by contract or otherwise.

      Affiliate Contracts. See ss.12.6.

      Agency Account Institutions. Any financial institutions which receive deposits directly or indirectly (as a result of interim concentration of funds in depository accounts) from the Borrower or any Domestic Subsidiary of the Borrower.

      Agency Account Agreements. The Agency Account Agreements, in the form of Exhibit H hereto (or a form otherwise approved by the Agent in its sole discretion), entered into by the Borrower or a Domestic Subsidiary of the Borrower, the Agent and an Agency Account Institution.

      Agency Accounts. The depository accounts maintained by the Borrower and each Domestic Subsidiary of the Borrower with the Agency Account Institutions.

      Agent. BankBoston, N.A. acting as administrative and collateral agent for the Lenders, and any successor Agent appointed pursuant to ss.15.9.

      Agents. Collectively, the Agent, the Co-Agent, the Documentation Agent and the Syndication Agent.

      Agent's Head Office. The Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time.

      Agent's Special Counsel. Bingham Dana LLP or such other counsel as may be approved by the Agent.

      Agreement. This Amended and Restated Credit Agreement, including the Schedules and Exhibits hereto.

      Allocable Amount. See ss.7.11(b).

      Amendment Agreement. The Amendment Agreement, dated as of February 11, 1999, among the parties to the Existing Credit Agreement.

      Ancillary Documents. Collectively, (i) the Subordinated Debt Documents,
(ii) the Equity Documents, (iii) the Acquisition Documents, (iv) the Management Consulting Agreement, (v) Permitted Disqualified Capital Stock Documents, and
(vi) any other Instruments designated by the Borrower and the Agent as an "Ancillary Document" for purposes of this Agreement.

      AOM Acquisition. AOM Acquisition Co., a Delaware corporation, now known as Aeromil Engineering Company.

      Applicable Currency. As to any particular payment or the making of any Loan, the applicable currency, consisting of Dollars or Sterling, in which it is denominated.

      Applicable Law. As to any Person, any law (including common law), treaty, rule or regulation, or any determination of any Governmental Authority, in each case applicable to or binding upon such Person or any of its Property, or to which such Person or any of its Property is subject.

      Applicable Margin. With respect to any Loan or Commitment Fees, the applicable percentage set forth on Schedule 1.2 hereto opposite the Leverage Ratio set forth therein as of the relevant date of determination; provided, however, that for the period commencing on the Original Closing Date and ending on the date the Lenders receive the financial statements and certificates required under ss.9.3(b) and (d) for the fiscal quarter ended June 30, 1999, the Applicable Margin shall be as set forth opposite Level I on Schedule 1.2.

      Each change in the Applicable Margin resulting from a change in the Leverage Ratio shall be effective with respect to all Loans, Commitments and Letters of Credit outstanding on and after the date of delivery to the Agent of the Compliance Certificate required by ss.9.3(d) (which shall include attached thereto the financial statements and certificates required by ss.9.3(a) or (b)) indicating such change until the date immediately preceding the next delivery of such Compliance Certificate indicating another such change. Notwithstanding the foregoing, (i) at any time during which the Borrower has failed to timely deliver such Compliance Certificate required by ss.9.3(d) and the financial statements and certificates required by ss.9.3(a) or (b), or (ii) at any time after the occurrence and during the continuance of an Event of Default, the Leverage Ratio shall be deemed to be in Level I for purposes of determining the Applicable Margin.

      Applicable Reference Bank. With respect to any determination of the Eurocurrency Rate applicable to (a) any portions of any UK Acquisition Loans which are Eurocurrency Rate Loans, the UK Fronting Lender, and (b) any portions of any other Loans which are Eurocurrency Rate Loans, BankBoston and any other Lender identified by the Agent as a reference bank hereunder.

      Approval. With respect to any Transaction Party, each and every approval, consent, filing or registration by or with any Governmental Authority, or any creditor or shareholder of such Transaction Party or any of its Subsidiaries, necessary to authorize or permit the execution, delivery and performance by such Transaction Party of any of the Loan Documents to which it is a party, and to ensure the validity and enforceability of such Loan Documents.

      Arranger. BancBoston Robertson Stephens Inc., a Massachusetts corporation.

      Assignment and Acceptance. See ss.16.1.

      Balance Sheet Date. December 31, 1997.

      BankBoston. BankBoston, N.A., a national banking association, in its individual capacity.

      Barnes. Barnes Machine Incorporated, a Washington corporation.

      Barnes Acquisition. The acquisition by the Borrower of all of the Capital Stock of Barnes pursuant to the Barnes Acquisition Documents.

      Barnes Acquisition Agreement. The Stock Purchase Agreement, dated as of January 19, 1998, by and among Barnes, Robert E. Barnes and J. Joy Barnes and Compass LLC.

      Barnes Acquisition Documents. The Barnes Acquisition Agreement, and all other agreements and documents relating to the Barnes Acquisition.

      Base Rate. The higher of (a) the annual rate of interest announced from time to time by BankBoston at its head office in Boston, Massachusetts, as its "base rate" and (b) one-half of one percent (1/2%) above the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent.

      Base Rate A Loans. All or any portion of any Revolving Credit Loans, Acquisition Loans or Term Loans A bearing interest calculated by reference to the Base Rate.

      Base Rate B Loans. All or any portion of Term Loans B bearing interest calculated by reference to the Base Rate.

      Base Rate Loans. The Base Rate A Loans and Base Rate B Loans.

      Boeing. Boeing Company.

      Borrower. As defined in the preamble hereto.

      Borrowers. The Borrower and the UK Borrower.

      Borrowing Base. At the time of reference thereto, an amount determined by the Agent by reference to the most recent Borrowing Base Report, which is equal to the sum of:

            (a) 85.00% of Eligible Accounts Receivable of all US Transaction Parties for which invoices have been issued and are payable; plus

            (b) 50.00% of the net book value (determined on a first-in first-out basis at lower of cost or market) of Eligible Inventory of all US Transaction Parties; plus

            (c) 25.00% of the orderly liquidation value (as determined by the most recent appraisal performed by or for the Agent) of Eligible Machinery and Equipment of all US Transaction Parties; minus

            (d) Reserves.

No assets (i) of Modern Manufacturing or (ii) which are acquired in an Acquisition after the Restatement Effective Date (including after-acquired property of the type acquired in any such Acquisition) shall be included in the Borrowing Base unless and until a commercial finance examination acceptable to the Agent has been delivered to the Agent and the Agent has made such adjustments to Reserves as the Agent determines appropriate in its reasonable discretion.

      Borrowing Base Report. A Borrowing Base Report signed by the chief financial officer of the Borrower and in substantially the form of Exhibit C hereto.

      Brittain. Brittain Machine, Inc., a Kansas corporation.

      Brittain Acquisition. The acquisition by the Borrower of all of the Capital Stock of Brittain pursuant to the Brittain Acquisition Documents.

      Brittain Acquisition Agreement. The Stock Purchase Agreement, dated as of March 7, 1998, by and among Brittain, the stockholders named therein, and Compass LLC.

      Brittain Acquisition Documents. The Brittain Acquisition Agreement, and all other agreements and documents relating to the Brittain Acquisition.

      Business Day. Any day on which banking institutions in Boston, Massachusetts and New York, New York (or, in the case of any UK Acquisition Loan, London, England), are open for the transaction of banking business and, in the case of Eurocurrency Rate Loans, also a day which is a Eurocurrency Business Day.

      Capital Assets. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of less than twelve (12) months in accordance with GAAP.

      Capital Expenditures. Amounts paid or indebtedness incurred by any Person or any of its Subsidiaries in connection with the purchase or lease by any such Person or any of its Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with GAAP.

      Capital Stock. Any shares, interests, participations, rights or other equivalents (howsoever designated) of capital stock or share capital of a corporation (including common or preferred stock) or any equivalent ownership interests in a Person other than a corporation (including any equivalent ownership interests in any entity organized under the laws of any applicable foreign jurisdiction).

      Capitalized Leases. Leases under which a Person or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

      Cash Equivalents. Any of the following:

            (a) marketable obligations issued or unconditionally guaranteed by the government of the United States, in each case maturing within 270 days after the date of acquisition thereof;

            (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state maturing within 270 days after the date of acquisition thereof and, at the time of acquisition, is rated "A-2" or better from Standard & Poor's and "P-2" or better by Moody's;

            (c) commercial paper maturing no more than 270 days after the date of acquisition thereof, issued by a corporation organized under the laws of any state of the United States or of the District of Columbia and, at the time of acquisition, is rated "A-2" or better from Standard & Poor's and "P-2" or better by Moody's;

            (d) money market funds whose investments are made solely in securities described in clause (a) of this definition maturing within one
      (1) year after the date of acquisition thereof;

            (e) time or demand deposits or certificates of deposit maturing within ninety (90) days after the date of acquisition thereof, or overnight bank deposits of any commercial bank that is either (i) a member of the Federal Reserve System that has capital and surplus (as shown on its most recent statement of condition) in excess of $100,000,000 and is rated "A" or better by Moody's or Standard & Poor's or (ii) a Lender (including any domestic or foreign branch of any Lender);

            (f) BankBoston's 1784 money market fund and in other overnight investments customarily provided by BankBoston to its corporate customers; and

            (g) other short-term investments utilized by UK Subsidiaries in accordance with normal investment practices for cash management purposes not exceeding at any time the Dollar Equivalent of $1,000,000 in aggregate outstanding principal amount.

      CERCLA. See ss.8.16.

      Change of Control.

            (a) Prior to consummation of the Borrower's Initial Public Equity Offering Excluded Persons shall cease to own beneficially and of record at least fifty-one percent (51%) of the total voting power in the aggregate of all classes of Capital Stock of the Borrower then outstanding normally entitled to vote in elections of directors; or

            (b) on or following the consummation of the Borrower's Initial Public Equity Offering (i) any merger or consolidation of the Borrower with or into any person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Borrower and its Subsidiaries, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than any of the Excluded Persons) (A) is or becomes the "beneficial owner," directly or indirectly, of more than thirty-five percent (35%) of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee(s) or surviving entity or entities, and (B) any such person or group becomes, directly or indirectly, the beneficial owner of a greater percentage of such total voting power than beneficially owned by the Excluded Persons, (ii) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than any of the Excluded Persons) (A) is or becomes the "beneficial owner," directly or indirectly, of more than thirty-five percent (35%) of the total voting power in the aggregate of all classes of Capital Stock of the Borrower then outstanding normally entitled to vote in elections of directors, and (B) any such person or group becomes, directly or indirectly, the beneficial owner of a greater percentage of such total voting power, than beneficially owned by the Excluded Persons, or (iii) during any period of twelve (12) consecutive months after the Original Closing Date, individuals who at the beginning of any such twelve (12) month period constituted the Board of Directors of the Borrower (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Borrower, as applicable, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for elections was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Borrower, as applicable, then in office.

      Closing Date. The first date on which the conditions set forth in ss.12 and ss.13 have been satisfied and any Revolving Credit Loans, any Term Loans, any Acquisition Loans or any UK Acquisition Loans are to be made or any Letter of Credit is to be issued hereunder.

      Co-Agent. NationsBank, N.A. acting as co-agent for the Lenders

      Code. The Internal Revenue Code of 1986.

      Collateral. All of the property, rights and interests of the Borrower and its Subsidiaries that are or are intended to be subject to the security interests, liens and mortgages created by the Security Documents.

      Collective Bargaining Agreements. See ss.12.6.

      Commitment. With respect to each Lender, such Lender's Term Loan A Commitment, Term Loan B Commitment, Acquisition Loan Commitment, UK Acquisition Loan Commitment, and Revolving Credit Commitment, if any.

      Commitment Fees. The Acquisition Commitment Fee, the UK Acquisition Commitment Fee and the Revolving Credit Commitment Fee.

      Commitment Letter. The Commitment Letter agreement, dated as of November 18, 1998, between the Borrower, the Agent and the Arranger.

      Commitment Percentage. With respect to each Lender, such Lender's Term Loan A Commitment Percentage, Term Loan B Commitment Percentage, Acquisition Loan Commitment Percentage, UK Acquisition Loan Commitment Percentage, and Revolving Credit Commitment Percentage, if any.

      Commitment Reallocation Date. See ss.4.1(e).

      Commitment Reallocation Request. See ss.4.1(e).

      Compliance Certificate. See ss.9.3(d).

      Concentration Account. The Borrower's depository concentration account with BankBoston.

      Confidential Information. See ss.16.6.

      Confidential Information Memorandum. The Confidential Information Memorandum, dated as of January, 1999, disclosing the terms and conditions of this Agreement.

      Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of a Person and its Subsidiaries, consolidated in accordance with GAAP.

      Consolidated Current Assets. With respect to any Person at any date of determination, the total assets that would properly be classified as current assets (other than cash and cash equivalents) of such Person and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP.

      Consolidated Current Liabilities. With respect to any Person at any date of determination, the total liabilities (other than, without duplication, (a) the current portion of long-term Indebtedness and (b) outstanding Revolving

Credit Loans) that would properly be classified as current liabilities of any Person and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP.

      Consolidated Debt Service. With respect to any Person for any period, the sum, without duplication, of (a) Consolidated Total Interest Expense for such period, and (b) the scheduled amount of all principal payments on all Indebtedness (including, without limitation, the principal component of all Capitalized Lease Obligations) of such Person and its Subsidiaries for such period.

      Consolidated EBITDA. With respect to any Person for any period (subject to any adjustments required by ss.11.6 and determined on a consolidated basis in accordance with GAAP), Consolidated Net Income of such Person and its Subsidiaries for such period plus (a) to the extent deducted in determining Consolidated Net Income, the sum of interest, taxes, depreciation and amortization of such Person and its Subsidiaries for such period on a consolidated basis, all determined in accordance with GAAP, plus (b) all non-cash charges of such Person for such period arising from the vesting of stock options granted by such Person or as a result of the effect of an initial public offering of Capital Stock of such Person on stock options granted by such Person.

      Consolidated Excess Cash Flow. With respect to the Borrower and its Subsidiaries for any period:

      Consolidated EBITDA for such period; plus

      (b) the sum of (i) reductions to non-cash working capital for such period (i.e., the decrease, if any, in Consolidated Current Assets minus Consolidated Current Liabilities from the beginning to the end of such period); provided that such working capital as of the first day of such period shall be determined on a pro forma basis adjusted to give effect (as if such event had occurred on the first day of such period) to each Permitted Acquisition made during such period, plus (ii) (to the extent not included in Consolidated EBITDA and to the extent the same have not resulted in a permanent prepayment of the Loans) all other cash income for such period (including cash income on Cash Equivalents), plus
(iii) the proceeds of any Indebtedness permitted by paragraphs (c) or (g) of ss.10.1 to the extent used to finance permitted cash Capital Expenditures made during such period; minus

      (c) the sum of (i) all permanent payments or prepayments (including voluntary prepayments) of Consolidated Total Funded Debt during such period (other than prepayments made out of Net Cash Proceeds or out of the prior year's Consolidated Excess Cash Flow), plus (ii) additions to non-cash working capital for such period (i.e., the increase, if any, in Consolidated Current Assets minus Consolidated Current Liabilities from the beginning to the end of such period); provided that such working capital as of the first day of such period shall be determined on a pro forma basis adjusted to give effect (as if such event had occurred on the first day of such period) to each Permitted Acquisition made during such period, plus (iii) all permitted Capital Expenditures made during such period (other than any such Capital Expenditures made to acquire Capital Assets in any Permitted Acquisition), plus (iv) all interest payments on Consolidated Total Funded Debt made in cash during such period, plus (v) all dividend payments on Permitted Disqualified Capital Stock made in cash during such period, to the extent made in compliance with ss.10.4(a), plus (vi) all income taxes paid in cash during such period.

      Consolidated Net Income (or Deficit). With respect to any Person for any period, an amount equal to the consolidated net income (or deficit) of such Person and its Subsidiaries for such period, after deduction of all expenses, taxes and other proper charges, determined in accordance with GAAP and after eliminating therefrom all extraordinary nonrecurring items of income including, without limitation (a) income from unusual transactions, (b) income from the sale of Capital Assets, (c) income from the write-up in the book value of any Property of such Person or its Subsidiaries and (d) income from any Cash Equivalents or any other Investments (except Receivables).

      Consolidated Operating Cash Flow. With respect to any Person for any period, an amount equal to

            (a) Consolidated EBITDA for such period, less

            (b) the sum of (i) cash payments made during such period in respect of tax liabilities of such Person and its Subsidiaries, plus (ii) to the extent not already deducted in the determination of Consolidated EBITDA, the aggregate amount of cash Capital Expenditures of such Person and its Subsidiaries during such period (other than Capital Expenditures made (A) with the proceeds of Indebtedness permitted by paragraphs (c) or (g) of ss.10.1 or (B) made to acquire Capital Assets in a Permitted Acquisition).

      Consolidated Total Funded Debt. With respect to any Person at any time,
(a) all Indebtedness referred to in clause (a) of the definition of Indebtedness, plus (b) the principal amount of all obligations under Capitalized Leases, determined in each case on a consolidated basis in accordance with GAAP.

      Consolidated Total Interest Expense. With respect to any Person for any period (subject to any adjustments required by ss.11.6 and determined on a consolidated basis in accordance with GAAP), the aggregate amount of (a) interest expense of such Person and its Subsidiaries for such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of Capitalized Leases or synthetic leases and including Commitment Fees, fronting fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money, and (b) in the case of the Borrower, dividend payments made in cash during such period in respect of any Capital Stock.

      Contractual Obligation. With respect to any Person, any provision of any Security issued by such Person or of any Instrument or undertaking to which such Person is a party or by which it or any of its Property is bound.

      Conversion Request. A notice given by the Borrower to the Agent of the Borrower's election to convert or continue a Loan in accordance with ss.2.6(a).

      Counterparty. Any Lender, or any other bank or financial institution which has entered into a Rate Protection Agreement with the Borrower.

      CWE. CWE Acquisition Co., a Delaware corporation.

      Debt Agreements. See ss.12.6.

      Default. See ss.14.1.

      Defaulting Lender. See ss.15.5(c).

      Disqualified Capital Stock. With respect to any Person, any Capital Stock of such Person which is not Permitted Capital Stock.

      Distribution. The declaration or payment of any dividend on or in respect of any shares of any class of Capital Stock of a Person, other than dividends payable solely in shares of Permitted Capital Stock of such Person; the purchase, redemption, or other retirement of any shares of any class of Capital Stock or other Equity Interests of a Person, directly or indirectly through a Subsidiary of such Person or otherwise; the return of capital by a Person to its shareholders or equity holders as such; or any other distribution on or in respect of any shares of any class of Capital Stock or other Equity Interests of such Person.

      Documentation Agent. General Electric Capital Corporation acting as documentation agent for the Lenders.

      Dollar Equivalent. On any date of determination, with respect to an amount denominated in Dollars, such amount of Dollars, and with respect to an amount denominated in Sterling, the amount (as conclusively ascertained by the UK Fronting Lender absent manifest error) of Dollars which could be purchased by the UK Fronting Lender (in accordance with its normal banking practices) with that amount of Sterling in the London foreign exchange market at the spot rate of exchange prevailing at or about 11:00 a.m. (London time) on such date of determination.

      Dollars or $. Dollars in lawful currency of the United States.

      Domestic Lending Office. Initially, the office of each Lender designated as such in Schedule 1 hereto; thereafter, such other office of such Lender, if any, located within the United States that will be making or maintaining Base Rate Loans.

      Domestic Company. A company organized under the laws of the United States or any state thereof.

      Domestic Subsidiary. A Subsidiary organized under the laws of the United States or any state thereof.

      Drawdown Date. The date on which any Revolving Credit Loan, Term Loan, Acquisition Loan or UK Acquisition Loan is made or is to be made, and the date on which all or any portion of any Loan is converted or continued in accordance with ss.2.3 and ss.2.6.

      Eligible Accounts Receivable. With respect to any US Transaction Party, the aggregate of the unpaid portions of Accounts Receivable (net of any credits, rebates, offsets, holdbacks or other adjustments or commissions payable to third parties that are adjustments to such Accounts Receivable) (a) that such US Transaction Party reasonably and in good faith determines to be collectible; (b) that are with account debtors that (i) are not Affiliates of the Borrower or any of its Subsidiaries, (ii) purchased the goods or services giving rise to the relevant Account Receivable in an arm's length transaction, (iii) are not insolvent or the subject of any case or proceeding, whether voluntary or involuntary, under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, dissolution, liquidation or similar law of any jurisdiction and (iv) are, in the Agent's reasonable judgment, creditworthy; (c) that are in payment of obligations that have been fully performed and are not subject to dispute or any other similar claims that would reduce the cash amount payable therefor; (d) that are not subject to any pledge, restriction, security interest or other lien or encumbrance other than those created by the Loan Documents; (e) in which the Agent has a valid and perfected first priority security interest;
(f) that are not outstanding for more than ninety (90) days past the earlier to occur of (i) the date of the respective invoices therefor and (ii) the date of shipment therefor in the case of goods or the end of the calendar month following the provision thereof in the case of services; (g) that are not due from an account debtor located in Indiana, Minnesota or New Jersey unless such US Transaction Party (i) has received a certificate of authority to do business and is in good standing in such state or (ii) has filed a notice of business activities report with the appropriate office or agency of such state for the current year; (h) that are payable in Dollars; (i) that are not payable from an office outside of the United States; and (j) that are not secured by a letter of credit unless the Agent has a prior, perfected security interest in such letter of credit. Eligible Accounts Receivable shall not include any Accounts Receivable of (x) any account debtor if more that twenty-five percent (25%) of the aggregate amount of all Accounts Receivable owing from such account debtor are not Eligible Accounts Receivable as a result of the failure of such Accounts Receivable to satisfy the criteria set forth in clauses (a), (b)(iii), (b)(iv),
(c) or (f) of this definition, or (y) any account debtor and any Affiliate of any account debtor if more than twenty-five percent (25%) of the aggregate amount of all Accounts Receivable owing from such account debtor and its Affiliates are not Eligible Accounts Receivable as a result of the failure of such Accounts Receivable to satisfy the criteria set forth in clauses (a),
(b)(iii), (b)(iv), (c) or (f) of this definition.

      Eligible Assignee. Any of (a) a commercial bank or finance company organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with GAAP; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (d) the central bank of any country which is a member of the OECD; and (e) any other bank, insurance company, commercial finance company or other financial institution or other Person approved by the Agent, such approval not to be unreasonably withheld. Notwithstanding the foregoing, no assignee of the rights and obligations of the UK Fronting Lender shall be deemed to be an Eligible Assignee unless such assignee is also a UK Qualifying Lender.

      Eligible Inventory. With respect to any US Transaction Party, finished goods, work in progress and raw materials and component parts inventory owned by such US Transaction Party; provided that Eligible Inventory shall not include any inventory (a) held on consignment, or not otherwise owned by such US Transaction Party, or of a type no longer sold by such US Transaction Party; (b) which has been returned by a customer and is damaged or subject to any legal encumbrance other than Permitted Liens; (c) which is not in the possession of such US Transaction Party unless the Agent has received (i) a waiver in form and substance satisfactory to the Agent from the possessor of such inventory, (ii) financing statements in form and substance satisfactory to the Agent executed and delivered by such US Transaction Party as secured party/bailor and the possessor of such inventory as debtor/bailee, for filing in the appropriate jurisdictions provided, however, that the Agent may, in its sole discretion, waive the foregoing requirements with respect to waivers and financing statements, and (iii) an assignment in form and substance satisfactory to the Agent by the secured party/bailor to the Agent of the aforementioned financing statements; (d) in which the Agent does not have a valid and perfected first priority security interest; (e) which has been shipped to a customer of the such US Transaction Party regardless of whether such shipment is on a consignment basis; (f) which is not located at a Permitted Inventory Location of such US Transaction Party within the United States; (g) which is held by such US Transaction Party on property leased by such US Transaction Party, unless the Agent has received a waiver from the lessor and any sublessor of such leased property, in form and substance satisfactory to the Agent; or (h) which the Agent reasonably deems to be obsolete or not marketable in the ordinary course of business.

      Eligible Machinery and Equipment. With respect to any US Transaction Party, those items of machinery and equipment owned by such US Transaction Party at the relevant time of reference thereto with respect to which such US Transaction Party has full and unencumbered title (except for liens granted to the Agent pursuant to the Security Documents) and with respect to which the Agent has a valid and perfected first priority security interest, securing all of the Obligations.

      Employee Benefit Plan. Any employee benefit plan within the meaning of ss.3(3) of ERISA maintained or contributed to by the Borrower, or any ERISA Affiliate, other than a Multiemployer Plan.

      Employee Stock Proceeds. See ss.4.9(a)(iv)(A).

      Employee Stock Proceeds Payment Period. See ss.4.9(a)(iv)(A)

      Employment Agreements. See ss.12.6.

      Enforcement Notice. A written notice delivered by the Agent to any Transaction Party stating that one or more Defaults or Events of Default are continuing, setting forth and describing the nature thereof, and setting forth the restrictions to be imposed by the Agent in respect of the covenants set forth in ss.10.3(g), ss.10.4(a) or ss.10.4(c).

      Enforcement Period. With respect to any Enforcement Notice, the period commencing on the date on which the Agent delivers such Enforcement Notice to any of the Transaction Parties, and ending on the first date thereafter on which the Defaults and Events of Default specified in the Enforcement Notice are no longer continuing.

      Environmental Laws. See ss.8.16(a).

      Equity Documents. Collectively, (a) the Stockholders Agreement, dated as of April 15, 1998, among the Borrower, each of the purchasers named therein and each of the other stockholders named therein, and (b) each subscription agreement and each other instrument or document governing the investment arrangements by such purchasers and other stockholders in the Borrower.

      Equity Interests. Capital Stock and warrants, options and other rights to acquire Capital Stock.

      ERISA. The Employee Retirement Income Security Act of 1974.

      ERISA Affiliate. Any Person which is treated as a single employer with the Borrower under ss.414 of the Code.

      ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of ss.4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

      Eurocurrency Reserve Rate. For any day with respect to a Eurocurrency Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

      Eurocurrency Business Day. Any day on which commercial banks are open for business (including dealings in Dollar and Sterling deposits) in London or such other eurocurrency interbank market as may be selected by the Agent in its sole discretion acting in good faith.

      Eurocurrency Lending Office. Initially, the office of each Lender designated as such in Schedule 1 hereto; thereafter, such other office of such Lender, if any, that shall be making or maintaining Eurocurrency Rate Loans.

      Eurocurrency Rate.

            (a) With respect to all Loans (other than the UK Acquisition Loans) and for any Interest Period with respect to such Eurocurrency Rate Loan, the rate of interest equal to (i) the rate per annum

      (rounded upwards to the nearest 1/16 of one percent) at which the Applicable Reference Bank's Eurocurrency Lending Office is offered Dollar deposits two Eurocurrency Business Days prior to the beginning of such Interest Period in the interbank eurocurrency market where the eurocurrency and foreign currency and exchange operations of such Eurocurrency Lending Office are customarily conducted, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurocurrency Rate Loan of the Applicable Reference Bank to which such Interest Period applies, divided by (ii) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

            (b) With respect to all UK Acquisition Loans, at the time any determination is to be made with respect to an Applicable Currency for any Interest Period, the rate at which the UK Fronting Lender, in accordance with its normal practice, is able to obtain like deposits in such Applicable Currency in the London interbank offered market for such currency for a period comparable in length to such Interest Period plus the cost (if any) to the UK Fronting Lender of maintaining the reserve deposit and/or liquidity requirements of any applicable regulatory authority.

            (c) The parties acknowledge that the Applicable Reference Bank will not accept offers of Dollar deposits at rates that are substantially higher than the published eurocurrency rates in the most current edition of the Wall Street Journal.

      Eurocurrency Rate A Loans. All or any portion of Revolving Credit Loans, Acquisition Loans, UK Acquisition Loans and Term Loans A bearing interest calculated by reference to the Eurocurrency Rate.

      Eurocurrency Rate B Loans. All or any portion of the Term Loans B bearing interest calculated by reference to the Eurocurrency Rate.

      Eurocurrency Rate Loans. The Eurocurrency Rate A Loans and the Eurocurrency Rate B Loans.

      Event of Default. See ss.14.1.

      Exchange Act. The Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Securities and Exchange Commission thereunder.

      Exchange Note Documents. The Exchange Notes, the Senior Subordinated Indenture and each of the documents, instruments and other agreements, evidencing or governing obligations of the Transaction Parties in respect of the Exchange Notes, as in effect on the Original Closing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof and hereof.

      Exchange Notes. The Senior Subordinated Notes due 2005 issued by the Borrower in accordance with the terms contained in the Senior Subordinated Indenture.

      Excluded Persons. Officers and directors of the Borrower and those Persons who beneficially own membership interests in the Parent, in each case, as of the Original Closing Date.

      Excess UK Working Capital Outstandings. As of any date, with respect to the Permitted UK Working Capital Facility, the amount by which (a) the sum of the Dollar Equivalent of (i) all outstanding loans to the UK Borrower and/or any UK Subsidiary, plus (ii) all outstanding liabilities of the UK Borrower and/or any UK Subsidiary (whether contingent or otherwise) in respect of all letters of credit, bank guarantees, indemnities or other similar instruments (including the maximum amount available to be drawn by beneficiaries under all such letters of credit, bank guarantees, indemnities or other similar instruments), plus (iii) any indemnity or counter indemnity from the UK Borrower and/or any UK Subsidiary in favor of an issuer of any letters of credit, bank guarantees, indemnities or other similar instruments issued to or for the account or for the benefit of the UK Borrower or a UK Subsidiary, plus (iv) any other extensions of credit to the UK Borrower and/or any UK Subsidiary (in each case to the extent made pursuant to the Permitted UK Working Capital Facility) exceeds (b) the Dollar Equivalent of $5,000,000.

      Existing Acquisition Loans. The outstanding "Acquisition Loans" (as defined in the Existing Credit Agreement) made by the Existing Lenders under the Existing Credit Agreement.

      Existing Indebtedness. See ss.8.26.

      Existing Credit Agreement. As defined in the Recitals.

      Existing Lender. As defined in the Recitals.

      Existing Letters of Credit. See ss.3.6.

      Existing Term Loans A. The outstanding "Term Loans A" (as defined in the Existing Credit Agreement) made by the Existing Lender under the Existing Credit Agreement.

      Existing Term Loans B. The outstanding "Term Loans B" (as defined in the Existing Credit Agreement) made by the Existing Lender under the Existing Credit Agreement.

      Fees. The Commitment Fees, the Letter of Credit Fee, the Fronting Fee, the UK Fronting Fee, and all other fees payable under ss.5.1.

      Fee Letter. The Fee Letter agreement, dated as of November 20, 1998, between the Borrower, the Agent and the Arranger.

      First Amendment to Security Documents Agreement. The First Amendment to Security Documents Agreement, dated as of the Restatement Effective Date, among the Borrower, the Guarantors and the Agent.

      Fronting Fee. See ss.5.1(d).

      GAAP. (a) When used in ss.11, whether directly or indirectly through reference to a capitalized term used therein, (i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors (or its equivalent in England and Wales, with respect to a UK Subsidiary), in effect for the fiscal year ended on the Balance Sheet Date, and (ii) to the extent consistent with such principles, the accounting practices of the Transaction Parties reflected in the consolidated financial statements for the year ended on the Balance Sheet Date, and (b) when used in general, other than as provided above, principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors (or its equivalent in England and Wales, with respect to a UK Subsidiary), as in effect from time to time, and (ii) consistently applied with past financial statements of the Borrower adopting the same principles, provided that in each case referred to in this definition of "GAAP" a certified public accountant (or a chartered accountant in the case of a UK Subsidiary) would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in GAAP) as to financial statements in which such principles have been properly applied.

      Governing Documents. With respect to any Person, its certificate or articles of incorporation, its by-laws or other organizational documents and all shareholder agreements, voting trusts and similar arrangements applicable to any of its Equity Interests.

      Governmental Authority. Any foreign, federal, state, provincial, regional, local, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator.

      Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of ss.3(2) of ERISA maintained or contributed to by any Transaction Party or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

      Guarantor Payment. See ss.7.11(a).

      Guarantors. Collectively, (a) Aeromil, Western Methods, Barnes, Brittain, Wichita, J&J and Sea-Lect, Lamsco, Modern Manufacturing, CWE, (b) each other Subsidiary of the Borrower which becomes a party to this Agreement as a Guarantor hereunder, and (c) the Borrower, with respect to any Obligation for which it is not the direct obligor.

      Guarantee. The Guarantee made by the Guarantors in favor of the Lenders, the Issuing Bank and the Agent, pursuant to ss.7 hereof, pursuant to which each Guarantor guarantees to the Lenders, the Issuing Bank and the Agent the payment and performance of the Obligations.

      Hazardous Substances. See ss.8.16(b).

      Indebtedness. With respect to any Person, without duplication,

            (a) all liabilities and obligations, contingent or otherwise, of such Person, to the extent such liabilities and obligations would appear as a liability upon the consolidated balance sheet of such Person in accordance with GAAP, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except (other than accounts payable or other obligations to trade creditors which have remained unpaid for greater that sixty (60) days past their original due date) those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors;

            (b) all liabilities and obligations, contingent or otherwise, of such Person (x) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (y) relating to any obligations under Capitalized Leases, or (z) evidenced by a letter of credit or reimbursement obligation of such Person with respect to any letter of credit;

            (c) all net obligations of such Person under Rate Protection Agreements;

            (d) all liabilities and obligations of others of the kinds described in the preceding clause (a), (b) or (c) that such Person has guaranteed or that are otherwise its legal liability or which are secured by any assets or property of such Person and all obligations to purchase, redeem or acquire any Equity Interests;

            (e) any and all deferrals, renewals, extensions, refinancings and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c) or (d), or this clause (e), whether or not between or among the same parties; and

            (f) all Disqualified Capital Stock of such Person (measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends). For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value to be determined in good faith by the board of directors of the issuer (or managing general partner of the issuer) of such Disqualified Capital Stock.

      Independent Public Accountants. Ernst & Young, or any other firm of certified public accountants selected by the Borrower and reasonably acceptable to the Agent.

      Initial Public Equity Offering. An initial underwritten offering of common stock of the Borrower or Parent for cash pursuant to an effective registration statement under the Securities Act as a consequence of which the common stock of the Borrower or Parent is listed on a national securities exchange or quoted on the national market system of the Nasdaq stock market.

      Insolvency Event of Default. See ss.14.1.

      Instrument. Any contract, agreement, indenture, mortgage, guarantee, debenture, pledge agreement or other document, instrument or writing (whether by formal agreement, letter or otherwise) under which any obligation is evidenced, assumed or undertaken, or any right to any Lien is granted or perfected.

      Intercompany Debt Payment. See ss.10.4(c)

      Interest Payment Date. As to (a) any Base Rate Loan, the last day of the calendar quarter which includes the Drawdown Date thereof and (b) as to any Eurocurrency Rate Loan in respect of which the Interest Period is (i) three (3) months or less, the last day of such Interest Period and (ii) more than three
(3) months, the date that is three (3) months from the first day of such Interest Period and, in addition, the last day of such Interest Period

      Interest Period. With respect to each Loan, (i) initially, the period commencing on the Drawdown Date of such Loan and ending (A) for any Base Rate Loan, on the last day of the calendar quarter during which the Drawdown Date occurs, or (B) for any Eurocurrency Rate Loan, the last day of a 1, 2, 3, or 6 month period, as selected by the Borrower or the UK Borrower in the applicable Loan Request; and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

            (a) if any Interest Period with respect to a Eurocurrency Rate Loan would otherwise end on a day that is not a Eurocurrency Business Day, that Interest Period shall be extended to the next succeeding Eurocurrency Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurocurrency Business Day;

            (b) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

            (c) if the Borrower shall fail to give notice as provided in ss.2.6(a), the Borrower shall be deemed to have requested a conversion of the affected Eurocurrency Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

            (d) any Interest Period relating to any Eurocurrency Rate Loan that begins on the last Eurocurrency Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurocurrency Business Day of a calendar month;

            (e) no Interest Period relating to Term Loans, Acquisition Loans or UK Acquisition Loans or any portion thereof bearing interest based on the Eurocurrency Rate shall extend beyond the date on which a regularly scheduled installment payment of the principal of Term Loans, the Acquisition Loans or the UK Acquisition Loans is to be made unless a portion of the Term Loans, the Acquisition Loans or the UK Acquisition Loans, as the case may be, at least equal to such installment payment has an Interest Period ending on such date or is a Base Rate Loan; and

            (f) any Interest Period relating to any Eurocurrency Rate Loan that would otherwise extend beyond the Revolving Credit Loan Maturity Date (if comprising a Revolving Credit Loan), the Term Loan A Maturity Date (if comprising Term Loans A or a portion thereof), the Term Loan B Maturity Date (if comprising Term Loans B or a portion thereof) or the Acquisition Loan Maturity Date (if comprising an Acquisition Loan or a UK Acquisition Loan, or any portion thereof) shall end on the Revolving Credit Loan Maturity Date, the Term Loan A Maturity Date, the Term Loan B Maturity Date or the Acquisition Loan Maturity Date (as the case may be).

      International Standby Practices. With respect to any standby Letter of Credit, International Standby Practices (ISP98) as promulgated by the Institute of International Banking Law & Practice, Inc., or any successor code of standby letter of credit practices among banks adopted by the Agent in the ordinary course of its business as a standby letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

      Investments. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guarantees (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guarantee shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid;
(c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

      Issuing Bank. With respect to any Letter of Credit, BankBoston and any successor Issuing Bank.

      J&J. J&J Leasing, Inc., a Washington corporation.

      J&J Acquisition. The acquisition by SLP Acquisition of all of the Capital Stock of J&J pursuant to the J&J Acquisition Documents.

      J&J Acquisition Agreement. The Stock Purchase Agreement, dated as of May 11, 1998, by and among J&J, SLP Acquisition and the stockholders named therein.

      J&J Acquisition Documents. The J&J Acquisition Agreement, and all other agreements and documents relating to the J&J Acquisition.

      Lamsco. Lamsco West, Inc., a California corporation.

      Lamsco Acquisition. The acquisition by the Borrower of all of the Capital Stock of Lamsco pursuant to the Lamsco Acquisition Documents.

      Lamsco Acquisition Agreement. The Stock Purchase Agreement, dated as of October 12, 1998, by and among Lamsco, Alinabal Holdings Corporation, a Delaware corporation, Stephen G. Cerri, Kevin M. Conlisk and Samuel S. Bergami, and the Borrower.

      Lamsco Acquisition Documents. The Lamsco Acquisition Agreement, and all other agreements and documents relating to the Lamsco Acquisition.

      Lenders. (a) The financial institutions listed on Schedule 1 hereto (other than any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any financial institution that has become a party hereto (in accordance with the requirements hereof) pursuant to an Assignment and Acceptance.

      Letter of Credit. See ss.3.1(a).

      Letter of Credit Application. See ss.3.1(a).

      Letter of Credit Cash Collateral Account. A cash collateral account established and maintained by the Agent pursuant to a cash collateral agreement in form and substance satisfactory to the Agent, into which shall be deposited cash and Cash Equivalents to be held as security for Letter of Credit Exposure as required under this Agreement.

      Letter of Credit Exposure. At any time, the sum of (a) the Maximum Drawing Amount with respect to all Letters of Credit issued, and (b) all Unpaid Reimbursement Obligations.

      Letter of Credit Fee. See ss.5.1(d).

      Letter of Credit Participation. See ss.3.1(d).

      Leverage Ratio. As of the end of any Reference Period, the ratio of (a) Consolidated Total Funded Debt of the Borrower and its Subsidiaries as at such date, to (b) Consolidated EBITDA of the Borrower and its Subsidiaries for such Reference Period.

      Lien. Any mortgage, security interest, pledge, hypothecation, assignment, attachment, deposit arrangement, encumbrance, lien (statutory, judgment or otherwise), charge (whether fixed or floating), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any similar such interest arising under the laws of any applicable domestic or foreign jurisdiction and including any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any domestic or foreign jurisdiction).

      Liquidity. At any time, the sum of (a) all cash and Cash Equivalents of the Borrower plus (b) the lesser of (i) the Borrowing Base (ii) the Total Revolving Credit Commitment, minus the aggregate of (A) the Letter of Credit Exposure, (B) outstanding Revolving Credit Loans (after giving effect to all amounts requested) and (C) any Excess UK Working Capital Outstandings and (iii) the maximum amount of Indebtedness constituting Revolving Credit Loans permitted to be incurred under the Subordinated Debt Documents at such date of determination.

      Loan Documents. This Agreement, the Notes, the Security Documents, the Commitment Letter, the Fee Letter, the Amendment Agreement and any Rate Protection Agreement between the Borrower and any Lender.

      Loan Request. A US Loan Request and/or a UK Loan Request.

      Loans. The Revolving Credit Loans, the Term Loans, the Acquisition Loans and the UK Acquisition Loans.

      Macluan Capital. Macluan Capital Corporation, a corporation incorporated under the laws of the province of British Columbia, Canada.

      Management Agreements. See ss.12.6.

      Management Consulting Agreement. The Management Consulting Agreement, dated as of November 26, 1997, among the Borrower, Dunhill Bank Caribbean Ltd. and Hayes Capital Corporation.

      Mandatory Liquid Asset Costs. With respect to the UK Fronting Lender and each Acquisition Loan Lender in respect of any UK Acquisition Loan, any additional cost to the UK Fronting Lender or to such Acquisition Loan Lender of complying with the relevant reserve asset ratio required by the Bank of England from time to time, expressed as a percentage per annum, and calculated as set forth in Schedule 1.1 hereto.

      Material Contracts. See ss.12.6.

      Materially Adverse Effect. With respect to any event or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding):

            (a) a materially adverse effect on the business, Properties, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole;

            (b) a materially adverse effect on the ability of any Transaction Party to perform any of its payment or other obligations under any Loan Document to which it is a party; or

            (c) any impairment of the validity or enforceability of any Loan Document or any impairment of the rights, remedies or benefits available to the Agent or any Lender under any Loan Document.

      Maximum Drawing Amount. The maximum aggregate amount that the beneficiaries may at any time draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

      Modern Acquisition. The acquisition by the Borrower of all of the Capital Stock of Y.F. Americas, Inc. (now known as Modern Manufacturing, Inc.) pursuant to the Modern Acquisition Documents.

      Modern Acquisition Agreement. The Stock Purchase Agreement, dated as of December 1, 1998, by and among the Borrower, Y.F. Americas, Inc. (now known as Modern Manufacturing, Inc.) and Y.F. International, Ltd. as the stockholder of Y.F. Americas, Inc.

      Modern Acquisition Documents. The Modern Acquisition Agreement, and all other agreements and documents relating to the Modern Acquisition.

      Modern Holdings. Modern Holdings, Inc., a Washington corporation, which merged with and into Y.F. Americas, Inc. (now known as Modern Manufacturing, Inc.) pursuant to the Modern Merger.

      Modern Manufacturing. Modern Manufacturing, Inc., a Delaware corporation, formerly known as Y.F. Americas, Inc.

      Modern Merger. The merger of (a) Y.F. Americas, Inc. and Modern Holdings, Inc. (a Washington corporation and Subsidiary of Y. F. Americas, Inc.) pursuant to the Agreement and Plan of Merger Agreement, dated as of January 8, 1999, pursuant to which Y.F. Americas, Inc. (now known as Modern Manufacturing, Inc.) was the surviving corporation and (b) Y.F. Americas, Inc. and Modern Manufacturing, Inc. (a Washington corporation and Subsidiary of Y. F. Americas, Inc.) pursuant to the Agreement and Plan of Merger Agreement, dated as of January 18, 1999, pursuant to which Y.F. Americas, Inc. (now known as Modern Manufacturing, Inc.) was the surviving corporation.

      Moody's. Moody's Investors Service, Inc.

      Mortgage Indebtedness. Indebtedness (other than the Obligations) secured solely by a mortgage over Real Property.

      Mortgaged Property. Any Real Estate which is subject to any Mortgage.

      Mortgages. Collectively, the several mortgages and deeds of trust from the time to time executed and delivered by any Transaction Party to the Agent with respect to fee and leasehold interests of such Transaction Party in the Real Estate and in each case in form and substance satisfactory to the Agent.

      Most Recent Reference Period. The most recent Reference Period for which financial statements of the Borrower and its Subsidiaries have been delivered to the Lenders in compliance with ss.9.3 hereof.

      Multiemployer Plan. Any multiemployer plan within the meaning of ss.3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

      Net Cash Proceeds. With respect to any (a) sale or other disposition of any assets (including Capital Stock of any Subsidiary of the Borrower) of the Borrower or any of its Subsidiaries, (b) issuance or sale by the Borrower or any Subsidiary of the Borrower of any Capital Stock, or (c) any issuance, incurrence or disposition of Indebtedness by the Borrower or any of its Subsidiaries, the gross consideration received by or payable to the Borrower or any of its Subsidiaries (in cash) from such sale or issuance, net of reasonable and customary commissions, underwriting costs, direct sales costs, normal closing adjustments, income taxes attributable to such sale and professional fees and expenses incurred directly in connection therewith, to the extent the foregoing are actually paid in connection with such sale or issuance.

      Non-Defaulting Lender. Each Lender that is not a Defaulting Lender.

      Note Record. A record with respect to a Note.

      Notes. The Revolving Credit Notes, the Term Notes and the Acquisition
Notes.

      Obligations. All indebtedness, obligations and liabilities of the Borrower or any of its Subsidiaries to the Agent or any of the Lenders, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement, any of the other Loan Documents or any cash management agreement or arrangement between any Transaction Party and the Agent or in respect of any deposit or other account of any Transaction Party maintained with the Agent pursuant to this Agreement.

      Offering Memorandum. The Offering Memorandum, dated as of April 15, 1998, disclosing the terms and conditions of the Senior Subordinated Notes and the Exchange Notes.

      Operating Account. Any demand deposit account(s) maintained by any Transaction Party with BankBoston.

      Original Closing Date. November 20, 1998.

      Original Credit Facility. The Revolving Credit Agreement, dated as of April 15, 1998, among (a) the Borrower, (b) certain subsidiaries of the Borrower, (c) BankBoston and certain other lenders, (d) BankBoston as administrative agent, and (e) DLJ Capital Funding, Inc., as documentation agent.

      Parent. Compass Holdings, LLC, a Nevada limited liability company.

      PBGC. The Pension Benefit Guaranty Corporation created by ss.4002 of ERISA and any successor entity or entities having similar responsibilities.

      Perfection Certificates. The Perfection Certificates as defined in the Security Agreement.

      Permitted Acquisition. Any Acquisition after the Restatement Effective Date by the Borrower or any other Transaction Party of any business so long as, in each case, either the Required Lenders have given their written consent to such Acquisition or all of the following conditions are satisfied:

            (a) the target is a Domestic Company or a UK Company in a Related Business;

            (b) the Acquisition is on friendly terms;

            (c) after giving effect to the Acquisition, the assets comprising such business (as used in this definition, the "Acquired Assets") shall be owned or leased exclusively by such Transaction Party and substantially all of the Acquired Assets shall be located in the United States or the United Kingdom;

            (d) any Indebtedness incurred or assumed in connection with the Acquisition is Permitted Indebtedness or its incurrence is consented to by the Required Lenders;

            (e) the Borrower, or a wholly-owned direct or indirect Subsidiary of the Borrower, is the surviving entity;

            (f) if the Acquired Assets are owned or leased by a newly-formed or newly-acquired Domestic Subsidiary of the Borrower, such Domestic Subsidiary (together with any Domestic Subsidiary thereof and any parent of such Domestic Subsidiary that is not already a Guarantor) shall have executed and delivered to the Agent and the Lenders (A) an Accession Agreement substantially in the form attached hereto as Exhibit I pursuant to the terms of which such Subsidiary (and such parent or parents, if applicable) (i) become a party to this Agreement as a Guarantor, become a party to the Security Agreement as an Assignor, become a party to the Stock Pledge Agreement as a Pledgor, and become a party to any of the other Loan Documents as the Agent may reasonably request, and (ii) agree to perform and observe all of the obligations and covenants (including all obligations and covenants contained in ss.7 hereof) of a Transaction Party hereunder, and of the appropriate party under any Loan Document to which it becomes a party, and (B) such other Security Documents in form and substance satisfactory to the Agent as may be reasonably required by the Agent, in each case within ten (10) days after the closing of the Acquisition;

            (g) if the Acquired Assets are owned by a UK Subsidiary of the
      Borrower:

                  (i) the Borrower and such UK Subsidiary (and any parent of such UK Subsidiary that has not already done so) shall to the extent not constituting the giving of unlawful financial assistance for the purposes of Sections 151 to 158 of the Companies Act 1985 (England)
            (A)(1) have executed and delivered to the Agent and the Lenders on or prior to the completion of the Acquisition such Instruments and other documents, in each case in form and substance satisfactory to the Agent, as the Agent may require in order to create a perfected first priority Lien on and create a first fixed and floating charge over (x) all of the Acquired Assets (subject only to Permitted Liens on certain assets entitled to priority under Applicable Law) as security for the UK Obligations, (y) all the Capital Stock of any such UK Subsidiary as security for the UK Obligations and (z) sixty-five percent (65%) of the Capital Stock of any such UK Subsidiary that is a direct Subsidiary of the Borrower or a Domestic Subsidiary of the Borrower as security for the Obligations, and (2) become a party to any other Loan Document as the Agent may reasonably request, and (ii) agree to perform and observe all of the obligations and covenants (other than obligations and covenants of a Guarantor contained in ss.7 hereof) of a Transaction Party hereunder, and of the appropriate party under any Loan Document to which it becomes a party; and

                  (ii) to the extent that such UK Subsidiary cannot comply with any of the requirements of subclause (i) above due to the applicability of Sections 151 to 158 of the Companies Act 1985 (England), (A) the Agent shall have determined in its sole discretion immediately prior to the closing of the Acquisition that within ten (10) days after the closing of the Acquisition such UK Subsidiary would complete the Whitewash Procedure and satisfy all of the requirements of subclause (i) above, and (B) such UK Subsidiary shall have in fact completed the Whitewash Procedure and satisfied all of the requirements of subclause (i) above, within ten (10) days after the closing of the Acquisition;

      provided, however, that notwithstanding anything herein to the contrary, in the case of Acquisitions by the UK Borrower or a UK Subsidiary of the Capital Stock of one or more UK Companies the aggregate purchase price of which does not exceed the Dollar Equivalent of $3,000,000, the UK Obligations shall not be secured by all Acquired Assets of such UK Companies to the extent that the Borrower or any of its Affiliates would need to undergo a Whitewash Procedure solely in order to provide such Acquired Assets of such UK Companies as security for such UK Obligations, but instead such UK Obligations shall be secured by a first priority pledge of, and fixed charge over, one hundred percent (100%) of the Capital Stock of such UK Companies;

            (h) the Transaction Parties shall have complied with the requirements of ss.ss.9.16 and 9.17 hereof;

            (i) the Borrower shall have demonstrated to the reasonable satisfaction of the Agent (based on, among other things, operating and financial projections and pro forma financial statements delivered to the Agent and certified by the Chief Financial Officer) that, immediately after giving effect to the Acquisition (including the making of any Loans and the incurrence of any Indebtedness required to finance the Acquisition), all covenants (including covenants contained in ss.11 of this Agreement) contained herein (A) would have been satisfied on a pro forma basis as at the end of and for the Most Recent Reference Period, and
      (B) will be satisfied on a pro forma basis through the Term Loan B Maturity Date;

            (j) the Borrower shall have Liquidity (assuming pro-forma covenant compliance) of at least $10,000,000 after giving effect to the Acquisition;

            (k) the Agent shall have received satisfactory audits or independent accountant reviews of the target company;

            (l) any and all pro-forma adjustments to historical EBITDA shall be acceptable to the Agent in its reasonable discretion (provided that contractual and adequately documented reductions in compensation payable to former owners and/or rental income payable to Affiliates which are effective as of the Drawdown Date shall be deemed acceptable to the Agent);

            (m) no Default or Event of Default is continuing immediately prior to such Acquisition, and no Default or Event of Default would result from such Acquisition;

            (n) the Agent shall have received satisfactory evidence that the business to be acquired has complied with, and, following the consummation of the Acquisition, is in compliance with, in all material respects all Applicable Laws, including Environmental Laws (without limiting the foregoing, if Real Estate is being acquired as part of the Acquisition, the Agent shall have received environmental surveys and appraisals reasonably satisfactory to the Agent);

            (o) a commercial finance exam satisfactory to the Agent shall have been delivered to the Agent prior to inclusion of the target company's assets in the Borrowing Base;

            (p) prior to the closing of the Acquisition, the Borrower has delivered to the Agent the definitive acquisition documents between the applicable Transaction Parties and the applicable selling entities; and

            (q) the Agent shall have received

                  (i) a copy of the favorable legal opinion addressed to the
            Borrower and/or the Subsidiary of the Borrower which is party to the Acquisition, from counsel to the seller in the Acquisition, with such legal opinion either addressed to the Agent and the Lenders or accompanied by a reliance letter authorizing the Agent and the Lenders to rely on such opinion, with such opinion and, if applicable, such reliance letter, in form and substance satisfactory to the Agent;

                  (ii) a copy of the favorable legal opinion addressed to the seller in such Acquisition from counsel to the Borrower and/or the Subsidiary of the Borrower which is party to the Acquisition, with such legal opinion either addressed to the Agent and the Lenders or accompanied by a reliance letter authorizing the Agent and the Lenders to rely on such opinion, with such opinion and, if applicable, such reliance letter, in form and substance satisfactory to the Agent;

                  (iii) in the case of an Acquisition of a UK Company, a
            favorable legal opinion addressed to the Lenders and the Agent, in form and substance satisfactory to the Agent, from counsel to the UK Borrower, as to, among other things, the effectiveness of the Collateral and/or UK Collateral granted pursuant to clauses (f) and
            (g) above; and

                  (iv) in the case of an Acquisition of a Domestic Company, to the extent requested by the Agent, a favorable legal opinion addressed to the Lenders and the Agent, in form and substance satisfactory to the Agent, from counsel (including any local counsel, as applicable) to the Borrower.

      Permitted Additional Acquisition Loan. Any Additional Acquisition Loan or UK Acquisition Loan requested by the Borrower after the Restatement Effective Date so long as, in each case, all of the following conditions are satisfied:

            (a) all proceeds of such Additional Acquisition Loan shall be used in compliance with ss.8.15(a)(iii) hereof; and

            (b) the aggregate amount of any Additional Acquisition Loan (after giving effect to any requests therefor), plus all Additional Acquisition Loans previously made, shall not exceed the aggregate amount of Net Cash Proceeds of Permitted Capital Stock and Permitted Disqualified Capital Stock issued and sold by the Borrower after the Restatement Effective Date and prior to June 30, 1999, the entire proceeds of which have been used to finance Permitted Acquisitions.

      Permitted Capital Stock. Any Capital Stock of any Person with respect to which (by its terms or the terms of any Security into which it is convertible, exercisable or exchangeable, or otherwise) such Person has no obligation (whether as a result of the passage of time or the occurrence of any other event or contingency) to make or pay any Distribution.

      Permitted Dispositions. Dispositions permitted by ss.10.6.

      Permitted Disqualified Capital Stock. Disqualified Capital Stock issued by the Borrower (a) which, by its terms or by the terms of any Security into which it is convertible, exercisable or exchangeable, is not required to be redeemed or repurchased prior to one (1) year after the Term Loan B Maturity Date, (b) all other terms of which (including mandatory redemption or repurchase obligations, redemption or repurchase premiums, covenants and remedies) shall have been approved in writing by the Agent and the Required Lenders (such approval not to be unreasonably withheld), and (c) all the Net Cash Proceeds from the issuance of which are used concurrently with such issuance to finance a Permitted Acquisition.

      Permitted Disqualified Capital Stock Documents. Each of the Instruments pursuant to which any Disqualified Capital Stock is issued.

      Permitted Indebtedness. Indebtedness permitted by ss.10.1.

      Permitted Inventory Locations. The distribution locations and manufacturing facilities of the US Transaction Parties located in the United States and listed on Schedule 2 hereto, as such Schedule 2 may be supplemented from time to time with the consent of the Agent, such consent not to be unreasonably withheld.

      Permitted Liens. Liens, security interests and other encumbrances permitted by ss.10.2.

      Permitted Payments to Parent. Without duplication,

            (a) payments by the Borrower to Parent in an amount sufficient to permit Parent to pay reasonable and necessary operating expenses and other general corporate expenses to the extent such expenses are related and are fairly allocable to the Borrower and its Subsidiaries, provided that (i) such expenses do not exceed $250,000 in any fiscal year and (ii) at the time of any such payment, no Default or Event of Default is continuing; and

            (b) payments to Parent by the Borrower in amounts required for Parent to pay its federal, state or local income taxes ("Tax Payments"); provided that (i) such Tax Payments for any period do not exceed the lesser of (A) the amount of such income taxes of Parent which are attributable to the net income of the Borrower for such period and (B) the amount of such income taxes which would be required to be paid in cash by the Borrower and its Subsidiaries for such period on a consolidated basis if the Borrower and its Subsidiaries were not consolidated with Parent and its other Subsidiaries for tax purposes (and assuming that all payments made to the Parent pursuant to this clause (b) are treated as deductible expenses of the Borrower in the year in which the obligation to make such payment accrues); and (ii) any Tax Payments shall either be used by Parent to pay such tax liabilities within fifteen (15) days of Parent's receipt of such payment or refunded to the Borrower.

      Permitted Seller Subordinated Debt. Indebtedness of the Borrower, or any Subsidiary of the Borrower which is the purchaser in a Permitted Acquisition, (whether in respect of promissory notes, non-compete covenants, earn-out obligations or other deferred payment obligations) incurred to any seller or affiliate of any seller to finance a Permitted Acquisition, (a) which is subordinated on terms reasonably satisfactory to the Agent, (b) which is not secured by any assets of the Borrower or any of its Subsidiaries, (c) which is not guaranteed by the Borrower or a Subsidiary of the Borrower (except that the Borrower shall be permitted to guarantee any such Indebtedness so long as such guarantee is on terms (and subject to subordination provisions) reasonably satisfactory to the Agent), (d) which requires no scheduled principal payment prior to one (1) year after the Term Loan B Maturity Date, and (e) for which all other terms (including mandatory prepayment or redemption obligations, prepayment or redemption premiums, covenants, events of default, remedies and subordination provisions) shall have been approved in writing by the Agent and the Required Lenders (such approval not to be unreasonably withheld).

      Permitted Seller Subordinated Debt Documents. Each of the Instruments evidencing any Permitted Seller Subordinated Debt or pursuant to which any Permitted Seller Subordinated Debt is issued, incurred or guaranteed.

      Permitted Subordinated Debt. Indebtedness for borrowed money of the Borrower (a) which is subordinated on terms reasonably satisfactory to the Agent, (b) which is not secured by any assets of the Borrower or any of its Subsidiaries, (c) which is not guaranteed by any Subsidiary of the Borrower, (d) which requires no scheduled principal payment prior to one (1) year after the Term Loan B Maturity Date, (e) for which all other terms (including mandatory prepayment or redemption obligations, prepayment or redemption premiums, covenants, events of default, remedies and subordination provisions) shall have been approved in writing by the Agent and the Required Lenders, and (f) all Net Cash Proceeds of which are used, concurrently with the issuance or incurrence of such Indebtedness, to finance a Permitted Acquisition.

      Permitted Subordinated Debt Documents. Instruments evidencing any Permitted Subordinated Debt or pursuant to which any Permitted Subordinated Debt is issued, incurred or guaranteed.

      Permitted UK Working Capital Facility. A credit facility for the UK Borrower (a) which is established in connection with, or following the completion of, a Permitted Acquisition of a UK Company, (b) the proceeds of which are used solely for working capital purposes, (c) which is subject to intercreditor arrangements between the Acquisition Loan Lenders and the lenders under such UK credit facility in form and substance satisfactory to the Agent and the Required Acquisition Loan Lenders, and (d) for which the scope and priority of the Liens securing such facility are satisfactory to the Agent and the Required Acquisition Loan Lenders.

      Person. Any individual, corporation, partnership, limited liability company, limited liability partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

      Plan. Any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower, a Subsidiary or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Borrower, a Subsidiary, or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

      Prepayment Obligations Cash Collateral Account. A cash collateral account established and maintained by the Agent pursuant to a cash collateral agreement in form and substance satisfactory to the Agent, into which shall be deposited Net Cash Proceeds under the circumstances contemplated by ss.4.9(a)(iv)(C).

      Pro Forma Balance Sheet. See ss.8.4(b).

      Property. Any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

      Purchase Money Indebtedness. With respect to any Transaction Party, any Indebtedness of such Person to any seller or other Person which (a) is incurred solely to finance the acquisition (including, in the case of Capitalized Lease obligations, the lease) by such Transaction Party of any tangible property which is directly related to a Related Business of the Borrower, (b) is incurred substantially concurrently with such acquisition, (c) is not guaranteed by the Borrower or any of its Subsidiaries (except that the Borrower shall be permitted to guarantee any Purchase Money Indebtedness so long as such guarantee is on terms reasonably satisfactory to the Agent, (d) is secured only by the property so financed and (e) does not exceed the cost (determined in accordance with GAAP) to the Transaction Party of the property so acquired.

      Rate Protection Agreement. Any interest rate swap, cap, collar or similar agreement or arrangement entered into, from time to time, by the Borrower and a Counterparty to protect the Borrower against fluctuations in interest rates on Indebtedness of the Borrower and its Subsidiaries.

      Real Estate. All real property now or in the future owned or leased (as lessee or sublessee) by the Borrower or any of its Subsidiaries.

      Record. The grid attached to a Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Lender with respect to any Loan referred to in such Note.

      Recovery Event. The receipt by the Borrower or any Subsidiary of the Borrower of any cash insurance proceeds payable by reason of theft, physical destruction or damage or any other similar event with respect to any Property of the Borrower or any Subsidiary of the Borrower (including, without limitation, business interruption insurance).

      Reference Period. Each period of four (4) consecutive fiscal quarters of the Borrower.

      Refinanced Indebtedness. See ss.12.23.

      Register. See ss.16.3.

      Reimbursement Obligation. The Borrower's obligation to reimburse the Issuing Bank and the Lenders on account of any drawing under any Letter of Credit as provided in ss.3.2.

      Related Business. The business conducted by the Borrower and its Subsidiaries on the Original Closing Date and any similar line of business.

      Relative. In relation to any Person, any spouse, parent, grandparent, child, grandchild, brother or sister of such Person, or the spouse of any of the foregoing.

      Replaced Lender. See ss.2.17.

      Replacement Lender. See ss.2.17.

      Required Acquisition Loan Lenders. Non-Defaulting Lenders the sum of whose
(a) outstanding Acquisition Loan Commitments represents an amount greater than fifty percent (50%) of the Total Acquisition Loan Commitment, or (b) after the termination of the Acquisition Loan Commitment Period, outstanding Acquisition Loans represents an amount greater than fifty percent (50%) of all outstanding Acquisition Loans made by Non-Defaulting Lenders.

      Required Lenders. Non-Defaulting Lenders, the sum of whose (a) outstanding
(i) Term Loan A Commitments, or after the termination thereof, outstanding Term Loans A, (i) Term Loan B Commitments, or after the termination thereof, outstanding Term Loans B, (iii) Acquisition Loan Commitments or, after the termination thereof, outstanding Acquisition Loans, (iv) UK Acquisition Loan Commitments or, after the termination thereof, outstanding UK Acquisition Loans,
(v) Revolving Credit Commitments or, after the termination thereof, outstanding Revolving Credit Loans and (vi) Letter of Credit Exposure, represents an amount greater than 50% of the sum of (b) all outstanding (i) Term Loan A Commitments, or after the termination thereof, outstanding Term Loans A, (i) Term Loan B Commitments, or after the termination thereof, outstanding Term Loans B, (iii) Acquisition Loan Commitments or, after the termination thereof, all outstanding Acquisition Loans, (iv) UK Acquisition Loan Commitments or, after the termination thereof, outstanding UK Acquisition Loans, (v) Revolving Credit Commitments or, after the termination thereof, all outstanding Revolving Credit Loans and (vi) Letter of Credit Exposure.

      Required Revolving Credit Lenders. Non-Defaulting Lenders the sum of whose
(a) outstanding Revolving Credit Commitments represents an amount greater than fifty percent (50%) of the Total Revolving Credit Commitment, or (b) after the termination of the Revolving Credit Commitments, outstanding Revolving Credit Loans represents an amount greater than fifty percent (50%) of all outstanding Revolving Credit Loans made by Non-Defaulting Lenders.

      Required Term Loan A Lenders. Non-Defaulting Lenders the sum of whose (a) outstanding Term Loan A Commitments represents an amount greater than fifty percent (50%) of the Total Term Loan A Commitment, or (b) after the termination of the Term Loan A Commitments, outstanding Term Loans A represents an amount greater than fifty percent (50%) of all outstanding Term Loans A made by Non-Defaulting Lenders.

      Required Term Loan B Lenders. Non-Defaulting Lenders the sum of whose (a) outstanding Term Loan B Commitments represents an amount greater than fifty percent (50%) of the Total Term Loan B Commitment, or (b) after the termination of the Term Loan B Commitments, outstanding Term Loans B represents an amount greater than fifty percent (50%) of all outstanding Term Loans B made by Non-Defaulting Lenders.

      Required UK Acquisition Loan Lenders. Non-Defaulting Lenders the sum of whose (a) outstanding UK Acquisition Loan Commitments represents an amount greater than fifty percent (50%) of the Total UK Acquisition Loan Commitment, or
(b) after the termination of the Acquisition Loan Commitment Period, outstanding UK Acquisition Loans represents an amount greater than fifty percent (50%) of all outstanding UK Acquisition Loans made by Non-Defaulting Lenders.

      Reserves. Such amounts as the Agent may from time to time establish and revise (a) to reflect events, conditions, contingencies or risks which do or may adversely affect (A) any Collateral or its value or (B) the security interests or other rights of the Agent or the Lenders in or with respect to any Collateral or (b) to reflect the belief of the Agent that any Borrowing Base Report or other collateral report or financial information furnished by or on behalf of the Borrower or any of its Subsidiaries to the Agent or the Lenders was or may have been incomplete, inaccurate or misleading in any respect. Without limiting the foregoing, the Agent shall be entitled from time to time to establish and revise Reserves to the extent that the Agent determines that: (i) dilution with respect to Accounts Receivable of the US Transaction Parties for any period has increased or may be reasonably anticipated to increase above historical levels or is above levels that are consistent with the then applicable advance rate against Eligible Accounts Receivable, (ii) the creditworthiness of account debtors of the US Transaction Parties has declined or is not consistent with the then applicable advance rate against Eligible Accounts Receivable, (iii) the turnover period for inventory of the US Transaction Parties has changed in any adverse respect or is not consistent with the then applicable advance rate for Eligible Inventory, (iv) the liquidation value of Eligible Inventory, or any category thereof, has decreased or is not consistent with the then applicable advance rate for Eligible Inventory, or (v) the nature or quality of the inventory of the US Transaction Parties has deteriorated in any respect or the mix of such inventory has changed in any adverse respect.

      Restatement Effective Date. As defined in the Amendment Agreement.

      Revolving Credit Commitment. With respect to a Lender, the commitment of such Lender to make Revolving Credit Loans hereunder in the amount set forth on
Schedule 1 hereto, as the same may be reduced from time to time; or, if such commitment is terminated, zero.

      Revolving Credit Commitment Fee. See ss.5.1(c)(i).

      Revolving Credit Commitment Percentage. With respect to each Lender with a Revolving Credit Commitment, the percentage of such Lender's Revolving Credit Commitment to the Total Revolving Credit Commitment or, after the termination of the Total Revolving Credit Commitment, the percentage of such Lender's outstanding Revolving Credit Loans to the aggregate outstanding Revolving Credit Loans.

      Revolving Credit Lenders. Lenders with Revolving Credit Commitments or, after the termination of the Revolving Credit Commitments, Lenders with outstanding Revolving Credit Loans.

      Revolving Credit Loan Maturity Date. November 19, 2003.

      Revolving Credit Loans. Loans made or to be made by the Lenders with a Revolving Credit Commitment to the Borrower pursuant to ss.2.1(c).

      Revolving Credit Note Record. A Record with respect to a Revolving Credit Note.

      Revolving Credit Notes. See ss.2.5.

      Sea-Lect. Sea-Lect Products, Inc., a Delaware corporation, formerly known as "SLP Acquisition Co."

      Sea-Lect Acquisition. The acquisition by SLP Acquisition of all of the assets of Sea-Lect Products, Inc., a Washington corporation, pursuant to the Sea-Lect Acquisition Documents.

      Sea-Lect Acquisition Agreement. The Asset Purchase Agreement, dated as of May 11, 1998, by and among the shareholders named therein and SLP Acquisition.

      Sea-Lect Acquisition Documents. The Sea-Lect Acquisition Agreement, and all other agreements and documents relating to the Sea-Lect Acquisition.

      Securities. Any Capital Stock, partnership interests, voting trust certificates, bonds, debentures, notes, or other evidences of Indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities."

      Securities Act. The Securities Act of 1933, as amended, and the rules and regulations promulgated by the Securities and Exchange Commission thereunder.

      Security Agreement. The Security Agreement, dated as of the Original Closing Date, among the Agent and the US Transaction Parties, as amended by the First Amendment to Security Documents Agreement.

      Security Documents. The Security Agreement, the Stock Pledge Agreement, the First Amendment to Security Documents Agreement, the Agency Account Agreements, the Mortgages and each other Instrument executed and delivered by any Transaction Party to or in favor of the Agent or any Lender and designated a "Security Document" for purposes of this Agreement.

      Security Instrument. Any security agreement, chattel mortgage, assignment, financing or similar statement or notice, continuation statement, other agreement or Instrument or amendment or supplement to any thereof, providing for, evidencing or perfecting any Lien.

      Senior Subordinated Indenture. The Senior Subordinated Indenture, dated as of April 21, 1998, by and among the Borrower and IBJ Schroder Bank & Trust Company, as Trustee.

      Senior Subordinated Note Documents. The Senior Subordinated Notes, the Senior Subordinated Indenture, any and all guarantees of any Subsidiary of the Borrower given or made pursuant to the Senior Subordinated Indenture, and each of the Instruments evidencing the Senior Subordinated Notes or pursuant to which any Senior Subordinated Note is issued, incurred or guaranteed.

      Senior Subordinated Notes. The Senior Subordinated Notes due 2005 issued by the Borrower in accordance with the terms contained in the Offering Memorandum, in an aggregate principal amount outstanding not to exceed $110,000,000, and the Exchange Notes.

      Settlement. Among the Lenders, the making or receiving of payments in immediately available funds to the extent necessary to cause each Lender's actual share of the outstanding amount of Loans (after giving effect to any US Loan Request) to be equal to each Lender's Commitment Percentage of the outstanding amount of such Loans, in any case where, prior to such event or action, the actual share is not so equal.

      Settlement Amount. See ss.2.4(a).

      Settlement Date. (a) The Drawdown Date relating to any US Loan Request,
(b) Friday of each week, or if Friday is not a Business Day, the Business Day immediately following such Friday, (c) the Business Day immediately following the Agent becoming aware of the existence of an Event of Default, (d) any Business Day on which the amount of Revolving Credit Loans outstanding from BankBoston plus BankBoston's Revolving Credit Commitment Percentage of the Letter of Credit Exposures is equal to or greater than BankBoston's Revolving Credit Commitment Percentage of the Total Revolving Credit Commitment, (e) the Business Day immediately following any Business Day on which the amount of Loans outstanding increases or decreases by more than $2,000,000 as compared to the previous Settlement Date, (f) any day on which any conversion of a Base Rate Loan to a Eurocurrency Rate Loan occurs or (g) any Business Day on which (i) the amount of outstanding Loans decreases and (ii) the amount of the Agent's Loans outstanding equals zero Dollars ($0).

      Settling Lender. See ss.2.4(a).

      Shareholder Agreements. See ss.12.6.

      SLP Acquisition. SLP Acquisition Co., a Delaware corporation, now known as Sea-Lect Products, Inc.

      Solvent. See ss.8.5(b).

      Standard & Poor's. Standard & Poor's Corporation.

      Sterling or (pound). The lawful currency for the time being of the United Kingdom.

      Sterling Equivalent. On any date of determination, with respect to any amount denominated in Sterling, such amount of Sterling, and with respect to any amount denominated in Dollars, the amount (as conclusively ascertained by the UK Fronting Lender absent manifest error) of Sterling which could be purchased by the UK Fronting Lender (in accordance with its normal banking practices) with that amount in Dollars in the London foreign exchange market at the spot rate of exchange prevailing at or about 11:00 a.m. (London time), on such date of determination.

      Stock Pledge Agreement. The Stock Pledge Agreement, , dated as of the Original Closing Date, among the Borrower, Brittain, Sea-Lect, and the Agent, as amended by the First Amendment to Security Documents Agreement.

      Subordinated Debt. Indebtedness under or in respect of the Subordinated Debt Documents.

      Subordinated Debt Documents. The Senior Subordinated Note Documents, the Exchange Note Documents, the Permitted Subordinated Debt Documents, and the Permitted Seller Subordinated Debt Documents.

      Subsidiary. Any corporation, limited liability company, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock and, in relation to the UK Borrower, any "subsidiary" or "subsidiary undertaking" as defined in the Companies Act 1989, Sections 144 and 21 and Schedule 9 respectively.

      Syndication Agent. Royal Bank of Canada acting as syndication agent for the Lenders.

      Tax Sharing Agreements. See ss.12.6.

      Term A Notes. See ss.2.5.

      Term A Note Record. A record with respect to a Term A Note.

      Term B Notes. See ss.2.5.

      Term B Note Record. A record with respect to a Term B Note.

      Term Loans A. The term loans made or to be made by the Lenders with a Term Loan A Commitment to the Borrower in the aggregate principal amount of $35,000,000 pursuant to ss.2.1(a).

      Term Loan A Commitment. With respect to a Lender, the commitment of such Lender to make Term Loans A to the Borrower hereunder in the amount set forth on
Schedule 1 hereto, as the same may be reduced from time to time; or if such commitment is terminated, zero.

      Term Loan A Commitment Percentage. With respect to each Lender with a Term Loan A Commitment, the percentage of such Lender's Term Loan A Commitment to the Total Term Loan A Commitment or, after the termination of the Total Term Loan A Commitment, the percentage of such Lender's outstanding Term Loan A to the aggregate outstanding Term Loans A.

      Term Loan A Lenders. Lenders with Term Loan A Commitments or, after the termination of the Term Loan A Commitments, Lenders with outstanding Term Loans A.

      Term Loan A Maturity Date. November 19, 2003.

      Term Loan A Payment Date. See ss.4.5.

      Term Loan A Percentage. With respect to each Lender holding a Term Loan A, the percentage of such Lender's Term Loan A to the aggregate principal amount of all Term Loans and (after the expiration of the Acquisition Loan Commitment Period) Acquisition Loans and UK Acquisition Loans outstanding at such time.

      Term Loans B. The term loans made or to be made by the Lenders with a Term Loan B Commitment to the Borrower in the aggregate principal amount of $45,000,000 pursuant to ss.2.1(b).

      Term Loan B Commitment. With respect to a Lender, the commitment of such Lender to make Term Loans B to the Borrower hereunder in the amount set forth on
Schedule 1 hereto, as the same may be reduced from time to time; or if such commitment is terminated, zero.

      Term Loan B Commitment Percentage. With respect to each Lender with a Term Loan B Commitment, the percentage of such Lender's Term Loan B Commitment to the Total Term Loan B Commitment or, after the termination of the Total Term Loan B Commitment, the percentage of such Lender's outstanding Term Loan B to the aggregate outstanding Term Loans B.

      Term Loan B Lenders. Lenders with Term Loan B Commitments or, after the termination of the Term Loan B Commitments, Lenders with outstanding Term Loans B.

      Term Loan B Maturity Date. February 1, 2005.

      Term Loan B Payment Date. See ss.4.6.

      Term Loan B Percentage. With respect to each Lender holding a Term Loan B, the percentage of such Lender's Term Loan B to the aggregate principal amount of all Term Loans and (after the expiration of the Acquisition Loan Commitment Period) Acquisition Loans and UK Acquisition Loans outstanding at such time.

      Term Loans. Term Loans A and Term Loans B.

      Term Note Records. Term A Note Records and Term B Note Records.

      Term Notes. The Term A Notes and the Term B Notes.

      Total Acquisition Commitment. The sum of the Total Acquisition Loan Commitments and Total UK Acquisition Loan Commitments of the Lenders, as in effect from time to time. The Total Acquisition Commitment as of the Restatement Effective Date is $65,000,000.

      Total Acquisition Loan Commitment. The sum of the Acquisition Loan Commitments of the Lenders, as in effect from time to time.

      Total Commitment. The sum of the Commitments of the Lenders, as in effect from time to time.

      Total Revolving Credit Commitment. The sum of the Revolving Credit Commitments of the Lenders, as in effect from time to time. The Total Revolving Credit Commitment as of the Restatement Effective Date is $25,000,000.

      Total Term Loan A Commitment. The sum of the Term Loan A Commitments of the Lenders, as in effect from time to time. The Total Term Loan A Commitment as of the Restatement Effective Date is $35,000,000.

      Total Term Loan B Commitment. The sum of the Term Loan B Commitments of the Lenders, as in effect from time to time. The Total Term Loan B Commitment as of the Restatement Effective Date is $45,000,000.

      Total UK Acquisition Loan Commitment. The sum of the UK Acquisition Loan Commitments of the Lenders, as in effect from time to time.

      Tranche. The respective facility and commitments utilized in making Loans hereunder, with there being five (5) separate Tranches, i.e., Term Loans A, Term Loans B, Acquisition Loans, UK Acquisition Loans and Revolving Credit Loans.

      Transaction Parties. Collectively, the Borrower and all Guarantors.

      Type. As to any Loan, its nature as a Base Rate Loan or a Eurocurrency Rate Loan.

      UCC. The Uniform Commercial Code, as amended from time to time, as in effect in the applicable jurisdiction.

      UK Acquisition Loan Commitment. With respect to a Lender, the commitment of such Lender to purchase a risk participation from the UK Fronting Lender in UK Acquisition Loans to the UK Borrower, in the amount set forth on Schedule 1 hereto, as the same may be reduced from time to time, or after the Acquisition Loan Commitment Period, or if such Commitment is terminated, zero.

      UK Acquisition Commitment Fee. See ss.5.1(c)(ii).

      UK Acquisition Loan Commitment Percentage. With respect to each Lender with a UK Acquisition Loan Commitment, the percentage of such

Lender's UK Acquisition Loan Commitment to the Total UK Acquisition Loan Commitment or, after the termination of the UK Acquisition Loan Commitments, the percentage of such Lender's outstanding UK Acquisition Loans to the aggregate outstanding UK Acquisition Loans.

      UK Acquisition Loan Percentage. With respect to each Lender holding a UK Acquisition Loan after the termination of the UK Acquisition Loan Commitments, the percentage of such Lender's UK Acquisition Loans to the aggregate principal amount of all Term Loans, Acquisition Loans and UK Acquisition Loans outstanding at such time.

      UK Acquisition Loans. Acquisition loans made or to be made by the UK Fronting Lender to the UK Borrower pursuant to ss.2.1(e).

      UK Borrower. A UK Subsidiary of the Borrower that shall become party hereto as the "UK Borrower" pursuant to ss.13.8 of this Agreement by executing and delivering an Accession Agreement substantially in the form attached hereto as Exhibit K.

      UK Collateral. Any Collateral which, by the terms of the Security Documents applicable thereto, is or is intended to constitute collateral security for all or part of the UK Obligations, but not any of the other Obligations.

      UK Company. A private limited liability company organized under the laws of England and Wales.

      UK Fronting Fee. See ss.5.1(e).

      UK Fronting Lender. BankBoston, acting through its London, England branch office, in its capacity as fronting bank with respect to UK Acquisition Loans, provided that in the event the UK Fronting Lender is also an Acquisition Loan Lender, such Person's funding requirements in its capacity as the UK Fronting Lender shall not include its independent requirement, in its individual capacity, to fund as an Acquisition Loan Lender.

      UK Insolvency Event. Any of the following events or circumstances: (i) the UK Borrower or any of its Subsidiaries shall be deemed unable to pay its debts within the meaning of section 123(l) (a), (b), (e) or (2) of the Insolvency Act 1986 or shall otherwise become insolvent or stop or suspend making payments (whether of principal or interest) with respect to all or any class of its Indebtedness or announce an intention to do so, (ii) a meeting shall be convened by the UK Borrower or any of its Subsidiaries for the purpose of passing any resolution to purchase, reduce or redeem any of its Capital Stock or to comply with section 142 of the Companies Act 1985, (iii) any petition shall be presented or other step taken for the purpose of the appointment of an administrator or the winding up the UK Borrower or any of its Subsidiaries (not being, in the case of a winding up, a petition which the UK Borrower can demonstrate to the reasonable satisfaction of the Agent, by providing an opinion of leading counsel to that effect, is frivolous, vexatious or an abuse of the process of the court or relates to a claim to which the UK Borrower has a good defense and which is being vigorously contested by the UK Borrower) or an order shall be made or resolution passed for the winding-up of the UK Borrower or any of its Subsidiaries or a notice shall be issued by convening a meeting for the purpose of passing any such resolution (except for the purpose of a solvent amalgamation or reconstitution which shall have been approved by the Agent), or (iv) any steps shall be taken, or negotiations commenced by the UK Borrower or any of its Subsidiaries or by any of their respective creditors with a view to proposing any kind of composition, compromise or arrangement involving such Person and any of its creditors or for the presentation of a petition for the appointment of an administrator.

      UK Loan Request. See ss.2.3(b).

      UK Obligations. All Obligations of any of the Transaction Parties to the UK Fronting Lender or the Agent under or in respect of or in connection with any of the UK Acquisition Loans, and including any UK Fronting Fees and all other obligations arising under any other instruments at any time evidencing any thereof, or under or in respect of the guarantee by any Transaction Party of any of the foregoing obligations of any other Transaction Party.

      UK Office. BankBoston's London branch at 39 Victoria Street, London SW1H OED, or such other location in the United Kingdom as the UK Fronting Lender may from time to time designate to the Agent and the UK Borrower as the UK Office.

      UK Qualifying Lender. A bank, trust or other financial institution which
(i) is a "lender" as defined in Section 840A of the Income and Corporation Taxes Act 1988 (or any statutory reenactment or modification thereof in substantially the same form and context as at June 21, 1996) which is within the charge to United Kingdom corporation tax as regards interest payable or paid to it under this Agreement; or (ii) if at any time Section 349 or Section 840A of the Income and Corporation Taxes Act 1988 (or a statutory re-enactment or modification thereof, in substantially the same form and context as at the Original Closing
Date) shall not at any time continue in full force and effect, is a bank carrying on through its Domestic Lending Office or Eurocurrency Lending Office for the purposes of this Agreement a bona fide banking business in the United Kingdom which is within the charge to United Kingdom corporation tax as regards any interest payable or paid to it under this Agreement.

      UK Risk Participation Fee. See ss.2.4(b)(ii).

      UK Subsidiary. A Subsidiary of the Borrower organized under the laws of England and Wales.

      Uniform Customs. With respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Issuing Bank in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

      United Kingdom. The United Kingdom of Great Britain and Northern Ireland.

      United States. The United States of America.

      Unpaid Reimbursement Obligation. Any Reimbursement Obligation for which the Borrower does not reimburse the Issuing Bank and the Lenders on the date specified in, and in accordance with, ss.3.2.

      US Loan Request. See ss.2.3(a).

      US Transaction Parties. Collectively, the Borrower and all Guarantors which are Domestic Subsidiaries.

      Voting Stock. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

      Western Methods. Western Methods Machinery Corporation, a California corporation.

      Western Methods Acquisition. Shall mean the acquisition by the Borrower of all of the Capital Stock of Western Method pursuant to the Western Method Acquisition Documents.

      Western Methods Acquisition Agreement. The Stock Purchase Agreement, dated as of November 25, 1997, by and among the Borrower and James N. Smith, Stella M. Smith and Smith Charitable Remainder Unitrust No. 97-1.

      Western Methods Acquisition Documents. The Western Method Acquisition Agreement, and all other agreements and documents relating to the Western Methods Acquisition.

      Whitewash Procedure. Procedures pursuant to which the UK Borrower and/or a UK Subsidiary and its directors satisfy the requirements of Sections 151 through 158 of the Companies Act 1985 (England) in respect of this Agreement and the other Loan Documents.

      Wichita. Wichita Manufacturing, Inc., a California corporation.

      1.2. Rules of Interpretation.

            (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement. The singular includes the plural and the plural includes the singular. A reference to any Applicable Law includes any amendment or modification to such Applicable Law. A reference to any Person includes its permitted successors and assigns. Accounting terms not otherwise defined herein have the meanings assigned to them by GAAP. The words "include", "includes" and "including" are not limiting. All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in the State of New York, have the meanings assigned to them therein. Reference to a particular "ss." refers to that section of this Agreement unless otherwise indicated. The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subsection of this Agreement.

            (b) This Agreement contains references to the Borrower and/or its Subsidiaries in numerous places. These references shall not affect or impair in any respect the prohibitions contained in this Agreement on the Borrower's forming or investing in any Subsidiaries.

            (c) Any statute, statutory instrument, regulation, by-law or other requirement of United States federal, state or local law and any United States legal term for any action, remedy, method of judicial proceeding, legal documents, legal statutes, procedure, court, official or any legal concept or doctrine or other expression shall in respect of any non-United States jurisdiction be deemed to include that which most nearly approximates in such non-United States jurisdiction such United States statute, statutory instrument, regulation, by-law or other requirement of law or legal term.

            2. AMOUNT AND TERMS OF CREDIT FACILITIES.

      2.1. The Commitments.

            (a) Term Loans A. On the Restatement Effective Date (i) all Existing Term Loans A shall be continued as Term Loans A hereunder and (ii) $7,631,579 of Existing Acquisition Loans outstanding on the Restatement Effective Date shall be converted to Term Loans A hereunder, such that, after giving effect to such continuation and such conversion, the aggregate outstanding principal amount of Term Loans A hereunder is $35,000,000.

            (b) Term Loans B. On the Restatement Effective Date (i) all Existing Term Loans B shall be continued as Term Loans B hereunder and (ii) $7,368,421 of Existing Acquisition Loans outstanding on the Restatement Effective Date shall be converted to Term Loans B hereunder, such that, after giving effect to such continuation and such conversion, the aggregate outstanding principal amount of Term Loans B hereunder is $45,000,000.

            (c) Revolving Credit Loans. Subject to the terms and conditions set forth in this Agreement, each Revolving Credit Lender severally agrees to lend to the Borrower Revolving Credit Loans which may be repaid and reborrowed in accordance with the provisions hereof. The aggregate principal amount of (i) Revolving Credit Loans of any Revolving Credit Lender at any time (and after giving effect to any requests therefor), plus (ii) such Lender's Revolving Credit Commitment Percentage of all Letter of Credit Exposure at such time plus (iii) such Lender's Revolving Credit Commitment Percentage of the Excess UK Working Capital Outstandings, shall not exceed the lesser of (x) the Revolving Credit Commitment of such Lender at such time and (y) such Lender's Revolving Credit Commitment Percentage of the Borrowing Base at such time. The Total Revolving Credit Commitment as of the Restatement Effective Date is $25,000,000.

            (d) Acquisition Loans and UK Acquisition Loans. On the Restatement Effective Date (i) $1,000,000 of the Existing Acquisition Loans outstanding on the Restatement Effective Date shall be continued as Acquisition Loans hereunder, and (ii) the $15,000,000 balance of Existing Acquisition Loans outstanding on the Restatement Effective Date shall be converted to Term Loans A and Term Loans B as provided in ss.ss.2.1(a) and 2.1(b) above. Subject to the terms and conditions set forth in this Agreement, (i) each Acquisition Loan Lender severally agrees, on the closing date of each Permitted Acquisition of a Domestic Subsidiary, to lend to the Borrower Acquisition Loans which may be repaid and reborrowed in accordance with the provisions hereof, and (ii) the UK Fronting Lender agrees, on the closing date of each Permitted Acquisition of a UK Subsidiary, to lend to the UK Borrower UK Acquisition Loans (in Sterling or in Dollars) which may be repaid and reborrowed in accordance with the provisions hereof; provided that that portion of any Acquisition Loans and/or UK Acquisition Loans which (after giving effect to any request therefor), when added to all Acquisition Loans and/or UK Acquisition Loans previously made and outstanding, would exceed the aggregate principal amount of $35,000,000 (such Acquisition Loans and/or UK Acquisition Loans, or portion thereof, exceeding $35,000,000, being referred to herein as an "Additional Acquisition Loan") must constitute a Permitted Additional Acquisition Loan. The aggregate principal amount of (x) the Acquisition Loans of any Acquisition Loan Lender at any time during the Acquisition Loan Commitment Period (and after giving effect to any requests therefor), shall not exceed the Acquisition Loan Commitment of such Lender at such time (y) the Dollar Equivalent of all UK Acquisition Loans of such Acquisition Loan Lender at any time during the Acquisition Loan Commitment Period (and after giving effect to any requests therefor), shall not exceed the UK Acquisition Loan Commitment of such Lender at such time and (z) the sum of
      (A) the Acquisition Loans of any Acquisition Loan Lender plus (B) the Dollar Equivalent of all UK Acquisition Loans of such Acquisition Loan Lender at any time during the Acquisition Loan Commitment Period (and after giving effect to any requests therefor), shall not exceed the sum of
      (1) the Acquisition Loan Commitment of such Lender at such time plus (2) the UK Acqusition Loan Commitment of such Lender at such time. The Total Acquisition Commitment as of the Restatement Effective Date is $65,000,000. Each UK Acquisition Loan shall be funded from the UK Fronting Lender's UK Office.

      2.2. Minimum Amount of Each Borrowing. Each Loan Request shall be in a minimum amount of $500,000, or, in the case of a UK Acquisition Loan denominated in Sterling, (pound)250,000. Any conversion to or from Eurocurrency Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurocurrency Rate Loans having the same Interest Period shall not be less than the Dollar Equivalent of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.

      2.3. Requests for Loans; Conditions to Loans.

            (a) US Loan Requests. The Borrower shall give to the Agent written notice in the form of Exhibit B-1 hereto (or telephonic notice confirmed in a writing in the form of Exhibit B-1 hereto) of each Loan requested by the Borrower hereunder (a "US Loan Request"), not later than 1:00 p.m. (Boston time) (A) one (1) Business Day prior to the proposed Drawdown Date of any Base Rate Loan and (B) three (3) Eurocurrency Business Days prior to the proposed Drawdown Date of any Eurocurrency Rate Loan. Each such notice shall specify (i) the principal amount of the Loan requested, (ii) the proposed Drawdown Date of such Loan; (iii) the Interest Period of such Loan, and (iv) the Type and Tranche of such Loan. Promptly upon receipt of any such notice, the Agent shall notify each Lender which is required to make Loans of the Tranche specified in the US Loan Request of such Lender's proportionate share thereof and of the other matters specified in the US Loan Request. Each US Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Loans of the Type and Tranche requested from the respective Lenders on the proposed Drawdown Date. The Borrower shall not, without the consent of the Agent, request any Eurocurrency Rate Loans, or request a conversion of any Base Rate Loans into Eurocurrency Rate Loan until the date which is the earlier to occur of (i) ninety (90) days following the Original Closing Date and
      (ii) the date on which the syndication of the Commitments and Loans hereunder has been completed to the satisfaction of the Agent.

            (b) UK Loan Requests. The UK Borrower shall give to the UK Fronting Lender (with a copy to the Agent) written notice in the form of Exhibit B-2 hereto (or telephonic notice, confirmed in a writing in the form of Exhibit B-2 hereto) of each UK Acquisition Loan requested by the UK Borrower hereunder (a "UK Loan Request"), not later than three (3) Eurocurrency Business Days prior to the proposed Drawdown Date of any UK Acquisition Loan. Each UK Loan Request shall constitute due evidence pursuant to ss.2.5(e) of the UK Acquisition Loan made pursuant thereto. All such UK Acquisition Loans requested by the UK Borrower pursuant to this ss.2.3(b) shall be Eurocurrency Rate Loans. Each UK Loan Request shall specify (i) the principal amount and Applicable Currency of the UK Acquisition Loan requested, (ii) the proposed Drawdown Date of such UK Acquisition Loan, and (iii) the Interest Period for such UK Acquisition Loan. Promptly upon receipt of any such notice, the Agent shall notify each of the Acquisition Loan Lenders thereof and of the other matters specified in the UK Loan Request. Each UK Loan Request shall be irrevocable and binding on the UK Borrower and shall obligate the UK Borrower to accept the UK Acquisition Loan requested from the UK Fronting Lender on the proposed Drawdown Date. The UK Borrower shall not, without the consent of the Agent, request any Eurocurrency Rate Loans until the date which is the earlier to occur of (i) ninety (90) days following the Original Closing Date and (ii) the date on which the syndication of the Commitments and Loans hereunder has been completed to the satisfaction of the Agent.

            (c) Intentionally Omitted.

      2.4. Settlement; Failure to Make Funds Available.

            (a) US Loan Requests.

                  (i) Settlement and Funding Procedures. On each Settlement
            Date, the Agent shall, not later than 1:00 p.m. (Boston time), give facsimile notice (i) to each Lender with a Commitment of the respective Tranche and the Borrower of (A) the respective outstanding amount of Base Rate Loans made by the Agent on behalf of the Lenders with a Commitment of the respective Tranche from the immediately preceding Settlement Date through the close of business on the prior day and (B) the amount of any Eurocurrency Rate Loans to be made (following the giving of notice pursuant to ss.2.3(a)) on such date pursuant to a US Loan Request and (ii) to each Lender with a Commitment of the respective Tranche of the amount (a "Settlement Amount") that each such Lender (the "Settling Lender") shall pay to effect a Settlement of a Loan of its respective Tranche. A statement of the Agent submitted to the Lenders with a Commitment of the respective Tranche and the Borrower or to such Lenders with respect to any amounts owing under this ss.2.4 shall be prima facie evidence of the amount due and owing. The Settling Lender shall, not later than 3:00 p.m. (Boston time) on such Settlement Date, effect a wire transfer of immediately available funds to the Agent in the amount of the Settlement Amount. All funds advanced by any Lender as a Settling Lender pursuant to this ss.2.4(a) shall for all purposes be treated as a Loan of the respective Tranche made by such Settling Lender to the Borrower and all funds received by any Lender pursuant to this ss.2.4(a) shall for all purposes be treated as repayment of amounts owed with respect to Loans of the respective Tranche made by such Lender. In the event that any bankruptcy, reorganization, liquidation, receivership or similar case or proceeding in which the Borrower is a debtor prevent a Settling Lender from making any Loan of the respective Tranche to effect a Settlement as contemplated hereby, such Settling Lender will make such disposition and arrangements with the other Lenders with respect to such Loans, either by way of purchase of participations, distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lender's share of the outstanding Loans of the respective Tranche being equal, as nearly as may be, to such Lender's Commitment Percentage of the outstanding amount of the Loans of the respective Tranche.

                  (ii) Advances by Agent. The Agent may, unless notified to the contrary by any Lender prior to a Settlement Date, assume that such Lender has made or will make available to the Agent on such Settlement Date the amount of such Lender's Settlement Amount, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Lender makes available to the Agent such amount on a date after such Settlement Date, such Lender shall pay to the Agent on demand an amount equal to the product of (a) the amount of such Settlement Amount, times (b) the Base Rate during the period from but not including the date such payment is required to be made to and including the date on which such payment is immediately available to the Agent, times (c) a fraction, the numerator of which is the number of days that elapse from and including such Settlement Date to the date on which the amount of such Settlement Amount shall become immediately available to the Agent, and the denominator of which is 360. A statement of the Agent submitted to such Lender with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Agent by such Lender. If such Lender's Settlement Amount is not made available to the Agent by such Lender within three (3) Business Days following such Settlement Date, the Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Loans as of such Settlement Date.

                  (iii) Failure to Make Funds Available. The failure or refusal of any Lender to make available to the Agent at the aforesaid time and place on any Settlement Date the amount of its Settlement Amount
            (a) shall not relieve any other Lender from its several obligations hereunder to make available to the

            Agent the amount of such other Lender's Settlement Amount and (b) shall not impose upon such other Lender any liability with respect to such failure or refusal or otherwise increase the Commitment of such other Lender.

            (b) UK Loan Requests.

                  (i) UK Funding Procedure. Not later than 11:00 a.m. (London time) on the proposed Drawdown Date of any UK Acquisition Loan, so long as the limitations set forth in ss.2.1(d) have not been exceeded and so long as the UK Fronting Lender has not received notice from the Agent of the occurrence and continuance of a Default or Event of Default or of the UK Borrower's failure to satisfy any of the other conditions to making UK Acquisition Loans set forth herein, the UK Fronting Lender will make available to the UK Borrower, at the UK Fronting Lender's UK Office, in immediately available funds, the amount of such requested UK Acquisition Loan. Promptly following the making of each UK Acquisition Loan, the UK Fronting Lender shall provide notice to the Agent of the amount thereof.

                  (ii) Application of Interest Payments for UK Acquisition
            Loans. As promptly as is practicable following each date upon which the UK Fronting Lender receives a payment of interest under this Agreement on account of any UK Acquisition Loans, the UK Fronting Lender shall, in the event that such payment is made in Sterling, convert into Dollars (based upon the actual exchange rate then applicable to the UK Fronting Lender) the amount equal to the portion of such interest payment which constitutes the Applicable Margin thereof. In consideration of the agreement of the Acquisition Loan Lenders to purchase participating interests in the UK Acquisition Loans, the UK Fronting Lender hereby agrees to pay to the Agent, for the ratable accounts of each Acquisition Loan Lender in accordance with their UK Acquisition Loan Commitments, a risk participation fee (the "UK Risk Participation Fee") in the amount equal to (A) the proceeds received by such UK Fronting Lender from such conversion to Dollars (other than any such proceeds payable for the account of any Defaulting Lender, which proceeds shall be retained by the UK Fronting Lender for its own account) or, (B) if no such conversion is required, the amount in Dollars constituting the Applicable Margin in respect of such interest payment actually received by the UK Fronting Lender on account of any UK Acquisition Loans (other than any such proceeds payable for the account of any Defaulting Lender, which proceeds shall be retained by the UK Fronting Lender for its own account); provided, however, that in the event that any Acquisition Loan Lender has funded the purchase of participating interests in the extensions of credit on account of which such interest payment was made pursuant to ss.2.4(b)(iii) the UK Fronting Lender shall instead pay to the Agent, for the account of each Acquisition Loan Lender which has so funded such purchase, the amount equal to such Acquisition Loan Lender's UK Acquisition Loan Commitment Percentage of the proceeds received by the UK Fronting Lender from such conversion (or, if no such conversion is required, the amount in Dollars constituting such Acquisition Loan Lender's UK Acquisition Loan Commitment Percentage of such interest payment actually received by the UK Fronting Lender on account of any UK Acquisition Loans). Such amount shall be payable to the Agent in Dollars on the date upon which the UK Fronting Lender receives the proceeds of such conversion.

                  (iii) Currency Conversions and Contingent Funding Agreement.

                        (A) Each of the Acquisition Loan Lenders hereby
                  unconditionally and irrevocably agrees to purchase, as the Agent may at any time request, an undivided participating interest (in Dollars) in its ratable share, determined by reference to its UK Acquisition Loan Commitment Percentage, of all UK Acquisition Loans made by the UK Fronting Lender, provided that:

                              (x) the Agent hereby agrees that, unless an Event
                        of Default has occurred and is continuing, it will not request any such purchase of participating interests unless the Agent has given to the UK Borrower at least three (3) Business Days' prior notice thereof;

                              (y) the Agent hereby agrees that it promptly will
                        request that the Acquisition Loan Lenders purchase such participating interest in all outstanding UK Acquisition Loans made by the UK Fronting Lender if the UK Fronting Lender provides to the Agent a written certification that an Event of Default of the type described in ss.ss.14.1(a) or (b) has occurred and is continuing and requesting that such a request be made by the Agent to the Acquisition Loan Lenders; and

                              (z) in the event that any of the Insolvency Events
                        of Default shall have occurred with respect to the UK Borrower, each Acquisition Loan Lender shall be deemed to have purchased, automatically and without request, such participating interest in the UK Acquisition Loans made by the UK Fronting Lender to the UK Borrower.

                  Any such request by the Agent shall be made in writing to each Acquisition Loan Lender and shall specify the amount of Dollars (in the case of purchases of participating interests in UK Acquisition Loans denominated in Sterling, based upon the actual exchange rate at which the Agent anticipates being able to obtain the relevant amount in Sterling on the relevant date, with any excess payment being refunded to the Acquisition Loan Lenders and any deficiency remaining payable by the Acquisition Loan Lenders) required from such Acquisition Loan Lender in order to effect the purchase by such Acquisition Loan Lender of a participating interest in the amount equal to its UK Acquisition Loan Commitment Percentage times the aggregate then outstanding principal amount (in the Applicable Currency) of the UK Acquisition Loans (which participating interest shall thereafter also cover accrued interest thereon and other amounts owing in connection therewith). Promptly upon receipt of such request, each Acquisition Loan Lender shall deliver to the Agent (in immediately available funds) the amount so specified by the Agent. The Agent shall convert such amounts into the Applicable Currency and shall promptly deliver the proceeds of such conversion to the UK Fronting Lender in immediately available funds. Promptly following receipt thereof, the UK Fronting Lender will deliver to each Acquisition Loan Lender (through the Agent) a certificate setting forth the amount of the UK Acquisition Loans purchased by such Acquisition Loan Lender, dated the date of receipt of such funds and in such amount. From and after such purchase, (i) the outstanding UK Acquisition Loans shall be deemed to have been converted into UK Acquisition Loans denominated in Dollars, (ii) any further UK Acquisition Loans to be made to the UK Borrower shall be Eurocurrency Rate Loans made in Dollars, with each Acquisition Loan Lender purchasing a participating interest therein in the manner described in the foregoing provisions of this ss.2.4(b)(iii) immediately upon the making thereof in the amount equal to such

                  Acquisition Loan Lender's UK Acquisition Loan Commitment Percentage thereof (with the Agent hereby agreeing to provide prompt notice to each such Acquisition Loan Lender of its receipt from the UK Fronting Lender of a notice of borrowing and of the making of any UK Acquisition Loans), and (iii) all amounts from time to time accruing, and all amounts from time to time payable, on account of such UK Acquisition Loans (including any interest and other amounts which were accrued but unpaid on the date of such purchase) shall be payable in Dollars as if such UK Acquisition Loans had originally been made in Dollars and as to UK Acquisition Loans shall be distributed by the UK Fronting Lender to the Agent, for the accounts of the Acquisition Loan Lenders, on account of such participating interests. Notwithstanding anything to the contrary contained in this ss.2.4, the failure of any Acquisition Loan Lender to purchase its participating interest in any UK Acquisition Loans shall not relieve any other Acquisition Loan Lender of its obligations hereunder to purchase its participating interest in a timely manner, but no Acquisition Loan Lender shall be responsible for the failure of any other Acquisition Loan Lender to purchase the participating interest to be purchased by such other Acquisition Loan Lenders on any date.

                        (B) If any amount required to be paid by any Acquisition
                  Loan Lender pursuant to ss.2.4(b)(iii) is paid to the Agent within three (3) Business Days following the date upon which such Acquisition Loan Lender receives notice from the Agent that the UK Acquisition Loan in which such Acquisition Loan Lender has purchased a participating interest has been made, such Acquisition Loan Lender shall pay to the Agent on demand an amount equal to the product of (x) such amount, times (y) the Base Rate during the period from but not including the date such payment is required to be made to and including the date on which such payment is immediately available to the Agent, times (z) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any Acquisition Loan Lender pursuant to ss.2.4(b)(iii) is not in fact made available to the Agent within three (3) Business Days following the date upon which such Acquisition Loan Lender receives notice from the Agent that the UK Acquisition Loan in which such Acquisition Loan Lender has purchased a participating interest has been made, the Agent shall be entitled to recover from such Acquisition Loan Lender, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Acquisition Loans which are Base Rate Loans. A certificate from the Agent submitted to any Acquisition Loan Lender with respect to any amounts owing under this ss.2.4(b)(iii) shall be conclusive in the absence of manifest error. Amounts payable by any Acquisition Loan Lender pursuant to this ss.2.4(b)(iii) shall be paid to the Agent, for the account of the UK Fronting Lender; provided that, if the Agent (in its sole discretion) has elected to fund on behalf of such Acquisition Loan Lender the amounts owing to the UK Fronting Lender, then the amounts shall be paid to the Agent, for its own account.

                        (C) Whenever, at any time after the UK Fronting Lender
                  has received from any Acquisition Loan Lender such Acquisition Loan Lender's participating interest in a UK Acquisition Loan pursuant to ss.2.4(b)(iii) above, the UK Fronting Lender receives any payment on account thereof, such UK Fronting Lender will distribute to the Agent, for the account of such Acquisition Loan Lender, such Acquisition Loan Lender's participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Acquisition Loan Lender's participating interest was outstanding and funded) in like funds received; provided, however, that in the event that any such payment received by the UK Fronting Lender is required to be returned, such Acquisition Loan Lender will return to the UK Fronting Lender any portion thereof previously distributed by the UK Fronting Lender to the Acquisition Loan Lender in like funds as such payment is required to be returned by the UK Fronting Lender.

                        (D) Each Acquisition Loan Lender's obligation to
                  purchase participating interests pursuant to this ss.2.4 shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Acquisition Loan Lender may have against the UK Fronting Lender, any Borrower or any other Person for any reason whatsoever; (ii) the occurrence and continuation of any Default or Event of Default; (iii) any adverse change in the condition (financial or otherwise) of any Transaction Party or any other Lender;
                  (iv) any breach of any of the Loan Documents by any of the Transaction Parties or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

      2.5. The Notes.

            (a) Revolving Credit Notes. Revolving Credit Loans shall be evidenced by separate promissory notes of the Borrower, each in substantially the form of Exhibit A-1 hereto (each a "Revolving Credit Note"), with appropriate insertions. One Revolving Credit Note shall be payable to the order of each Revolving Credit Lender in a principal amount equal to such Lender's Revolving Credit Commitment as of the Restatement Effective Date and representing the obligation of the Borrower to pay to such Lender such principal amount or, if less, the outstanding amount of such Lender's Revolving Credit Loans, plus interest accrued thereon, as set forth below.

            (b) Term A Notes. Term Loans A shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit A-2 hereto (each a "Term A Note"), with appropriate insertions. One Term A Note shall be payable to the order of each Term Loan A Lender in a principal amount equal to such Lender's Term Loans A as of the Restatement Effective Date and representing the obligation of the Borrower to pay to such Lender the outstanding amount of such Lender's Term Loans A, plus interest accrued thereon, as set forth below.

            (c) Term B Notes. Term Loans B shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit A-3 hereto (each a "Term B Note"), with appropriate insertions. One Term B Note shall be payable to the order of each Term Loan B Lender in a principal amount equal to such Lender's Term Loans B as of the Restatement Effective Date and representing the obligation of the Borrower to pay to such Lender the outstanding amount of such Lender's Term Loans B, plus interest accrued thereon, as set forth below.

            (d) Acquisition Notes. Acquisition Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit A-4 hereto (each an "Acquisition Note"), with appropriate insertions. One Acquisition Note shall be payable to the order of each Acquisition Loan Lender in a principal amount equal to such Lender's Acquisition Loan

      Commitment as of the Restatement Effective Date and representing the obligation of the Borrower to pay to such Lender such principal amount or, if less, the outstanding amount of such Lender's Acquisition Loans, plus interest accrued thereon, as set forth below.

            (e) Evidence of UK Acquisition Loans. The obligations of the UK Borrower to repay all amounts borrowed by it as UK Acquisition Loans, all interest thereon and all other amounts payable by it in respect thereof shall be evidenced by this Agreement, it being the intention of the parties hereto that the UK Borrower's obligations with respect to the UK Acquisition Loans owed by it shall be evidenced only as stated herein and not by separate promissory notes or other instruments.

            (f) Note Records. The Borrower irrevocably authorizes each Lender with a Commitment of the respective Tranche to make or cause to be made, at or about the time of the Drawdown Date of any Loans of the respective Tranche or at the time of receipt of any payment of principal on any Note of such Lender, an appropriate notation on such Lender's applicable Note Record reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on such Lender's Note Records shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on any Note Record of such Lender shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Note to make payments of principal of or interest on any Note when due.

      2.6. Conversion and Continuation Options.

            (a) Conversion to Different Type of Loan. The Borrower may elect from time to time to convert any of its outstanding Loans to a Loan of another Type, provided that (i) with respect to any such conversion of a Eurocurrency Rate Loan to a Base Rate Loan, the Borrower shall give the Agent at least one (1) Business Day's prior written notice of such election; (ii) with respect to any such conversion of a Base Rate Loan to a Eurocurrency Rate Loan, the Borrower shall give the Agent at least three
      (3) Eurocurrency Business Days' prior written notice of such election;
      (iii) with respect to any such conversion of a Eurocurrency Rate Loan into a Base Rate Loan, such conversion shall only be made on the last day of the Interest Period with respect thereto; (iv) no Loan may be converted into a Eurocurrency Rate Loan when any Default or Event of Default has occurred and is continuing; (v) the Borrower may not have more than five
      (5) Eurocurrency Rate Loans outstanding at any time; (vi) any partial conversion shall be in an aggregate principal amount of $1,000,000 or an integral multiple of $500,000 in excess thereof, provided, that any conversion to or from Eurocurrency Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurocurrency Rate Loans having the same Interest Period shall not be less than $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (vii) each Conversion Request relating to the conversion of a Base Rate Loan to a Eurocurrency Rate Loan shall be irrevocable by the Borrower.

            (b) Continuation of Type of Loans of Borrower. Any Loan of the Borrower of any Type may be continued as a Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in ss.2.6(a); provided that no Eurocurrency Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Agent active upon the Borrower's account have actual knowledge. In the event that the Borrower fails to provide any such notice with respect to the continuation of any Eurocurrency Rate Loan as such, then such Eurocurrency Rate Loan shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto. The Agent shall notify the Lenders promptly when any such automatic conversion contemplated by this ss.2.6(b) is scheduled to occur.

            (c) Continuation of Type of UK Acquisition Loans. Each UK Acquisition Loan shall be continued as a Eurocurrency Rate Loan upon the expiration of an Interest Period with respect thereto, provided, that (i) with respect to any such continuation of a UK Acquisition Loan as a Eurocurrency Rate Loan, the UK Borrower shall give the Agent at least three (3) Business Days prior written notice of the Interest Period to be applicable to such Eurocurrency Rate Loan (or such shorter period prior thereto as the UK Fronting Lender shall agree), (ii) in the event that the UK Borrower fails to provide any such notice with respect to the continuation of any Eurocurrency Rate Loan as such, then such Eurocurrency Rate Loan shall be automatically continued as a Eurocurrency Rate Loan having a one (1) month Interest Period commencing on the last day of the then expiring Interest Period relating thereto, and (iii) any Eurocurrency Rate Loan being continued as such when any payment Default or Event of Default has occurred and is continuing shall be automatically continued as a Eurocurrency Rate Loan having a one (1) month Interest Period commencing on the last day of the then current Interest Period relating thereto ending during the continuance of any payment Default or any Event of Default. The Agent shall notify the UK Fronting Lender and the Acquisition Loan Lenders promptly when any such automatic continuation of a Eurocurrency Rate Loan contemplated by clauses (ii) or (iii) of this ss.2.6(c) occurs or is scheduled to occur.

      2.7. Pro-Rata Borrowings. All Loans (other than Loans subject to the Settlement provisions of ss.2.4 hereof and UK Acquisition Loans made by the UK Fronting Lender) made under this Agreement shall be made by the Lenders pro rata on the basis of their respective Term Loan A Commitments, Term Loan B Commitments, Revolving Credit Commitments, and Acquisition Loan Commitments, as the case may be.

      2.8. Interest on the Loans.

            (a) Each of the Borrowers promises to pay interest on each of its Loans or any portions thereof outstanding during each Interest Period in arrears on each Interest Payment Date with respect thereto.

            (b) Except as otherwise provided in this ss.2.8, each Loan to the Borrower shall bear interest during each Interest Period relating to all or any portion of such Loan at the following rates:

                  (i) To the extent that all or any portion of a Loan bears
            interest during such Interest Period based on the Base Rate, such Loan or such portion thereof shall bear interest during such Interest Period at the rate per annum of the Base Rate plus the Applicable Margin.

                  (ii) To the extent that all or any portion of a Loan bears interest during such Interest Period based on the Eurocurrency Rate, such Loan or such portion thereof shall bear interest during such Interest Period at the rate per annum of the Eurocurrency Rate determined for such Interest Period plus the Applicable Margin.

            (c) Except as otherwise provided in this ss.2.8, each Loan to the UK Borrower shall bear interest during each Interest Period relating to all or any portion of such Loan at the following rates:

                  (i) Each UK Acquisition Loan which is denominated in Dollars shall bear interest for each Interest Period with respect thereto at the rate per annum equal to the Eurocurrency Rate determined for such Interest Period plus the Applicable Margin for Eurocurrency Rate A Loans; and

                  (ii) Each UK Acquisition Loan which is denominated in Sterling shall bear interest for each Interest Period with respect thereto at the rate per annum equal to the Eurocurrency Rate determined for such Interest Period plus the Applicable Margin for Eurocurrency Rate A Loans plus any Mandatory Liquid Asset Costs incurred by the UK Fronting Lender or any UK Acquisition Loan Lender in respect of such UK Acquisition Loan from time to time.

            (d) Overdue principal and (to the extent permitted by Applicable
      Law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to two percent (2%) above the rate of interest otherwise applicable thereto until such amount shall be paid in full (after as well as before judgment).

            (e) During the continuance of an Event of Default the principal of each Loan not overdue shall, until such Event of Default has been cured or remedied or such Event of Default has been waived by the Required Lenders pursuant to ss.17.11, bear interest at a rate per annum equal to the rate of interest applicable to overdue principal of such Loan pursuant to ss.2.8(d).

      2.9. Change in Borrowing Base. The Borrowing Base shall be determined monthly (or at such other interval as may be specified pursuant to ss.9.3(f)) by the Agent by reference to the Borrowing Base Report. The Agent shall give to the Lenders and the Borrower written notice of any change in the Borrowing Base resulting from the Agent's determination to add reserves or to change advance rates with respect to the Borrowing Base, as provided in the definition of Borrowing Base, which notice shall be effective upon receipt by the Borrower. Prior to such time as the Borrower receives such notice, the Borrowing Base shall be the amount in effect in the absence of such notice. For purposes of this Agreement and the other Loan Documents, the Agent may assume, subject to adjustment based upon the provisions of this Agreement, that the Borrowing Base in effect on any given date is the Borrowing Base, as indicated on the most recent Borrowing Base Report delivered on a timely basis to the Lenders and the Agent in accordance with the provisions of ss.9.3(e) hereof.

      2.10. Inability to Determine Eurocurrency Rate. In the event, prior to the commencement of any Interest Period relating to any Eurocurrency Rate Loan, the Agent or the UK Fronting Lender (as applicable) shall determine or be notified by the Required Lenders that adequate and reasonable methods do not exist for ascertaining the Eurocurrency Rate that would otherwise determine the rate of interest to be applicable to any Eurocurrency Rate Loan during any Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrowers and the Lenders) to the Borrower and the Lenders. In such event (i) any Loan Request or Conversion Request with respect to Eurocurrency Rate Loans (other than UK Acquisition Loans) shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (ii) any UK Loan Request with respect to a UK Acquisition Loan shall be deemed to be, rather than a request for a Eurocurrency Rate Loan, a request for a UK Acquisition Loan bearing interest at a rate reasonably determined by the UK Fronting Lender to be equal to its costs of funds for such UK Acquisition Loan for the applicable Interest Period plus the Applicable Margin for Eurocurrency Rate Loans for UK Acquisition Loans, (iii) each Eurocurrency Rate Loan (other than a UK Acquisition Loan) will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, (iv) each UK Acquisition Loan will automatically, on the last day of the then current Interest Period relating thereto, become a UK Acquisition Loan bearing interest at a rate reasonably determined by the UK Fronting Lender to be equal to its costs of funds for such UK Acquisition Loan for the applicable Interest Period plus the Applicable Margin for Eurocurrency Rate Loans for UK Acquisition Loans and (v) the obligations of the Lenders to make Eurocurrency Rate Loans shall be suspended until the Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify th Borrower and the Lenders.

      2.11. Illegality. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurocurrency Rate Loans, such Lender shall forthwith give notice of such circumstances to the Borrower and the Agent and thereupon (a) the commitment of such Lender to make Eurocurrency Rate Loans or convert Loans of another Type to Eurocurrency Rate Loans shall forthwith be suspended, (b) such Lender's Loans then outstanding as Eurocurrency Rate Loans (other than any UK Acquisition Loans), if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurocurrency Rate Loans or within such earlier period as may be required by law, and (iii) such Lender's UK Acquisition Loans, if any, shall be converted automatically, on the last day of the then current Interest Period relating thereto or within such earlier period as may be required by law, to UK Acquisition Loans bearing interest at a rate reasonably determined by the UK Fronting Lender to be equal to its costs of funds for such UK Acquisition Loans for the applicable Interest Period plus the Applicable Margin for Eurocurrency Rate Loans for UK Acquisition Loans. Each of the Borrowers hereby agrees promptly to pay the Agent for the account of such Lender, promptly upon demand by such Lender, any additional amounts necessary to compensate such Lender for any costs incurred by such Lender in making any conversion in accordance with this ss.2.11, including any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its Eurocurrency Rate Loans hereunder.

      2.12. Additional Costs, etc. If any present or future Applicable Law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Lender or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

            (i) subject any Lender or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, any Letters of Credit or such Lender's Commitments or Loans (other than taxes based upon or measured by the income or profits of such Lender or the Agent), or

            (ii) materially change the basis of taxation (except for changes in taxes based upon or measured by the income or profits of such Lender or the Agent) of payments to any Lender of the principal of or the interest on any Loans or any other amounts payable to any Lender or the Agent under this Agreement or any of the other Loan Documents, or

            (iii) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Lender, or

            (iv) impose on any Lender or the Agent any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, such Lender's Commitments or any Letters of Credit, or any class of loans, letters of credit or commitments of which any of the Loans or such Commitments forms a part, and the result of any of the foregoing is

                  (A) to increase the cost to any Lender of making, funding, issuing, renewing, extending or maintaining any of such Lender's Loans or Commitments or Letters of Credit, or

                  (B) to reduce the amount of principal, interest, Reimbursement
            Obligation or other amount payable to such Lender or the Agent hereunder on account of such Lender's Loans or Commitments or Letters of Credit, or

                  (C) to require such Lender or the Agent to make any payment or to forgo any interest or Reimbursement Obligation or other sum payable hereunder, the amount of which payment or forgone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender or the Agent from the Borrowers hereunder;

then, and in each such case, the applicable Borrower will, upon demand made by such Lender or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Lender or the Agent such additional amounts as will be sufficient to compensate such Lender or the Agent for such additional cost, reduction, payment or forgone interest or Reimbursement Obligation or other sum.

      2.13. Capital Adequacy. If after the Original Closing Date any Lender or the Agent determines that (a) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or (b) compliance by such Lender or the Agent or any corporation controlling such Lender or the Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Lender's or the Agent's capital as a result of such Lender's obligations hereunder to a level below that which such Lender or the Agent could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or the Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Lender or (as the case may be) the Agent to be material, then such Lender or the Agent may notify the Borrower of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate, the Borrowers agree to pay such Lender or (as the case may be) the Agent for the amount of such reduction in the return on capital as and when such reduction is determined upon presentation by such Lender or (as the case may be) the Agent of a certificate in accordance with ss.2.15 hereof.

      2.14. Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of ss.ss.2.12 or 2.13 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy consideration of such Lender) to designate another lending office for any Loans affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this ss.2.14 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in ss.ss.2.12 or 2.13.

      2.15. Certificate. A certificate setting forth any additional amounts payable pursuant to ss.ss.2.11, 2.12 or 2.13 and a brief explanation of such amounts which are due, submitted by any Lender or the Agent to the Borrower, shall be conclusive, absent manifest error, that such amounts are due and owing.

      2.16. Indemnity. Each of the Borrowers agrees to indemnify each Lender and to hold each Lender harmless from and against any loss, cost or expense (including loss of anticipated profits) that such Lender may sustain or incur as a consequence of (a) default by such Borrower in payment of the principal amount of or any interest on any Eurocurrency Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its Eurocurrency Rate Loans, (b) default by such Borrower in making a borrowing or conversion after such Borrower has given (or is deemed to have given) a Loan Request or a Conversion Request relating thereto in accordance with ss.2.6 or (c) the making of any payment of a Eurocurrency Rate Loan or the making of any conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain any such Loans.

      2.17. Replacement of Lenders. (a) If any Lender becomes a Defaulting Lender or (b) if any Lender (other than the Agent) refuses to consent to a proposed change, waiver, discharge or termination with respect to this Agreement or any other Loan Document which has been approved by the Required Lenders as provided in ss.17.11, then the Borrower shall have the right, if no Default or Event of Default then exists, to replace such Lender (the "Replaced Lender") with any other Lender or with one or more other Eligible Assignees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the "Replacement Lender") reasonably acceptable to the Agent or, at the option of the Borrower, to replace only (i) the Revolving Credit Commitment (and Letter of Credit Participations and Revolving Credit Loans outstanding pursuant thereto) of the Replaced Lender with an identical Revolving Credit Commitment (and Letter of Credit Participations and Revolving Credit Loans outstanding pursuant thereto) provided by the Replacement Lender, (ii) the Acquisition Loan Commitment and UK Acquisition Loan Commitment (and Acquisition Loans and UK Acquisition Loans outstanding pursuant thereto) of the Replaced Lender with an identical Acquisition Loan Commitment and UK Acquisition Loan Commitment (and Acquisition Loans and UK Acquisition Loans outstanding pursuant thereto) provided by the Replacement Lender, (iii) the Term Loan A Commitment (and Term Loans A outstanding pursuant thereto) of the Replaced Lender with an identical Term Loan A Commitment (and Term Loans A outstanding pursuant thereto) provided by the Replacement Lender, and/or (iv) the Term Loan B Commitment (and Term Loans B outstanding pursuant thereto) of the Replaced Lender with an identical Term Loan B Commitment (and Term Loans B outstanding pursuant thereto) provided by the Replacement Lender; provided that:

            (A) at the time of any replacement pursuant to this Section ss.2.17, the Replacement Lender shall enter into one or more Assignment and Acceptances pursuant to ss.16 (and with all fees payable pursuant to ss.16.3 to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of and Letter of Credit Participations (or, in the case of the replacement of only (w) the Revolving Credit Commitment (and Letter of Credit Participations and Revolving Credit Loans outstanding pursuant thereto) of the Replaced Lender with an identical Revolving

      Credit Commitment (and Letter of Credit Participations and Revolving Credit Loans outstanding pursuant thereto) provided by the Replacement Lender (x) the Acquisition Loan Commitment and UK Acquisition Loan Commitment (and Acquisition Loans and UK Acquisition Loans outstanding pursuant thereto) of the Replaced Lender with an identical Acquisition Loan Commitment and UK Acquisition Loan Commitment (and Acquisition Loans and UK Acquisition Loans outstanding pursuant thereto) provided by the Replacement Lender, (y) the Term Loan A Commitment (and Term Loans A outstanding pursuant thereto) of the Replaced Lender with an identical Term Loan A Commitment (and Term Loans A outstanding pursuant thereto) provided by the Replacement Lender and/or (z) the Term Loan B Commitment (and Term Loans B outstanding pursuant thereto) of the Replaced Lender with an identical Term Loan B Commitment (and Term Loans B outstanding pursuant thereto) provided by the Replacement Lender) of the Replaced Lender and, in connection therewith, the Replacement Lender shall pay to

                  (x) the Replaced Lender in respect thereof an amount equal to the sum of (1) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender (or, in the case of the replacement of only (I) the Revolving Credit Commitment, the outstanding Revolving Credit Loans (II) the Acquisition Loan Commitments and UK Acquisition Loan Commitments, the outstanding Acquisition Loans and UK Acquisition Loans, (III) the Term Loan A Commitment, the outstanding Term Loans A and/or (IV) the Term Loan B Commitment, the outstanding Term Loans B of the Replaced Lender), (2) except in the case of the replacement of only
            (I) the Term Loan A Commitment or outstanding Term Loans A of a Replaced Lender (II) the Term Loan B Commitment or outstanding Term Loans B of a Replaced Lender, and/or (III) only the Acquisition Loan Commitments and UK Acquisition Loan Commitments or outstanding Acquisition Loans and/or UK Acquisition Loans of a Replaced Lender, an amount equal to such Replacement Lender's Revolving Credit Commitment Percentage of all Unpaid Reimbursement Obligations that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time and (3) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender but only with respect to the relevant Tranche, in the case of the replacement of less than all the Tranches of Loans then held by the respective Replaced Lender) pursuant to ss.5.1 hereof, and (y) except in the case of the replacement of only one or more Tranches of (I) the Term Loan A Commitment and Term Loans A,
            (II) Term Loan B Commitment and Term Loans B, (III) the Acquisition Loan Commitment and/or Acquisition Loans, or (IV) the UK Acquisition Loan Commitment and/or UK Acquisition Loans of the Replaced Lender, the Issuing Bank or Lenders an amount equal to such Replaced Lender's Revolving Credit Commitment Percentage of any Unpaid Reimbursement

            Obligations with respect to a Letter of Credit issued by the Issuing Bank, to the extent such amount was not theretofore funded by such Replaced Lender; and

            (B) all obligations of the Borrower owing to the Replaced Lender (other than (x) those specifically described in clause (A) above in respect of which the assignment purchase price has been, or is concurrently being, paid or (y) relating to any Tranche of Loans and/or Commitments of the respective Replaced Lender which will remain outstanding after giving effect to the respective replacement) shall be paid in full by the Borrower to such Replaced Lender concurrently with such replacement.

Upon the execution of the respective Assignment and Acceptance, the payment of amounts referred to in clauses (A) and (B) above, recordation of the assignment on the Register by the Agent pursuant to ss.16.1 and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrower, (x) the Replacement Lender shall become a Lender hereunder with respect to the assigned interest(s) (y) unless the respective Replaced Lender continues to have a Term Loan A Commitment or Term Loans A, a Term Loan B Commitment or Term Loans B, an Acquisition Loan Commitment or Acquisition Loans, a UK Acquisition Loan Commitment or UK Acquisition Loans, or a Revolving Credit Commitment or Revolving Credit Loans, the Replaced Lender shall cease to constitute a Lender hereunder with respect to the Loans and Term Loan A Commitments, Term Loan B Commitments, Acquisition Loan Commitments, UK Acquisition Loan Commitments and/or Revolving Credit Commitments so transferred, except with respect to indemnification provisions applicable to the Replaced Lender under this Agreement, which shall survive as to such Replaced Lender, and (z) the Term Loan A Commitment Percentages, Term Loan B Commitment Percentages, Acquisition Loan Commitment Percentages, UK Acquisition Loan Commitment Percentages and Revolving Credit Commitment Percentages of the Lenders shall be automatically adjusted at such time to give effect to such replacement.

      2.18. Resignation of UK Fronting Lender. The UK Fronting Lender may resign at any time by giving thirty (30) days prior written notice thereof to the Agent, the Acquisition Loan Lenders and the UK Borrower; provided such resignation shall not become effective until the date upon which a replacement UK Fronting Lender reasonably acceptable to the Required Acquisition Loan Lenders and the Agent has been selected and has assumed the rights and obligations of the UK Fronting Lender hereunder. Unless an Event of Default shall have occurred and be continuing, such successor UK Fronting Lender shall be reasonably acceptable to the UK Borrower. If no successor UK Fronting Lender shall have been so appointed by the Required UK Acquisition Loan Lenders and shall have accepted such appointment within thirty (30) days after the resigning UK Fronting Lender's giving of notice of resignation, then the resigning UK Fronting Lender may, on behalf of the Acquisition Loan Lenders, appoint a successor UK Fronting Lender, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's, which qualifies as a UK Qualifying Lender, and which shall otherwise have the ability to fund the UK Acquisition Loans from an appropriate lending office. Upon the acceptance of any appointment as UK Fronting Lender hereunder by a successor UK Fronting Lender, such successor UK Fronting

Lender shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the resigning UK Fronting Lender, and the resigning UK Fronting Lender shall be discharged from its duties and obligations hereunder. After any resigning UK Fronting Lender's resignation, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as UK Fronting Lender.

      2.19. Nature of Acquisition Loan Lenders' Interests in UK Acquisition Loans. For the avoidance of any doubt, the interest of the Acquisition Loan Lenders in the UK Acquisition Loans (and the related interest and fees) shall be a sub-participation only, and the obligations of the Acquisition Loan Lenders under ss.2.4 shall not constitute or be deemed a direct assignment or novation of the UK Obligations in favor of the Acquisition Loan Lenders or otherwise evidence a direct contractual relationship or any direct rights or obligations between any of the Acquisition Loan Lenders (in their capacities as such), on the one hand, and the UK Borrower, on the other. The UK Fronting Lender is the sole counterpart to the UK Borrower in respect of the UK Acquisition Loans. The sole claims of each of the Acquisition Loan Lenders in respect of its interest hereunder shall be to the UK Fronting Lender in respect of such Acquisition Loan Lender's actual share of the any payments, actually received by the UK Fronting Lender in cash or solvent credits on or in respect of the principal of, and interest on, and fees accrued with respect to, the UK Acquisition Loans, in each case which shall be payable to such Acquisition Loan Lender pursuant to the provisions hereof.

            3. LETTERS OF CREDIT.

      3.1. Letter of Credit Commitments.

            (a) Commitment to Issue Letters of Credit. Subject to the terms and conditions hereof and the execution and delivery by the Borrower of a letter of credit application on the Issuing Bank's customary form (a "Letter of Credit Application"), the Issuing Bank on behalf of the Revolving Credit Lenders and in reliance upon the agreement of the Revolving Credit Lenders set forth in ss.3.1(d) and upon the representations and warranties of the Transaction Parties contained herein, agrees, in its individual capacity, to issue, extend and renew for the account of the Borrower one or more standby or documentary letters of credit (individually, a "Letter of Credit"), in such form as may be requested from time to time by the Borrower and reasonably agreed to by the Issuing Bank; provided, however, that, after giving effect to such request, (a) the Letter of Credit Exposure shall not exceed $10,000,000 and (b) the sum of (i) the Letter of Credit Exposure plus (ii) the amount of all Revolving Loans outstanding plus (iii) any Excess UK Working Capital Outstandings shall not exceed the lesser of (A) the Total Revolving Credit Commitment and (B) the Borrowing Base.

            (b) Letter of Credit Applications. Each Letter of Credit Application shall be completed to the reasonable satisfaction of the Issuing Bank. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Agreement, then the provisions of this Agreement shall, to the extent of any such inconsistency, govern.

            (c) Terms of Letters of Credit. Each Letter of Credit issued, extended or renewed hereunder shall, among other things, (i) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and (ii) shall by its terms terminate on or before the earlier to occur of (A) the date which is fourteen (14) days (or, if the Letter of Credit is confirmed by a confirmer or otherwise provides for one or more nominated persons, forty-five (45) days) prior to the Revolving Credit Loan Maturity Date, and (B) the date which is one (1) year after the date of issuance thereof (subject to renewal on terms satisfactory to the Issuing Bank). Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs or, in the case of a standby Letter of Credit issued on or after January 1, 1999, either the Uniform Customs or the International Standby Practices.

            (d) Reimbursement Obligations of Lenders. Each Revolving Credit Lender severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Lender's Revolving Credit Commitment Percentage, to reimburse the Issuing Bank on demand for the amount of each draft paid by the Issuing Bank under each Letter of Credit to the extent that such amount is not reimbursed by the Borrower pursuant to ss.3.2 (such agreement for a Revolving Credit Lender being called herein the "Letter of Credit Participation" of such Lender).

            (e) Participations of Lenders. Each such payment made by a Revolving Credit Lender shall be treated as the purchase by such Lender of a participating interest in the Borrower's Reimbursement Obligations under ss.3.2 in an amount equal to such payment. Each Revolving Credit Lender shall share in accordance with its participating interest in any interest which accrues pursuant to ss.3.2.

      3.2. Reimbursement Obligation of Borrower. In order to induce the Issuing Bank to issue, extend and renew each Letter of Credit and the Revolving Credit Lenders to participate therein, the Borrower hereby agrees to reimburse or pay to the Issuing Bank, for the account of the Issuing Bank or (as the case may be) the Revolving Credit Lenders, with respect to each Letter of Credit issued, extended or renewed by the Issuing Bank hereunder at the request of the Borrower,

            (a) except as otherwise expressly provided in ss.3.2(b) and (c), on each date that any draft presented under such Letter of Credit is honored by the Issuing Bank, or the Issuing Bank otherwise makes a payment with respect thereto, (i) the amount paid by the Issuing Bank under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Issuing Bank or any Revolving Credit Lender in connection with any payment made by the Issuing Bank or any Revolving Credit Lender under, or with respect to, such Letter of Credit,

            (b) upon the reduction (but not termination) of the Total Revolving Credit Commitment to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Issuing Bank or by the Agent for the benefit of the

      Revolving Credit Lenders, the Issuing Bank and the Agent, as cash collateral for all Reimbursement Obligations, and

            (c) upon the termination of the Total Revolving Credit Commitment, or the acceleration of the Reimbursement Obligations with respect to Letters of Credit in accordance with ss.14, an amount equal to the then Maximum Drawing Amount with respect to Letters of Credit, which amount shall be held by the Issuing Bank or by the Agent for the benefit of the Revolving Credit Lenders, the Issuing Bank and the Agent, as cash collateral for all Reimbursement Obligations, until all Reimbursement Obligations are paid in full.

Each such payment shall be made to the Issuing Bank at the Issuing Bank's head office located at 100 Federal Street, Boston, Massachusetts in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrower under this ss.3.2 at any time from the date such amounts become due and payable (whether as stated in this ss.3.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Issuing Bank on demand at the rate specified in ss.2.8 for overdue principal on the Revolving Credit Loans.

      3.3. Letter of Credit Payments. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Issuing Bank shall notify the Borrower of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Borrower fails to reimburse the Issuing Bank as provided in ss.3.2 on or before the date that such draft is paid or other payment is made by the Issuing Bank, the Issuing Bank may at any time thereafter notify the Lenders of the amount of any such Unpaid Reimbursement Obligation. No later than 3:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each Lender with a Revolving Credit Commitment, or if such Commitment is terminated, with outstanding Revolving Credit Loans, shall make available to the Issuing Bank, at its head office located at 100 Federal Street, Boston, Massachusetts, in immediately available funds, such Lender's Revolving Credit Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (a) the amount equal to such Lender's Revolving Credit Commitment Percentage of such Unpaid Reimbursement Obligation, times (b) the Base Rate during the period from but not including the date such payment is required to be made to and including the date on which such payment is immediately available to the Issuing Bank, times (c) a fraction, the numerator of which is the number of days that elapse from and including the date the Issuing Bank paid the draft presented for honor or otherwise made payment to the date on which such Lender's Revolving Credit Commitment Percentage of such Unpaid Reimbursement obligation shall become immediately available to the Issuing Bank, and the denominator of which is 360.

      3.4. Obligations Absolute. The Borrower's obligations under this ss.3 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Bank, any Revolving Credit Lender, the Agent or any beneficiary of a Letter of Credit. The Borrower further agrees with the Issuing Bank and the Revolving Credit Lenders that the Issuing Bank and such Lenders shall not be responsible for, and the Borrower's Reimbursement Obligations under ss.3.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrower against the beneficiary of any Letter of Credit or any such transferee. The Issuing Bank and the Revolving Credit Lenders shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrower agrees that any action taken or omitted by the Issuing Bank or any Revolving Credit Lender under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Borrower and shall not result in any liability on the part of the Issuing Bank or any such Lender to such Borrower.

      3.5. Reliance by Issuer. To the extent not inconsistent with ss.3.4, the Issuing Bank shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Issuing Bank. The Issuing Bank shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Revolving Credit Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Revolving Credit Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Issuing Bank shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Revolving Credit Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Revolving Credit Lenders and all future holders of the Notes or of a Letter of Credit Participation.

      3.6. Existing Letters of Credit. The Borrower and the Lenders each agree that (a) any letter of credit which has been previously issued by BankBoston under the Existing Credit Agreement (the "Existing Letters of Credit") for the account of the Borrower or any of its Subsidiaries, shall be deemed a Letter of Credit issued under and governed by this Agreement, (b) this Credit Agreement supercedes any and all prior agreements between the Borrower or any of its Subsidiaries and BankBoston with respect to the Existing Letters of Credit, and
(c) all Existing Letters of Credit, from and after the Restatement Effective Date, shall be subject to and governed by the terms of this Agreement.

            4. REDUCTION OF COMMITMENTS; PAYMENTS; PREPAYMENTS.

      4.1. Reallocation and Voluntary Reduction of Unutilized Commitments.

            (a) Voluntary Reduction of Revolving Credit Loan Commitment. The Borrower shall have the right at any time and from time to time, upon three (3) Business Days prior written notice to the Agent, to reduce by $1,000,000 or an integral multiple of $500,000 in excess thereof or to terminate entirely the Total Revolving Credit Commitment, whereupon the Revolving Credit Commitments of each Revolving Credit Lender shall be reduced pro rata in accordance with its respective Revolving Credit Commitment Percentage of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this ss.4.1(a), the Agent will notify the Lenders with a Revolving Credit Commitment of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Agent for the respective accounts of such Lenders the full amount of any Revolving Credit Commitment Fee then accrued on the amount of the reduction. No reduction or termination of the Revolving Credit Commitment may be reinstated.

            (b) Voluntary Reduction of Total Acquisition Commitment. The Borrower shall have the right at any time and from time to time upon three
      (3) Business Days prior written notice to the Agent, to reduce by $1,000,000 or an integral multiple of $500,000 in excess thereof or to terminate entirely the Total Acquisition Commitment, whereupon the Total Acquisition Loan Commitment and the Total UK Acquisition Loan Commitment shall be reallocated, subject to the provisions of ss.4.1(e), and the Acquisition Loan Commitments and UK Acquisition Loan Commitments of the Acquisition Loan Lenders shall be reduced pro rata in accordance with their respective Acquisition Loan Commitment Percentages and UK Acquisition Loan Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of any Borrower delivered pursuant to this ss.4.1(b), the Agent will notify the Lenders of the substance thereof. Upon the effective date of any such reduction and reallocation or termination, the applicable Borrower shall pay to the Agent for the respective accounts of the applicable Lenders the full amount of any Acquisition Commitment Fee or UK Acquisition Commitment Fee then accrued on the amount of the reduction. No reduction or termination of the Total Acquisition Commitment may be reinstated.

            (c) Intentionally Omitted.

            (d) Intentionally Omitted.

            (e) Reallocation of Total Acquisition Commitment. The Borrower shall have the right, no more frequently than once in any calendar month (unless otherwise permitted by the Agent) to request the reallocation of the unborrowed and unused portion of the Total Acquisition Commitment between the Total Acquisition Loan Commitment and the Total UK Acquisition Loan Commitment, whereupon the Total Acquisition Loan Commitment and the Total UK Acquisition Loan Commitment shall be reallocated as specified in such notice and the Acquisition Loan Commitments and UK Acquisition Loan

      Commitments of the Acquisition Loan Lenders shall be reallocated pro rata in accordance with their respective Acquisition Loan Commitment Percentages and UK Acquisition Loan Commitment Percentages of the amount specified in such notice. The Borrower shall give to the Agent written notice in the form of Exhibit J hereto of each reallocation requested under this ss.4.1(e) (a "Commitment Reallocation Request"). Each such notice shall specify (i) the Total Acquisition Loan Commitment and Total UK Acquisition Loan Commitment as of the date of such notice, (ii) each Borrower's Total Acquisition Loan Commitment and Total UK Acquisition Loan Commitment, as the case may be, after giving effect to such notice, and
      (iii) the effective date of such reallocation, which date shall be no less than ten (10) Business Days after the date of such notice (the "Commitment Reallocation Date"). Upon giving effect to a Commitment Reallocation Request, the sum of the Acquisition Loan Commitments and UK Acquisition Loan Commitments shall not exceed the Total Acquisition Commitment in effect at that time. On the Commitment Reallocation Date, the Acquisition Loan Commitments and UK Acquisition Loan Commitments shall be reallocated in accordance with the related Commitment Reallocation Request given in compliance with the foregoing requirements and Schedule 1 shall be deemed revised to reflect the reallocation. The Agent shall keep a record of each Commitment Reallocation Request and the Acquisition Loan Commitments and UK Acquisition Loan Commitments of each Lender as in effect on each date and such record shall be conclusive and binding on all parties hereto, in the absence of manifest error. A reallocation of the Total Acquisition Commitment under this ss.4.1 shall not be deemed to be a reduction of the Total Acquisition Commitment.

      4.2. Mandatory Reduction of Commitments.

            (a) Intentionally Omitted.

            (b) The Term Loan A Commitment of each Lender with such a Commitment and the Term Loan B Commitment of each Lender with such a Commitment shall terminate immediately following the conversion of Existing Acquisition Loans to Term Loans on the Restatement Effective Date pursuant to ss.ss.2.1(a) and 2.1(b).

            (c) The Revolving Credit Commitment of each Lender with such a Commitment shall terminate on the Revolving Credit Loan Maturity Date.

            (d) The Acquisition Loan Commitment of each Lender with such a Commitment and the UK Acquisition Loan Commitment of each Lender with such a Commitment shall terminate in their entirety on November 19, 2000.

            (e) If the Borrower has not received during the period commencing on the Restatement Effective Date and ending on June 30, 1999, at least $30,000,000 of Net Cash Proceeds from the issuance and sale of Permitted Capital Stock and/or Permitted Disqualified Capital Stock, the Acquisition Loan Commitment shall automatically be reduced on June 30, 1999 by the amount by which such Net Cash Proceeds received by the Borrower during such period is less than $30,000,000. On or prior to the date of such mandatory reduction the Borrower shall reallocate the Total Acquisition Commitment between the Total Acquisition Loan Commitment and the Total UK Acquisition Loan Commitment, whereupon the Acquisition Loan Commitments and UK

Acquisition Loan Commitments of the Acquisition Loan Lenders shall be reallocated pro rata in accordance with their respective Acquisition Loan Commitment Percentages and UK Acquisition Loan Commitment Percentages. Upon giving effect to the reallocation, the sum of the Acquisition Loan Commitments and UK Acquisition Loan Commitments shall not exceed the Total Acquisition Commitment then in effect. Schedule 1 shall be deemed revised to reflect the reallocation. The Agent shall keep a record of such reallocation and the Acquisition Loan Commitments and UK Acquisition Loan Commitments of each Lender in effect following such reallocation and such record shall be conclusive and binding on all parties hereto, in the absence of manifest error. Upon the effective date of such reduction and reallocation, the applicable Borrower shall pay to the Agent for the respective accounts of the applicable Lenders the full amount of any Acquisition Commitment Fee or UK Acquisition Commitment Fee then accrued on the amount of the reduction. No such reduction of the Total Acquisition Commitment may be reinstated.

      4.3. Voluntary Prepayments of Loans.

            (a) The Borrower shall have the right, at its election, to repay outstanding Revolving Credit Loans, Acquisition Loans and Term Loans as a whole, or in part, at any time without premium or penalty (but subject to ss.2.16); provided, however, that during the period from the Original Closing Date through the first anniversary of the Original Closing Date, any prepayment of the outstanding Term Loans B shall be subject to a prepayment premium in an amount equal to one percent (1%) of the total amount of each such prepayment. Such prepayment premium shall be due and payable on the date that any such prepayment is made by the Borrower. The Borrower shall give the Agent, no later than 1:00 p.m. (Boston time), at least one (1) Business Day prior written notice of any proposed prepayment pursuant to this ss.4.3 of Base Rate Loans, and three (3) Eurocurrency Business Days notice of any proposed prepayment pursuant to this ss.4.3 of Eurocurrency Rate Loans, in each case specifying the proposed date of prepayment, and the principal amount, Type and Tranche of Loans to be prepaid.

            (b) The UK Borrower shall have the right, at its election, to repay the outstanding amount of the UK Acquisition Loans, as a whole or in part, at any time without penalty or premium (but subject to ss.2.16). The UK Borrower shall give the UK Fronting Lender (with a copy to the Agent), no later than 10:00 a.m. (London time), at least three (3) Eurocurrency Business Days notice of any proposed prepayment pursuant to this ss.4.3 of Eurocurrency Rate Loans, in each case specifying the proposed date of prepayment of UK Acquisition Loans and the principal amount to be prepaid.

            (c) Each partial prepayment shall be in the principal amount of $500,000 or an integral multiple thereof and shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment and shall be applied, in the absence of instruction by the Borrower, first to principal of Base Rate Loans and then to principal of Eurocurrency Rate Loans. Any partial prepayment of Eurocurrency Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurocurrency Rate Loans having the same Interest Period shall not be less than $5,000,000 or a whole multiple of $1,000,000 in excess thereof.

            (d) Each partial repayment or prepayment in respect of Loans of any Tranche (whether voluntary, mandatory or scheduled) shall be applied pro rata to such Loans based on the then outstanding amount of such Loans on such prepayment date.

            (e) Each prepayment of Term Loans, or, following the termination of the Acquisition Loan Commitment Period, the Acquisition Loans and/or the UK Acquisition Loans, pursuant to this ss.4.3 must consist of a prepayment of Term Loans A (in an amount equal to the Term Loan A Percentage of such prepayment), Term Loans B (in an amount equal to the Term Loan B Percentage of such prepayment), Acquisition Loans (in an amount equal to the Acquisition Loan Percentage of such prepayment), and UK Acquisition Loans (in an amount equal to the UK Acquisition Loan Percentage of such prepayment); provided, however, that during the Acquisition Loan Commitment Period (x) a prepayment of Acquisition Loans shall not be required to be accompanied by a prepayment of Term Loans or UK Acquisition Loans, (y) a prepayment of UK Acquisition Loans shall not be required to be accompanied by a prepayment of Acquisition Loans or Term Loans, and (z) a prepayment of Term Loans shall not be required to be accompanied by a prepayment of Acquisition Loans or UK Acquisition Loans. No amount prepaid with respect to the Term Loans may be reborrowed. No amount prepaid, following the termination of the Acquisition Loan Commitment Period, with respect to the Acquisition Loans or the UK Acquisition Loans, may be reborrowed.

            (f) Each prepayment, pursuant to this ss.4.3, of (i) Acquisition Loans and UK Acquisition Loans, following the termination of the Acquisition Loan Commitment Period, shall be applied to reduce the then remaining scheduled repayments of the respective Tranche being repaid on a pro rata basis (based upon the then remaining principal amount of each such scheduled repayment), and (ii) Term Loans shall be applied to reduce the then remaining scheduled repayments of the respective Tranche being repaid on a pro rata basis (based upon the then remaining principal amount of each such scheduled repayment).

            (g) Any Term Loan B Lender may elect, by notice to the Agent in writing (or by telephone or telecopy promptly confirmed in writing) at least one (1) Business day prior to any prepayment of Term Loans B being made by the Borrower for the account of such Lender pursuant to this ss.4.3, to cause all or a portion of such prepayment to be applied instead to prepay the Term Loans A, and, following the termination of the Acquisition Loan Commitment Period, the Acquisition Loans and the UK Acquisition Loans, in accordance with ss.4.3.

      4.4. Obligations Exceed Commitment or Borrowing Base.

            (a) If at any time the sum of the outstanding (i) Revolving Credit Loans, plus (ii) Letter of Credit Exposure plus (iii) Excess UK Working Capital Outstandings exceeds the lesser of (x) the Total Revolving Credit Commitment in effect at such time and (y) the Borrowing Base in effect at such time, then the Borrower shall immediately pay the amount of such excess to the Agent for the respective accounts of the Lenders for application: first, to any Unpaid Reimbursement Obligations; second, to the Revolving Credit Loans; and third, to provide to the Agent cash collateral for Reimbursement Obligations as contemplated by ss.3.2(b) and
      (c). Each payment of any Unpaid Reimbursement Obligations or prepayment of Revolving Credit Loans shall be allocated among Revolving Credit Lenders, in proportion, as nearly as practicable, to Unpaid Reimbursement Obligations or (as the case may be) the outstanding Revolving Credit Loans of such Lender, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

            (b) If at any time during the Acquisition Loan Commitment Period the sum of outstanding Acquisition Loans exceeds the Total Acquisition Loan Commitment, then the Borrower shall immediately pay the amount of such excess to the Agent for the respective accounts of the Acquisition Loan Lenders for application to the Acquisition Loans. Each payment of any portion of the Acquisition Loans shall be allocated among such Lenders according to such Lenders' Acquisition Loan Commitment Percentage.

            (c) If at any time during the Acquisition Loan Commitment Period the sum of the Dollar Equivalent of all outstanding UK Acquisition Loans exceeds the Total UK Acquisition Loan Commitment for any reason (including fluctuations in currency rates) for a period of five (5) or more consecutive Business Days, then the UK Borrower shall immediately pay the amount of such excess to the UK Fronting Lender for application to the UK Acquisition Loans.

      4.5. Scheduled Payments of Principal of Term Loans A. The Borrower promises to pay to the Agent for the account of the Lenders with Term Loans A the principal amount of the Term Loans A in twenty (20) consecutive quarterly installments with each installment payment due and payable on the last day of each March, June, September and December (each such date a "Term Loan A Payment Date"), commencing on March 31, 1999, with a final payment on the Term Loan A Maturity Date in an amount equal to the unpaid balance of Term Loans A, together with all accrued and unpaid interest thereon. The aggregate principal amount of the Term Loans A due on each Term Loan A Payment Date shall be the amount obtained by (i) multiplying (A) the outstanding aggregate principal amount of Term Loans A on the Restatement Effective Date (after giving effect to the continuations and conversions contemplated by ss.2.1(a)) by (B) the percentage set forth below opposite the period during which such Term Loan A Payment Date falls and (ii) dividing the product of clause (i) above by the number of Term Loan A Payment Dates in such period.

                                                      Amortization
               Date                                    Percentage
               ----                                    ----------

     March 31, 1999 through December 31, 1999              10.0%
     January 1, 2000 through December 31, 2000             15.0%
     January 1, 2001 through December 31, 2001             15.0%
     January 1, 2002 through December 31, 2002            23.75%
     January 1, 2003 through November 19, 2003            36.25%
          Total                                             100%

      4.6. Scheduled Payments of Principal of Term Loans B. The Borrower promises to pay to the Agent for the account of the Lenders with Term Loans B the principal amount of the Term Loans B in twenty-five (25) consecutive quarterly installments with each installment payment due and payable on the last day of each March, June, September and December (each such date a "Term Loan B Payment Date"), commencing on March 31, 1999, with a final payment on the Term Loan B Maturity Date in an amount equal to the unpaid balance of Term Loans B, together with all accrued and unpaid interest thereon. The aggregate principal amount of the Term Loans B due on each Term Loan B Payment Date shall be the amount obtained by (i) multiplying (A) the outstanding aggregate principal amount of Term Loans B on the Restatement Effective Date (after giving effect to the continuations and conversions contemplated by ss.2.1(b)) by (B) the percentage set forth below opposite the period during which such Term Loan B Payment Date falls and (ii) dividing the product of clause (i) above by the number of Term Loan B Payment Dates in such period.

                                                        Amortization
            Date                                         Percentage
            ----                                         ----------

      March 31, 1999 through December 31, 1999              1.0%
      January 1, 2000 through December 31, 2000             1.0%
      January 1, 2001 through December 31, 2001             1.0%
      January 1, 2002 through December 31, 2002             1.0%
      January 1, 2003 through December 31, 2003             1.0%
      January 1, 2004 through December 31, 2004             47.5%
      January 1, 2005 through February 1, 2005              47.5%
            Total                                            100%

      4.7. Scheduled Payments of Principal of Acquisition Loans and UK Acquisition Loans.

            (a) The Borrower promises to pay to the Agent for the account of the Lenders with Acquisition Loans the aggregate principal amount of the Acquisition Loans outstanding on the last day of the Acquisition Loan Commitment Period in thirteen (13) equal consecutive quarterly installments. Each such installment shall be due and payable on the last day of each calendar quarter, commencing with the calendar quarter ended December 31, 2000, with the remaining unpaid balance of the Acquisition Loans being absolutely due and payable on the Acquisition Loan Maturity Date, together with all accrued and unpaid interest thereon.

            (b) The UK Borrower promises to pay to the UK Fronting Lender for the account of the Lenders with UK Acquisition Loans the aggregate principal amount of the UK Acquisition Loans outstanding on the last day of the Acquisition Loan Commitment Period in thirteen (13) equal consecutive quarterly installments. Each such installment shall be due and payable on the last day of each calendar quarter, commencing with the calendar quarter ended December 31, 2000, with the remaining unpaid balance of the UK Acquisition Loans being absolutely due and payable on the Acquisition Loan Maturity Date, together with all accrued and unpaid interest thereon.

      4.8. Revolving Credit Maturity Date. The Borrower promises to pay to the Agent for the account of the Lenders with Revolving Credit Loans the aggregate principal amount of the Revolving Credit Loans outstanding on the

Revolving Credit Loan Maturity Date, and there shall become absolutely due and payable on the Revolving Credit Loan Maturity Date all of the Revolving Credit Loans outstanding on such date, together with all accrued and unpaid interest thereon.

      4.9. Certain Mandatory Prepayments of Loans.

            (a) The Borrower or the UK Borrower, as the case may be, will prepay the Loans, in accordance with the allocation and application provisions of ss.4.10, on the date of receipt by the Borrower or any of its Subsidiaries of any of the amounts described below, by the amount described below:

                  (i) Asset Sales. One hundred percent (100%) of the Net Cash
            Proceeds from any sale or other disposition of Property (including any sale or other disposition of Capital Stock of any Subsidiary of the Borrower) of the Borrower or any of its Subsidiaries (other than Net Cash Proceeds from (x) the sale or other disposition of inventory in the ordinary course of business consistent with past practices, (y) the sale or other disposition of equipment in the ordinary course of business, to the extent that the Borrower delivers a certificate to the Agent on or prior to the date of receipt stating that such Net Cash Proceeds shall be reinvested in the ordinary course of business in replacement assets in which the Agent shall have a perfected first priority security interest for the benefit of the Agent and the Lenders (subject only to Permitted Liens) within a period specified in such certificate not to exceed 180 days after the receipt of such Net Cash Proceeds (which certificate shall set forth the Borrower's estimate of the proceeds to be so expended); provided, that if any portion of such proceeds are not so used within the period specified in such certificate, such remaining portion of such Net Cash Proceeds shall be applied to prepay the Loans on the last day of such period, and (z) other sales or dispositions of Property so long as the aggregate amount of Net Cash Proceeds from such asset sales or dispositions does not exceed $100,000 in the aggregate for all such sales or dispositions in any fiscal year of the Borrower).

                  (ii) Recovery Events. One hundred percent (100%) of the cash proceeds from any Recovery Event (net of any reasonable costs incurred in connection with such Recovery Event ), provided, that such cash proceeds not in excess of $10,000,000 in the aggregate for all Recovery Events received during any fiscal year of the Borrower shall not be required to be so applied on such date to the extent that (A) the Borrower shall have demonstrated to the reasonable satisfaction of the Agent (based on, among other things, operating and financial projections and pro forma financial statements delivered to the Agent and certified by the Borrower's chief financial officer) that, after giving effect to the receipt and application of such proceeds, all covenants (including covenants contained in ss.11 of this Agreement) contained herein (x) would have been satisfied on a pro forma basis as at the end of and for the Most Recent Reference Period, and (y) will be satisfied on a pro forma basis through the period ending two years after receipt of such proceeds and (B) the Borrower delivers to the Agent on or prior to such date a certificate stating that such cash proceeds shall be used to replace or restore any Property in respect of which such proceeds were paid within a period specified in such certificate not to exceed 180 days after the date of receipt of such proceeds (which certificate shall set forth the Borrower's estimate of the proceeds to be so expended); and provided further, that if any portion of such proceeds are not so used within the period specified in the foregoing proviso, such remaining portion of such cash proceeds shall be applied to prepay the Loans on the last day of such period.

                  (iii) Debt Issuances. One hundred percent (100%) of the Net
            Cash Proceeds from any issuance, incurrence or disposition of any Indebtedness (other than the issuance or incurrence of Indebtedness permitted pursuant to ss.10.1).

                  (iv) Equity Issuances. Fifty percent (50%) of Net Cash
            Proceeds from any issuance by the Borrower of any Equity Interests and one hundred percent (100%) of any Net Cash Proceeds from any issuance by any Subsidiary of the Borrower of any Equity Interests, provided that

                        (A) Net Cash Proceeds of Equity Interests of the
                  Borrower issued to officers or employees of the Borrower or any of its Subsidiaries ("Employee Stock Proceeds") shall not be required to be applied to prepay the Loans on the date of the receipt thereof (unless such date of receipt is also a date specified below) but instead shall be required to be paid on each date on which the aggregate amount of such Employee Stock Proceeds received during the period commencing on the later of (x) the Original Closing Date and (y) the date on which a mandatory prepayment was most recently made pursuant to this ss.4.9(a)(iv) as a result of the receipt of Employee Stock Proceeds and ending on the date of determination (the "Employee Stock Proceeds Payment Period"), equals $100,000, with the amount of the prepayments required on each such date to equal fifty percent (50%) of the aggregate amount of Employee Stock Proceeds received on or before such date during the applicable Employee Stock Proceeds Payment Period;

                        (B) Net Cash Proceeds of Permitted Disqualified Capital
                  Stock issued and sold by the Borrower after the Original Closing Date in compliance with the requirements of ss.10.7(b) shall not be required to be applied to prepay the Loans if all such Net Cash Proceeds are used substantially concurrently with such issuance to finance a Permitted Acquisition;

                        (C) Up to $30,000,000 of Net Cash Proceeds of Permitted
                  Capital Stock issued and sold by the Borrower after the Original Closing Date in compliance with the requirements of ss.10.7(c) shall not be required to be applied to prepay the Loans if

                              (x) all such Net Cash Proceeds are used
                        substantially concurrently with such issuance to finance a Permitted Acquisition; or

                              (y) the Borrower notifies the Agent in writing
                        prior to its receipt of such Net Cash Proceeds that it intends to use such Net Cash Proceeds to finance a Permitted Acquisition, and each of the following conditions precedent is satisfied:

                                    (1) such Net Cash Proceeds are deposited
                              into the Prepayment Obligations Cash Collateral Account pending application of such Net Cash Proceeds, in which event the Agent need not release such Net Cash Proceeds to the Borrower except upon presentation of evidence satisfactory to the Agent that such Net Cash Proceeds are to be applied in accordance with the provisions of this Agreement; and

                                    (2) such Net Cash Proceeds are in fact so
                              used to finance a Permitted Acquisition during the Acquisition Loan Commitment Period;

                        if any such Net Cash Proceeds are not used to finance a Permitted Acquisition during the Acquisition Loan Commitment Period, such Net Cash Proceeds shall forthwith be used and applied in the manner required for Net Cash Proceeds governed by ss.4.9(a)(iv) but not by this subparagraph (C) (e.g., if the Borrower receives $30,000,000 of Net Cash Proceeds from its issuance of Permitted Capital Stock, gives the notice required by clause (y) of this subparagraph (C), deposits such Net Cash Proceeds as required by subclause (1) above, does not use any of such Net Cash Proceeds during the Acquisition Loan Commitment Period, and, at the end of the Acquisition Loan Commitment Period, has not used any of the $20,000,000 basket amount of subparagraph (D) of ss.4.9(a)(iv), the result would be as follows:
                        $20,000,000 of such Net Cash Proceeds would utilize in full the $20,000,000 basket amount of subparagraph (D) of ss.4.9(a)(iv), and would not be required to be used to prepay the Loans, and fifty percent (50%) of the $10,000,000 balance of such Net Cash Proceeds would be required to be used forthwith to prepay the Loans, in accordance with the allocation and application provisions of ss.4.10).

                        (D) Up to an additional $20,000,000 of Net Cash Proceeds
                  of Permitted Capital Stock issued and sold by the Borrower after the Original Closing Date in compliance with the requirements of ss.10.7(c) shall not be required to be applied to prepay the Loans.

                  (v) Acquisition Proceeds. One hundred percent (100%) of the cash proceeds (net of reasonable expenses incurred in connection with obtaining such proceeds) received by the Borrower or any of its Subsidiaries pursuant to any Acquisition Document, including indemnification or similar payments and post-closing adjustments, but excluding, in each case, reimbursement of out-of-pocket costs and expenses.

            (b) Excess Cash Flow. Not later than the earlier to occur of (i) ninety (90) days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 1999, and (ii) the date on which the financial statements with respect to such fiscal year are delivered pursuant to ss.9.4(a), the Borrower shall prepay the Loans in accordance with ss.4.10 in an aggregate amount equal to (A) seventy-five percent (75%) of Consolidated Excess Cash Flow for such fiscal year, or (B) if the Leverage Ratio as of the last day of such fiscal year is less than 3.5:1, fifty percent (50%) of Consolidated Excess Cash Flow for such fiscal year. Notwithstanding the foregoing, the amount of any Excess Cash Flow prepayment pursuant to this paragraph (b) shall not exceed that amount which, if paid on the last day of the fiscal year ended immediately prior to such prepayment, would have left the Borrower and its Subsidiaries with not less than the Dollar Equivalent of $20,000,000 of cash and Cash Equivalents as of such last day.

            (c) Notice of Prepayment. The Borrower shall deliver to the Agent, at the time of any prepayment required under this ss.4.9, (i) a certificate signed by a financial officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and
      (ii) to the extent practicable, at least three (3) days prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date, the Type and Tranche of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid. All prepayments of Loans under this ss.4.9 shall be subject to ss.2.16, but shall (except as provided in the next sentence) be otherwise without premium or penalty. Any prepayment of Term Loans B during the period from the Original Closing Date through the first anniversary of the Original Closing Date shall be subject to a prepayment premium of one percent (1%) of the total amount of such prepayment. Such prepayment premium shall be due and payable on the date that any such prepayment is made.

      4.10. Application of Mandatory Prepayments.

            (a) Whenever any mandatory prepayment is required to be made pursuant to ss.4.9, such prepayment shall be applied by the Agent in the following order:

                  first, to (A) prior to the termination of the Acquisition Loan
            Commitment Period, first to prepay the principal of outstanding Term Loans A and Term Loans B on a pro rata basis, with the Term Loans A to receive the Term Loan A Percentage and the Term Loans B to receive the Term Loan B Percentage, in each case, of the total amount to be applied as a mandatory prepayment of Term Loans pursuant to this ss.4.10, and which prepayments of such Term Loans shall be applied to reduce the then remaining scheduled installments of principal due on the respective Tranche pro rata (based on the then remaining scheduled installment payments of the respective Tranche), and second to prepay the outstanding principal of the Acquisition Loans and the UK Acquisition Loans on a pro rata basis, and (B) after the termination of the Acquisition Loan Commitment, to prepay the principal of outstanding Term Loans A, Term Loans B, Acquisition Loans and UK Acquisition Loans on a pro rata basis, with the Term Loans A to receive the Term Loan A Percentage, the Term Loans B to receive the Term Loan B Percentage, the Acquisition Loans to receive the Acquisition Loan Percentage, and the UK Acquisition Loans to receive the UK Acquisition Loan Percentage, in each case, of the total amount to be applied as a mandatory prepayment of Term Loans, Acquisition Loans and UK Acquisition Loans pursuant to this ss.4.10, and which prepayments of such Term Loans, Acquisition Loans and UK Acquisition Loans shall be applied to reduce the then remaining scheduled installments of principal due on the respective Tranche pro rata (based on the then remaining scheduled installment payments of the respective Tranche), second, to prepay the outstanding principal of the Revolving
            Credit Loans;

                  third, to pay outstanding Reimbursement Obligations;

                  fourth, to cash collateralize Letter of Credit Exposure by depositing cash into the Letter of Credit Cash Collateral Account in an amount equal to such Letter of Credit Exposure.

            (b) Any Term Loan B Lender may elect, by notice to the Agent in writing (or by telephone or telecopy promptly confirmed in writing) at least one (1) Business Day prior to any prepayment of Term Loans B required to be made by the Borrower for the account of the such Lender pursuant to ss.4.9, to refuse such prepayment of such Term Loans B. Any amount so refused by any Term Loan B Lender shall be applied as provided in paragraph (a) above.

            (c) With respect to each prepayment required by ss.4.9, the Borrower may designate the Types of Loans which are to be repaid, and, in the case of Eurocurrency Rate Loans, the specific borrowings of the respective Tranche pursuant to which made; provided, that (i) repayments of Eurocurrency Rate Loans under this ss.4.10 may only be made on the last day of an Interest Period applicable thereto unless all Eurocurrency Rate Loans of the respective Tranche with Interest Periods ending on such date of required payment and all Base Rate Loans of the respective Tranche have been paid in full; (ii) in the event that any prepayment of Eurocurrency Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurocurrency Rate Loans having the same Interest Period shall be less than $5,000,000 or a whole multiple of $1,000,000 in excess thereof, such Loans shall be immediately converted into Base Rate Loans; and (iii) each prepayment in respect of any Loans shall be applied pro rata among such Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Agent shall, subject to the above, make such designation in its sole discretion.

      4.11. Change in Control. Upon the occurrence of any Change in Control, the Borrower shall immediately prepay all the outstanding Obligations, and deposit cash into the Letter of Credit Cash Collateral Account to secure Reimbursement Obligations in accordance with ss.3.2.

            5. FEES; TAXES; ETC.

      5.1. Fees.

            (a) Closing Fees. The Borrower has paid to the Agent on the Original Closing Date the funding fees and closing fees payable by the Borrower pursuant to the Fee Letter.

            (b) Agent's Fee and Other Fees. The Borrower shall pay to the Agent
      (i) an agent's fee at the time and in the amounts required by the Fee Letter, and (ii) any other fees or amounts required by the Commitment Letter or the Fee Letter, as and when required by the Commitment Letter or Fee Letter, as applicable.

            (c) Commitment Fees.

                  (i) Revolving Credit Commitment Fee; Acquisition Commitment
            Fee. The Borrower agrees to pay to the Agent, with respect to each calendar quarter or portion thereof ending after the Original Closing Date, for the account of the Lenders with a Commitment in the respective Tranche, in accordance with their respective Revolving Credit Commitment Percentages and Acquisition Loan Commitment Percentages, (A) a Revolving Credit Loan commitment fee (the "Revolving Credit Commitment Fee") and (B) an Acquisition Loan commitment fee (the "Acquisition Commitment Fee") in an amount equal to the Applicable Margin for the applicable Commitment Fee then in effect per annum multiplied by, respectively, (x) the average daily amount during such calendar quarter or portion thereof by which the Total Revolving Credit Commitment exceeds the outstanding amount of such Revolving Credit Loans and all Letter of Credit Exposure or (y) the average daily amount during such calendar quarter or portion thereof by which the Total Acquisition Loan Commitment exceeds the outstanding amount of the Acquisition Loan. The Revolving Credit Commitment Fee and the Acquisition Commitment Fee shall be payable quarterly in arrears, on the first day of each calendar quarter for the immediately preceding calendar quarter (or portion thereof), commencing on the first such date following the Original Closing Date and with a final payment on, respectively, (A) the Revolving Credit Loan Maturity Date or any earlier date on which the Revolving Credit Commitments shall terminate and (B) the last day of the Acquisition Loan Commitment Period or any earlier date on which the Total Acquisition Loan Commitment shall terminate.

                  (ii) UK Acquisition Commitment Fee. The UK Borrower agrees to pay to the UK Fronting Lender, with respect to each calendar quarter or portion thereof ending after the Original Closing Date, for the account of the Lenders with a UK Acquisition Loan Commitment, in accordance with their respective UK Acquisition Loan Commitment Percentages, a UK Acquisition Loan commitment fee (the "UK Acquisition Commitment Fee") in an amount equal to the Applicable Margin for the UK Acquisition Commitment Fee then in effect per annum multiplied by the average daily amount during such calendar quarter or portion thereof by which the Total UK Acquisition Loan Commitment exceeds the outstanding amount of the UK Acquisition Loan. The UK Acquisition Commitment Fee shall be payable quarterly in arrears, on the first day of each calendar quarter for the immediately preceding calendar quarter (or portion thereof), commencing on the first such date following the Original Closing Date and with a final payment on the last day of the Acquisition Loan Commitment Period or any earlier date on which the Total UK Acquisition Loan Commitment shall terminate.

                  (iii) Intentionally Omitted.

                  (iv) Distribution of UK Acquisition Commitment Fee. Promptly
            after receipt by the UK Fronting Lender of UK Acquisition Commitment Fees pursuant to ss.5.1(c)(ii), the UK Fronting Lender shall pay to the Agent, for the ratable accounts of each Acquisition Loan Lender, the amount of such UK Acquisition Commitment Fees actually received by the UK Fronting Lender (other than any such fees payable for the account of any Defaulting Lender, which proceeds shall be retained by the UK Fronting Lender for its own account). Such amount shall be paid by the Agent to the Acquisition Loan Lenders ratably in accordance with their respective UK Acquisition Loan Commitment Percentages.

            (d) Letter of Credit Fees. The Borrower shall pay a fee (in each case, a "Letter of Credit Fee") to the Issuing Bank in respect of each Letter of Credit, in an amount equal to the Applicable Margin for Eurocurrency Rate A Loans then in effect per annum multiplied by the average daily aggregate Maximum Drawing Amount of all Letters of Credit, and payable quarterly in arrears on the first Business Day of each calendar quarter with respect to the previous calendar quarter. The Issuing Bank shall distribute the Letter of Credit Fee among the Revolving Credit Lenders pro rata in accordance with such Lenders' Revolving Credit Commitment Percentages. In addition, the Borrower shall pay to the Issuing Bank, solely for the account of the Issuing Bank, (i) the Issuing Bank's customary issuance, processing, negotiation, amendment and administrative fees, determined in accordance with customary fees and charges for similar facilities, and (ii) a fronting fee (the "Fronting Fee") equal to one quarter of one percent (0.25%) of the Maximum Drawing Amount of each Letter of Credit, payable upon the issuance of such Letter of Credit.

            (e) UK Fronting Fee. The UK Borrower agrees to pay to the UK Fronting Lender for its own account a fronting fee (the "UK Fronting Fee") of one-quarter of one percent (.25%) per annum on the Dollar Equivalent of the average principal amount of UK Acquisition Loans outstanding during the immediately preceding calendar month. The UK Fronting Fee shall be payable in arrears on the first day of each month, commencing on the first such date following the Original Closing Date, and on the Acquisition Loan Maturity Date, or any earlier date on which the Total UK Acquisition Loan Commitment has terminated.

      5.2. Funds for Payments.

            (a) Payment to Agent. All payments by the Borrower of principal, interest, Reimbursement Obligations, Fees and any other amounts due from the Borrower hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Lenders with a Commitment in the Loans of the respective Tranche and the Agent, at the Agent's Head Office or at such other location that the Agent may from time to time designate, in each case on or before 2:00 p.m. (Boston, Massachusetts, time or other local time at the place of payment), in immediately available funds. All payments by the UK Borrower of principal, interest, Fees, and any other amounts due from the UK Borrower hereunder or under any of the other Loan Documents shall be made to the UK Fronting Lender, at the UK Office of the UK Fronting Lender, or at such other location that the UK Fronting Lender may from time to time designate, in each case on or before 11:00 a.m. (London, England, time or other local time at the place of payment), in immediately available funds.

            (b) No Offset, etc. All payments by any of the Transaction Parties hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein (including the United States, the United Kingdom or any political subdivision in or of the United States, the United Kingdom or any other jurisdiction from or to which a payment is made by or on behalf of the Transaction Parties or by any federation or organization of which the United States, the United Kingdom or any such jurisdiction is a member at the time of payment) unless such Transaction Party is compelled by law to make such deduction or withholding. If any such obligation is imposed upon any of the Transaction Parties with respect to any amount payable by it hereunder or under any of the other Loan Documents, such Transaction Party will pay to the Agent, for the account of (i) the Lenders with a Commitment in Loans of the respective Tranche, (ii) in the event of the termination of any Commitment, the Lenders with outstanding Loans of the respective Tranche, or (as the case may be), (iii) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Lenders or the Agent to receive the same net amount which such Lenders or the Agent would have received on such due date had no such obligation been imposed upon such Transaction Party. Each of the Transaction Parties will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by such Transaction Party hereunder or under such other Loan Document.

      5.3. Computations. All computations of interest on (a) Base Rate Loans and of Fees shall, unless otherwise expressly provided herein, be based on a 365-day year and paid for the actual number of days elapsed, and (b) Eurocurrency Rate Loans shall, unless otherwise expressly provided herein, be based on a 360-day year (except as may otherwise be in accordance with the UK Fronting Lender's customary method of calculation of interest and fees) and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurocurrency Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension.

      5.4. Currency of Account.

            (a) Dollars are the currency of account and payment for each and every sum at any time due from the Transaction Parties hereunder; provided that:

                  (i) each repayment or prepayment of a UK Acquisition Loan or a part thereof shall be made in the Applicable Currency in which such Loan is denominated at the time of that repayment;

                  (ii) each payment of interest shall be made in the Applicable
            Currency in which the sum in respect of which such interest is payable is denominated, and each payment of UK Fronting Fees shall be made in the Applicable Currency in which the sum in respect of which such fees are payable is denominated;

                  (iii) each payment in respect of costs, expenses and
            indemnities shall be made in the Applicable Currency in which the same were incurred; and

                  (iv) any amount expressed to be payable in a currency other than Dollars shall be paid in that other currency.

            (b) No payment to the Agent, the Arranger, the Issuing Bank or any Lender (whether under any judgment or court order or otherwise) shall discharge the obligation or liability in respect of which it was made unless and until the Agent, the Arranger, the Issuing Bank or such Lender shall have received payment in full in the currency in which such obligation or liability was incurred, and to the extent that the amount of any such payment shall, on actual conversion into such currency, fall short of such obligation or liability actual or contingent expressed in that currency, the applicable Borrower shall indemnify and hold harmless the Agent, the Arranger, the Issuing Bank or such Lender, as the case may be, with respect to the amount of the shortfall.

      5.5. Judgment Currency. If any sum due from any of the Transaction Parties under this Agreement or any order or judgment given or made in relation hereto has to be converted from the currency (the "first currency") in which the same is payable hereunder or under such order or judgment into another currency (the "second currency") for the purpose of (a) making or filing a claim or proof against such Transaction Party, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation hereto, such Transaction Party shall indemnify and hold harmless each of the Persons to whom such sum is due from and against any loss suffered as a result of any discrepancy between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which such Person may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.

            6. COLLATERAL SECURITY AND GUARANTEE.

      6.1. Security of Borrower. All the Obligations shall be secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under Applicable Law) in all of the assets of the Borrower (with such exceptions as contemplated by this Agreement or which are acceptable to the Required Lenders), including all Capital Stock of any direct Subsidiary of the Borrower (but excluding thirty-five percent (35%) of the Capital Stock of each such direct Subsidiary which is a UK Subsidiary), and all intercompany obligations owing to the Borrower, in each case wherever located and whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which the Borrower is a party.

      6.2. Guarantee and Security of Guarantors. All Obligations shall also be guaranteed pursuant to the terms of the Guarantee. The Obligations of each Guarantor shall be secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under Applicable Law) in all of the assets of such Guarantor (with such exceptions as are contemplated by this Agreement or which are acceptable to the Required Lenders) including all Capital Stock of any direct Subsidiary of any Guarantor (but excluding thirty-five percent (35%) of the Capital Stock of each such direct Subsidiary which is a UK Subsidiary), and all intercompany obligations owing to such Guarantor, in each case wherever located and whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which such Guarantor is a party.

      6.3. Security for and Guarantee of UK Obligations. The UK Obligations shall be secured by a perfected first priority Lien on and a first fixed and floating charge over (subject only to Permitted Liens on certain assets entitled to priority under Applicable Law) (a) all of the assets which secure the Obligations of the Borrower or of any Guarantor, (b) certain assets of the UK Borrower and any other UK Subsidiary, whether now owned or hereafter acquired, to the extent such a fixed and floating charge would not constitute the giving of unlawful financial assistance for the purposes of sections 151 to 158 of the Companies Act 1985 (England), provided, however, that to the extent that the UK Borrower or a UK Subsidiary cannot comply with any of the requirements of this clause (b) due to the applicability of sections 151 to 158 of the Companies Act 1985 (England), the UK Borrower and/or a UK Subsidiary shall have completed a Whitewash Procedure within ten (10) days after the closing of any Acquisition whereby such assets were acquired and (c) a first priority pledge of, and fixed charge over, all of the Capital Stock of the UK Borrower and any other UK Subsidiary which is now or hereafter owned by any Transaction Party, in each case to the extent contemplated by the Security Documents; provided, however, that notwithstanding anything herein to the contrary, in the case of Acquisitions by the UK Borrower or a UK Subsidiary of the Capital Stock of one or more UK Companies the aggregate purchase price of which does not exceed the Dollar Equivalent of $3,000,000, the UK Obligations shall not be secured by all Acquired Assets of such UK Companies to the extent that the Borrower or any of its Affiliates would need to undergo a Whitewash Procedure solely in order to provide such Acquired Assets of such UK Companies as security for such UK Obligations, but instead such UK Obligations shall be secured solely by the security set forth in clause (a) and (c) above with respect to such acquired UK Companies.

            7. GUARANTEE.

      7.1. Guarantee of Payment and Performance. Each of the Guarantors hereby jointly and severally guarantees to the Lenders, the Issuing Bank and the Agent the full and punctual payment when due (whether at stated maturity, by required prepayment, by acceleration or otherwise), as well as the performance, of all of the Obligations including all such which would become due but for the operation of the automatic stay pursuant to ss.362(a) of the Federal Bankruptcy Code and the operation of ss.ss.502(b) and 506(b) of the Federal Bankruptcy Code. This Guarantee is an absolute, unconditional and continuing guarantee of the full and punctual payment and performance of all of the Obligations and not of their collectability only and is in no way conditioned upon any requirement that any Agent, the Issuing Bank or any Lender first attempt to collect any of the Obligations from the Borrower or resort to any collateral security or other means of obtaining payment. Should any of the Borrowers default in the payment or performance of any of the Obligations, the obligations of the Guarantors hereunder with respect to such Obligations in default shall, upon demand by the Agent, become immediately due and payable to the Agent, for the benefit of the Lenders, the Issuing Bank and the Agent, without any other requirements for demand or notice of any nature, all of which are expressly waived by each of the Guarantors. Payments by the Guarantors hereunder may be required by the Agent on any number of occasions. All payments by any of the Guarantors hereunder shall be made to the Agent, in the manner and at the place of payment specified therefor in ss.5 hereof, for the account of the Lenders, the Issuing Bank and the Agent.

      7.2. Guarantors' Agreement to Pay Enforcement Costs, etc. Each of the Guarantors further jointly and severally agrees, as the principal obligor and not as a guarantor only, to pay to the Agent, on demand, all reasonable out-of-pocket costs and expenses (including court costs and legal expenses, including, in the case of the occurrence and continuation of a Default or Event of Default, the allocated cost of staff counsel) incurred or expended by any Agent, the Issuing Bank or any Lender in connection with the Obligations, this Guarantee and the enforcement thereof, together with interest on amounts recoverable under this ss.7 from the time when such amounts become due until payment, whether before or after judgment, at the rate of interest for overdue principal set forth in ss.2.8 hereof, provided that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.

      7.3. Waivers by the Guarantors; Lenders' Freedom to Act. Each of the Guarantors agrees that the Obligations will be paid and performed strictly in accordance with their respective terms, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Agent, the Issuing Bank or any Lender with respect thereto. Each of the Guarantors waives promptness, diligence, presentment, demand, protest, notice of acceptance, notice of any Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of any of the Borrowers or any other entity or other Person primarily or secondarily liable with respect to any of the Obligations, and all suretyship defenses generally. Without limiting the generality of the foregoing, each of the Guarantors agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any Obligation and agrees that the obligations of such Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (a) the failure of any Agent, the Issuing Bank or any Lender to assert any claim or demand or to enforce any right or remedy against any of the Borrowers or any other entity or other person primarily or secondarily liable with respect to any of the Obligations; (b) any extension, compromise, refinancing, consolidation or renewal of any Obligation; (c) any change in the time, place or manner of payment of any of the Obligations or any rescissions, waivers, compromise, refinancing, consolidation or other amendments or modifications of any of the terms or provisions of this Agreement, the other Loan Documents or any other agreement evidencing, securing or otherwise executed in connection with any of the Obligations, (d) the addition, substitution or release of any entity or other person primarily or secondarily liable for any Obligation; (e) theadequacy of any rights which any Agent, the Issuing Bank or any Lender may have against any collateral security or other means of obtaining repayment of any of the Obligations; (f) the impairment of any collateral securing any of the Obligations, including without limitation the failure to perfect or preserve any rights which any Agent, the Issuing Bank or any Lender might have in such collateral security or the substitution, exchange, surrender, release, loss or destruction of any such collateral security; or (g) any other act or omission which might in any manner or to any extent vary the risk of such Guarantor or otherwise operate as a release or discharge of such Guarantor, all of which may be done without notice to such Guarantor (it being understood, however, that any Guarantor may make inquiries to the Agent as to the amount of the outstanding Obligations at any time). To the fullest extent permitted by law, each of the Guarantors hereby expressly waives any and all rights or defenses arising by reason of (i) any "one action" or "anti-deficiency" law which would otherwise prevent any Agent, the Issuing Bank or any Lender from bringing any action, including any claim for a deficiency, or exercising any other right or remedy (including any right of set-off), against such Guarantor before or after such Agent's, the Issuing Bank's or such Lender's commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale or otherwise, or (ii) any other law which in any other way would otherwise require any election of remedies by any Agent, the Issuing Bank or any Lender.

      7.4. Unenforceability of Obligations Against Borrowers. If for any reason any of the Borrowers has no legal existence or is under no legal obligation to discharge any of the Obligations, or if any of the Obligations have become irrecoverable from any of the Borrowers by reason of such Borrower's insolvency, bankruptcy or reorganization or by other operation of law or for any other reason, this Guarantee shall nevertheless be binding on each of the Guarantors to the same extent as if each such Guarantor at all times had been the principal obligor on all such Obligations. In the event that acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of any of the Borrowers, or for any other reason, all such amounts otherwise subject to acceleration under the terms of this Agreement, the other Loan Documents or any other agreement evidencing, securing or otherwise executed in connection with any Obligation shall be immediately due and payable by each of the Guarantors.

      7.5. Subrogation; Subordination.

            (a) Postponement of Rights Against Borrowers. Until the final payment and performance in full in cash of all of the Obligations: none of the Guarantors shall exercise any rights against any of the Borrowers or any other Guarantor arising as a result of payment by each such Guarantor hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise, and will not prove any claim in competition with the Agent, the Issuing Bank or any Lender in respect of any payment hereunder in any bankruptcy, insolvency or reorganization case or proceedings of any nature; none of the Guarantors will claim any setoff, recoupment or counterclaim against any of the Borrowers in respect of any liability of any such Guarantor to such Borrower; and each of the Guarantors waives any benefit of and any right to participate in any collateral security which may be held by the Agent, the Issuing Bank or any Lender.

            (b) Subordination. The payment of any amounts due with respect to any indebtedness of any of the Borrowers for money borrowed or credit received now or hereafter owed to any of the Guarantors is hereby subordinated to the prior payment in full in cash of all of the Obligations. Each of the Guarantors agrees that such Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of any of the Borrowers to such Guarantor until all of the Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, any of the Guarantors shall collect, enforce or receive any amounts in respect of such indebtedness while any Obligations are still outstanding, such amounts shall be collected, enforced and received by such Guarantor as trustee for the Lenders, the Issuing Bank and the Agent and be paid over to the Agent, for the benefit of the Lenders, the Issuing Bank and the Agent, on account of the Obligations without affecting in any manner the liability of the Guarantors under the other provisions of this Guarantee.

            (c) Provisions Supplemental. The provisions of this ss.7.5 shall be supplemental to and not in derogation of any rights and remedies of the Lenders, the Issuing Bank and the Agent under any separate subordination agreement which the Agent may at any time and from time to time enter into with any of the Guarantors for the benefit of the Lenders, the Issuing Bank and the Agent.

      7.6. Security; Setoff. Each of the Guarantors grants to each of the Agent, the Issuing Bank and the Lenders, as security for the full and punctual payment and performance of all of the Guarantors' obligations hereunder, a continuing lien on and security interest in all securities or other property belonging to each such Guarantor now or hereafter held by such Agent, the Issuing Bank or such Lender and in all deposits (general or special, time or demand, provisional or final) and other sums credited by or due from such Agent, the Issuing Bank or such Lender to such Guarantor or subject to withdrawal by such Guarantor. Regardless of the adequacy of any collateral security or other means of obtaining payment of any of the Obligations, each of the Agent, the Issuing Bank and the Lenders is hereby authorized at any time and from time to time, without notice to any of the Guarantors (any such notice being expressly waived by each of the Guarantors) and to the fullest extent permitted by law, to set off and apply such deposits and other sums against the obligations of such Guarantor under this Guaranty, whether or not such Agent, the Issuing Bank or such Lender shall have made any demand under this Guarantee and although such obligations may be contingent or unmatured.

      7.7. Further Assurances. Each of the Guarantors agrees that it will from time to time, at the request of the Agent, do all such things and execute all such documents as the Agent may consider necessary or desirable to give full effect to this Guarantee and to perfect and preserve the rights and powers of the Lenders, the Issuing Bank and the Agent hereunder. Each of the Guarantors acknowledges and confirms that such Guarantor itself has established its own adequate means of obtaining from the Transaction Parties on a continuing basis all information desired by such Guarantor concerning the financial condition of the Transaction Parties and that such Guarantor will look to the other Transaction Parties and not to the Agent, the Issuing Bank or any Lender in order for such Guarantor to keep adequately informed of changes in the financial condition of the Transaction Parties.

      7.8. Termination. Notwithstanding any termination of this Guarantee, this Guarantee shall continue to be effective or be reinstated, if at any time any payment made or value received with respect to any Obligation is rescinded or must otherwise be returned by any Agent, the Issuing Bank or any Lender upon the insolvency, bankruptcy or reorganization of the Borrower, any Guarantor, or otherwise, all as though such payment had not been made or value received.

      7.9. Successors and Assigns. This Guarantee shall be binding upon each of the Guarantors, its successors and assigns, and shall inure to the benefit of the Agent, the Issuing Bank and the Lenders and their respective successors, transferees and assigns. Without limiting the generality of the foregoing sentence, each Lender may, in accordance with the provisions of ss.16, assign or otherwise transfer this Agreement, the other Loan Documents or any other agreement or note held by it evidencing, securing or otherwise executed in connection with the Obligations, or sell participations in any interest therein, to any other entity or other person, and such other entity or other person shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to such Lender herein. None of the Guarantors may assign any of its obligations hereunder.

      7.10. Limitation on Guarantee of Obligations. Notwithstanding any provision herein contained to the contrary, each Guarantor's liability hereunder shall be limited to an amount not to exceed as of any date of determination the greater of:

            (a) the net amount of all Loans and other extensions of credit (including Letters of Credit) advanced under this Agreement and directly or indirectly re-loaned or otherwise transferred to, or incurred for the benefit of, such Guarantor, plus interest thereon at the applicable rate specified in this Agreement; or

            (b) the amount which could be claimed by the Agent and Lenders from such Guarantor under this Guarantee without rendering such claim voidable or avoidable under ss.548 of Chapter 11 of the Federal Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Guarantor's right of contribution and indemnification from each other Guarantor under ss.7.11.

      7.11. Contribution with Respect to Guarantee of Obligations.

            (a) To the extent that any Guarantor shall make a payment under this Guarantee with respect to all or any of the Obligations (a "Guarantor Payment") which, taking into account all other Guarantor Payments then previously or concurrently made by the other Guarantors, exceeds the amount which such Guarantor would otherwise have paid if each Guarantor had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Guarantor's "Allocable Amount" (as defined below) (in effect immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of all Guarantors in effect immediately prior to the making of such Guarantor Payment, then following the final payment and performance in full in cash of the Obligations and termination of the Commitments, such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each of the other Guarantors for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

            (b) As of any date of determination, the "Allocable Amount" of any Guarantor shall be equal to the maximum amount of the claim which could then be recovered from such Guarantor under this Guarantee without rendering such claim voidable or avoidable under ss.548 of Chapter 11 of the Federal Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

            (c) This ss.7.11 is intended only to define the relative rights of Guarantors and nothing set forth in this ss.7.11 is intended to or shall impair the obligations of Guarantors, jointly or severally, to pay any amount as and when the same shall become due and payable in accordance with the terms of this Guarantee.

            (d) The rights of the parties under this ss.7.11 shall be exercisable upon the final payment and performance in full in cash of all of the Obligations and the termination of the Commitments.

            (e) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of any Guarantor to which such contribution and indemnification is owing.

            8. REPRESENTATIONS AND WARRANTIES.

      The US Transaction Parties jointly and severally represent and warrant to the Lenders, the Issuing Bank and the Agent as follows:

      8.1. Corporate Authority.

            (a) Incorporation; Good Standing. Each Transaction Party (a) is a corporation (or similar business entity) duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, (b) has all requisite corporate or other legal power to own its property and conduct its business as now conducted and as presently contemplated to be conducted, and (c) is in good standing as a foreign corporation (or similar business entity) or other organization and is duly authorized to do business in each jurisdiction in which it conducts business, except where a failure to be so qualified would not have a Materially Adverse Effect.

            (b) Authorization. The execution, delivery and performance of the Loan Documents to which each Transaction Party is or is to become a party
      (a) are within the corporate or other legal authority of such Person, (b) have been duly authorized by all necessary corporate or other proceedings and (c) do not and will not conflict with or result in any breach or contravention of any

      Applicable Law or any Contractual Obligation or Governing Document of any Transaction Party.

            (c) Enforceability. The execution and delivery of the Loan Documents to which each Transaction Party is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

      8.2. Approvals. The execution, delivery and performance by each Transaction Party of the Loan Documents to which it is or is to become a party and the transactions contemplated thereby do not require any Approval that has not already been obtained.

      8.3. Title to Properties; Leases. Except as indicated on Schedule 8.3 hereto, the Borrower and its Subsidiaries own all of the assets reflected on the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date or acquired since that date (except assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no Liens or other rights of others, except Permitted Liens.

      8.4. Financial Statements and Projections.

            (a) Financial Statements. There has been furnished to each of the Lenders

                  (i) the audited consolidated balance sheet and consolidated statement of income, statement of stockholders' equity and cash flows of the Borrower and its Subsidiaries as of December 31, 1997 and for the period from October 21, 1997 through December 31, 1997;

                  (ii) the audited balance sheet and unaudited statement of
            income and retained earnings and cash flows of Western Methods for the period from January 1, 1997 through November 25, 1997;

                  (iii) the audited balance sheet and statement of operations and retained earnings and cash flows of Aeromil for the period from January 1, 1997 through November 25, 1997;

                  (iv) the audited consolidated balance sheets and consolidated statements of earnings and retained earnings and cash flows of Brittain and its Subsidiaries for the fiscal year ended December 31, 1997;

                  (v) the audited balance sheet and statement of income and
            retained earnings and cash flows of Barnes for the fiscal year ended September 30, 1997;

                  (vi) the audited consolidated balance sheets and consolidated statements of income and cash flows of Sea-Lect and its Subsidiaries for the fiscal year ended December 31, 1997;

                  (vii) the audited consolidated balance sheet and consolidated statement of income and cash flows of Lamsco for the fiscal year ended January 3, 1998;

                  (viii) the unaudited consolidated balance sheets and
            statements of income and cash flows of the Borrower and its Subsidiaries as of and for the nine (9) month period ended September 30, 1998;

                  (ix) the unaudited consolidated balance sheets and statements of income of Lamsco and its Subsidiaries as of and for the nine (9) month period ended September 30, 1998; and

                  (x) the audited consolidated balance sheet and consolidated statement of income, statement of stockholders' equity and cash flows of Modern Holdings and its Subsidiaries as of December 31, 1997.

Such financial statements have been prepared in accordance with GAAP and fairly present the consolidated financial condition of the Borrower and its Subsidiaries listed above, Lamsco and its Subsidiaries, or Modern Holdings and its Subsidiaries (as the case may be), as at the close of business on the date thereof and the results of operations and cash flows for the fiscal year or other fiscal period then ended. There are no contingent liabilities of the Transaction Parties as of such date involving material amounts, known to the Borrower, Lamsco or Modern Holdings (as the case may be), which were not disclosed in such balance sheets or the notes related thereto.

            (b) Pro Forma Balance Sheet. There has been furnished to each of the Lenders the Borrower's unaudited pro forma consolidated balance sheet as of December 31, 1998 (the "Pro Forma Balance Sheet"), prepared after giving effect to (i) the Lamsco Acquisition and the making of the Loans on the Original Closing Date and the consummation of the other transactions to occur on the Original Closing Date and (ii) the Modern Acquisition, as if each such transaction had occurred on such date. Such Pro Forma Balance Sheet has been prepared (i) in good faith by the Borrower, based upon reasonable estimates and assumptions and (ii) on the basis of the assumptions stated therein, accurately reflects all adjustments required to be made to give effect to the transactions contemplated to occur on the Original Closing Date and present fairly on a pro forma basis the estimated consolidated financial position of the Borrower and its consolidated Subsidiaries, as of such date, assuming that such transactions had actually occurred at such date.

            (c) Projections. There has been furnished to each of the Lenders copies of the projections of (i) the annual operating budgets of the Borrower and its Subsidiaries on a consolidated basis, (ii) balance sheets and (iii) cash flow statements for the 1998 to 2005 fiscal years, which disclose all assumptions made with respect to general economic, financial and market conditions used in formulating such projections. To the knowledge of the Borrower or any of its Subsidiaries, no facts exist that (individually or in the aggregate) would result in any material change in any of such projections. The projections are based upon reasonable estimates and assumptions, have been prepared on the basis of the assumptions stated therein and reflect the reasonable estimates of the Borrower and its Subsidiaries of the results of operations and other information projected therein.

      8.5. No Material Changes; Solvency; Intellectual Property.

            (a) Changes. Since the Balance Sheet Date there has occurred no Materially Adverse Effect. Since the Balance Sheet Date the Transaction Parties have not made any Distributions or made any payments to, or entered into any transactions with, any Affiliate, except as disclosed on
      Schedule 8.5.

            (b) Solvency. Each Transaction Party (after giving effect to the transactions contemplated by this Agreement and the other Loan Documents), is Solvent. As used herein, "Solvent" shall mean, as to any Person, that such Person, (a) has assets having a fair value in excess of its liabilities, (b) has assets having a fair value in excess of the amount required to pay its liabilities on existing debts as such debts become absolute and matured, and (c) has, and expects to continue to have, access to adequate capital for the conduct of its business and the ability to pay its debts from time to time incurred in connection with the operation of its business as such debts mature.

            (c) Franchises, Patents, Copyrights, etc. The Borrower and each of its Subsidiaries possess all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of their respective business substantially as now conducted without known conflict with any rights of others.

      8.6. Litigation. Except as disclosed on Schedule 8.6 hereto, there are no actions, suits, proceedings or investigations of any kind pending or, to the Borrower's knowledge, threatened against the Borrower or any of its Subsidiaries before any Governmental Authority, that (a) if adversely determined, could, either in any case or in the aggregate, (i) have a Materially Adverse Effect or
(ii) result in any substantial liability not adequately covered by insurance, or
(b) question the validity or enforceability of any of the Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

      8.7. No Materially Adverse Contracts, etc. Except as disclosed on Schedule
8.7 hereto, neither the Borrower nor any of its Subsidiaries is subject to any Contractual Obligation, any Governing Document or, to the knowledge of the Borrower, any Applicable Law, which could reasonably be expected to have a Materially Adverse Effect.

      8.8. Compliance with Other Instruments, Laws, etc. Neither the Borrower nor any of its Subsidiaries is in violation in any material respect of any provision of Applicable Law (except as disclosed on Schedule 8.8 hereto) or of its Governing Documents or Contractual Obligations (including any Ancillary Documents). Notwithstanding the reference to Schedule 8.8 hereto in this ss.8.8, and notwithstanding the disclosures made in such Schedule 8.8, none of the matters disclosed in such Schedule 8.8, either individually or in the aggregate, has had, or could reasonably be expected to have, a Materially Adverse Effect.

      8.9. Tax Status. Except as disclosed on Schedule 8.9 hereto, each of the Borrower and its Subsidiaries (a) have made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject, (b) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except as disclosed on Schedule 8.9 hereto, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and none of the officers of the Borrower knows of any basis for any such claim.

      8.10. No Event of Default. No Default or Event of Default has occurred and is continuing.

      8.11. Holding Company and Investment Company Acts. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

      8.12. Absence of Financing Statements, etc. Except with respect to Permitted Liens, there is no Security Instrument that purports to cover, affect or give notice of any present or possible future Lien on any Property of the Borrower or any of its Subsidiaries.

      8.13. Perfection of Security Interests.

            (a) The provisions of the Security Agreement are effective to create in favor of the Agent, for the benefit of the Agent, the Issuing Bank and the Lenders, a legal, valid and enforceable security interest in all right, title and interest of the respective US Transaction Parties in the Collateral described therein and the Agent, for the benefit of Agent, the Issuing Bank and the Lenders, has a fully perfected Lien on, and security interest in, all right, title and interest of such Transaction Parties, in all of the Collateral described therein, subject to no Liens other than Permitted Liens. Each of the Transaction Parties party to the Security Agreement has good and merchantable title to all Collateral described therein, free and clear of all Liens except Permitted Liens.

            (b) So long as the Agent maintains possession of the stock certificates representing the Stock Collateral (as defined in the Stock Pledge Agreement) pledged to the Agent pursuant to the Stock Pledge Agreement, together with properly completed stock powers endorsing such shares of Stock Collateral, the security interests created in favor of the Agent, as pledgee for the benefit of the Agent, the Issuing Bank and the Lenders, under the Stock Pledge Agreement constitute first priority perfected security interests in such Stock Collateral, subject to no security interests of any other Person. No filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Stock Collateral and the proceeds thereof under the Stock Pledge Agreement.

            (c) The Mortgages create, as security for the Obligations, a valid and enforceable perfected security interest in and Lien on all of the Mortgaged Properties in favor of the Agent for the benefit of the Agent, the Issuing Bank and the Lenders, superior to and prior to the rights of all third persons and subject to no other Liens (other than Permitted Liens). Schedule 8.13 hereto contains a true and complete list of all Real Estate of the Borrower and each of its Subsidiaries and the type of interest therein held by the Borrower and/or its Subsidiaries. Each of the Borrower and its Subsidiaries has good and marketable title at the time of the grant thereof and at all times thereafter to all Mortgaged Properties free and clear of all Liens except those described in the first sentence of this subsection (c).

      8.14. Employee Benefit Plans.

            (a) In General. Each Employee Benefit Plan and each Guaranteed Pension Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions and the bonding of fiduciaries and other persons handling plan funds as required by ss.412 of ERISA. The Borrower has heretofore delivered to the Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under ss.103(d) of ERISA, with respect to each Guaranteed Pension Plan.

            (b) Terminability of Welfare Plans. Under each Employee Benefit Plan which is an employee welfare benefit plan within the meaning of ss.3(1) or ss.3(2)(B) of ERISA, no benefits are due unless the event giving rise to the benefit entitlement occurs prior to plan termination (except as required by Title I, Subtitle B, Part 6 of ERISA). The Borrower or an ERISA Affiliate, as appropriate, may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Borrower or such ERISA Affiliate without liability to any Person other than for benefits accrued prior to such termination.

            (c) Guaranteed Pension Plans. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of ss.302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan, and neither the Borrower nor any ERISA Affiliate is obligated to or has posted security in connection with an amendment to a Guaranteed Pension Plan pursuant to ss.307 of ERISA or ss.401(a)(29) of the Code. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Borrower or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event (other than an ERISA Reportable Event as to which the requirement of thirty (30) days notice has been waived), or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of ss.4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities.

            (d) Multiemployer Plans. Neither the Borrower nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under ss.4201 of ERISA or as a result of a sale of assets described in ss.4204 of ERISA. Neither the Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of ss.4241 or ss.4245 of ERISA or is at risk of entering reorganization or becoming insolvent, or that any Multiemployer Plan intends to terminate or has been terminated under ss.4041A of ERISA.

            (e) UK Pension Schemes. The UK Borrower and the UK Subsidiaries have no pension schemes whether final salary schemes or money purchase schemes.

      8.15. Use of Proceeds.

            (a) The Borrower will:

                  (i) use the proceeds of the Term Loans solely to fund (A) the purchase price of the Lamsco Acquisition, (B) fees and expenses incurred in connection with the Lamsco Acquisition, and the financing thereof, (C) the purchase price of the Modern Acquisition and (D) fees and expenses incurred in connection with the Modern Acquisition and the financing thereof;

                  (ii) use the proceeds of Revolving Credit Loans solely to
            finance permitted Capital Expenditures and for working capital and general corporate purposes and will not use any proceeds of Revolving Credit Loans to finance any Permitted Acquisition or any fees or expenses incurred in connection therewith;

                  (iii) use the proceeds of Acquisition Loans solely to fund the purchase price of Permitted Acquisitions and related fees and expenses in connection therewith; and

                  (iv) obtain Letters of Credit solely (A) for working capital purposes and (B) as security for capital expenditures of the Borrower and its Subsidiaries.

            (b) The UK Borrower will use the proceeds of UK Acquisition Loans solely to fund the purchase price of Permitted Acquisitions of UK Companies and related fees and expenses in connection therewith; and

            (c) No portion of any Loan is to be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

      8.16. Environmental Compliance. Each Transaction Party has taken all reasonable steps to investigate the past and present condition and usage of the Real Estate and the operations conducted thereon and has determined that:

            (a) except as disclosed on Schedule 8.16 hereto, no Transaction Party and no operator of the Real Estate or any operations thereon is in violation, or alleged violation, in any material respect, of any judgment, decree, order, law, license, rule or regulation pertaining to health, safety or environmental matters, including without limitation, those arising under the United Kingdom Environmental Protection Act 1990, the United Kingdom Control of Pollution Act 1974, the United Kingdom Water Industry Act 1991, the United Kingdom Water Resources Act 1991, the United Kingdom Clean Air Acts, the United Kingdom Planing Hazardous Substance Act 1990, the United Kingdom Public Health Acts, the United Kingdom Radioactive Substances Act 1960, the Environment Act 1995, any European Community legislation regulating the same, Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any other Applicable Law relating to health, safety or the environment (hereinafter "Environmental Laws");

            (b) except as disclosed on Schedule 8.16 hereto, no Transaction Party has received notice from any third party, including any Governmental Authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B nor has any of the Real Estate been listed on the CERCLA Information System for consideration of placement on the National Priorities List; (ii) that any hazardous waste, as defined by 42 U.S.C. ss.6903(5), any hazardous substances as defined by 42 U.S.C. ss.9601(14), any pollutant or contaminant as defined by 42 U.S.C. ss.9601(33), any pollutant or contaminant, as defined in the Environmental Protection Act 1990 (United Kingdom), and any toxic substances, petroleum (including crude oil), radioactive material, asbestos or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a Governmental Authority has conducted or has ordered that any Transaction Party conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

            (c) except as disclosed on Schedule 8.16 hereto, (i) no portion of the Real Estate is currently being or, to the Borrower's knowledge, has been used for the handling, processing, storage or disposal of Hazardous Substances or non-hazardous Solid Waste (as defined in the RCRA) except in accordance with applicable Environmental Laws; and no underground tank, underground injection facility or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate; (ii) in the course of any activities conducted by any Transaction Party or any operators of their properties, no Hazardous Substances or non-hazardous Solid Waste have been generated or are being used on the Real Estate except in accordance with applicable Environmental Laws; (iii) to the Borrower's knowledge there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances or non-hazardous Solid Waste on, upon, into or from the Properties of any Transaction Party, which releases would have a material adverse effect on the value of any of the Real Estate or adjacent properties or the environment; (iv) to the Borrower's knowledge, there have been no releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have an adverse effect on the value of, the Real Estate; and (v) in addition, any Hazardous Substances or non-hazardous Solid Waste that have been generated on any of the Real Estate have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the Borrower's knowledge, operating in compliance with such permits and applicable Environmental Laws; and

            (d) no Real Estate is subject to any applicable Environmental Laws requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any Governmental Authority or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions contemplated hereby, or as a condition to the recording of any mortgage.

Notwithstanding the reference to Schedule 8.16 hereto in this ss.8.16, and notwithstanding the disclosures made in such Schedule 8.16, none of the matters disclosed in such Schedule 8.16, either individually or in the aggregate, has had, or could reasonably be expected to have, a Materially Adverse Effect.

      8.17. Subsidiaries, etc. Set forth on Schedule 8.17 hereto is a complete and accurate list of all Subsidiaries of the Borrower and each of its Subsidiaries, and showing (as to the Borrower and each such Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of Capital Stock authorized and the number outstanding or issued (as applicable) and the percentage of the outstanding or issued (as applicable) shares of each such class legally and/or beneficially owned (directly or indirectly) by the Borrower, such Subsidiary or Parent and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights. All of the outstanding Capital Stock of the Borrower and all such Subsidiaries has been validly issued, is fully paid and non-assessable and is owned by Parent, the Borrower or one or more of its Subsidiaries free and clear of all Liens except those created by the Security Documents.

      8.18. Bank Accounts. Schedule 8.18 sets forth the account holder, account number, sort code (if applicable), location and a description (including type and currency) of each account maintained by the Borrower and each of its Subsidiaries with any bank or similar institution, including all Agency Accounts.

      8.19. Chief Executive Office. Set forth on Schedule 8.19 hereto is a complete and accurate list of the chief executive office or registered office, as applicable, of the Borrower and each of its Subsidiaries, at which location such Person keeps its books and records.

      8.20. Fiscal Year. The Borrower and each of its Subsidiaries has a fiscal year which is the twelve (12) months ending on December 31 of each year.

      8.21. Accuracy and Completeness of Information. All information, reports and other papers and data (including the Ancillary Documents, the Offering Memorandum and the Confidential Information Memorandum) furnished to the Agent or any Lender in connection with the transactions contemplated by this Agreement were, at the time the same were so furnished, complete and correct in all material respects. No Loan Document, and no document furnished or statement made to the Agent or any Lender in connection with the negotiation, preparation or execution of the Loan Documents, contains or will contain any untrue statement of fact or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading. No fact is known to the Borrower which has had or may in the future have (so far as Borrower can reasonably foresee) a Materially Adverse Effect that has not been set forth in the financial statements furnished to the Agent or any Lender or other reports or other papers or data otherwise disclosed in writing to the Agent or any Lender.

      8.22. Insurance. The Borrower and each of its Subsidiaries maintains with financially sound and reputable insurers insurance with respect to its Properties and businesses against such casualties and contingencies as are in accordance with sound business practices, with the details of such coverage being more fully described on Schedule 8.22 hereto.

      8.23. Senior Debt. All Obligations, including all Loans, Reimbursement Obligations and the Maximum Drawing Amount of all Letters of Credit, constitute
(a) "Senior Debt" (or the equivalent term) under all Subordinated Debt Documents and (b) "Designated Senior Debt" under the Senior Subordinated Indenture. The Borrower hereby irrevocably expressly designates all such Obligations to be "Senior Debt" and "Designated Senior Debt" under and for all purposes of the Senior Subordinated Indenture. The Borrower and each Guarantor hereby irrevocably agree that all Obligations are, and are hereby made, senior in right of payment to the Securities and each Guarantee (as such terms are defined in the Senior Subordinated Indenture) and to all other Obligations of the Borrower or any of its Subsidiaries under or in respect of the Senior Subordinated Indenture or any of the other Senior Subordinated Debt Documents.

      8.24. Representations and Warranties in Ancillary Documents. All representations and warranties set forth in the Ancillary Documents are true and correct in all material respects at the time as of which such representations and warranties were made and on the Original Closing Date.

      8.25. Material Contracts. All Material Contracts of the Borrower and each of its Subsidiaries as of the Original Closing Date are listed on Schedule 8.25 hereto.

      8.26. Indebtedness. Schedule 8.26 sets forth a true and complete list of all Indebtedness (other than the Loans) of the Borrower and each of its Subsidiaries as of the Original Closing Date after giving effect to the Lamsco Acquisition and the other transactions contemplated hereby (the "Existing Indebtedness"), in each case showing the aggregate amount thereof and the name of the respective obligor and any other entity which directly or indirectly guaranteed such debt. None of the Existing Indebtedness was incurred in connection with, or in contemplation of, the Lamsco Acquisition or the other transactions contemplated hereby.

      8.27. Lamsco Acquisition. All aspects of the Lamsco Acquisition have been effected in accordance with the Lamsco Acquisition Documents and all Applicable Laws. At the time of consummation thereof, all Approvals required in order to consummate the Lamsco Acquisition shall have been obtained, given, filed or taken and be in full force and effect. All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents or imposes adverse conditions upon the consummation of the Lamsco Acquisition. There does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the consummation of the Lamsco Acquisition.

      8.28. Year 2000 Problem. The Borrower and its Subsidiaries have reviewed the areas within their businesses and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the "Year 2000 Problem" (i.e. the risk that computer applications used by the Borrower or any of its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999). Based upon such review, the Borrower reasonably believes that the "Year 2000 Problem" will not have any materially adverse effect on the business or financial condition of the Borrower or any of its Subsidiaries.

            9. AFFIRMATIVE COVENANTS.

      Each of the US Transaction Parties covenants and agrees with the Agent, the Issuing Bank and each Lender that until all Commitments have terminated and the principal of and interest on each Loan, all Fees, and all other expenses or amounts payable under any Loan Document (other than wholly contingent indemnification Obligations) shall have been paid in full and all Letters of Credit have been cancelled or have expired and all amounts drawn thereunder have been reimbursed, unless the Required Lenders shall otherwise consent in writing, each Transaction Party will, and will cause each of its Subsidiaries to:

      9.1. Maintenance of Office. Maintain its chief executive office or registered office, as applicable, at the location set forth on Schedule 8.19 hereto, or at such other place in the United States (or the United Kingdom, in the case of the UK Borrower or any other UK Subsidiary) as the Borrower shall designate upon thirty (30) days' prior written notice to the Agent, where notices, presentations and demands to or upon such Person in respect of the Loan Documents to which such Person is a party may be given or made.

      9.2. Records and Accounts. (a) Keep true and accurate records and books of account in which full, true and correct entries are made in accordance with GAAP and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves.

      9.3. Financial Statements, Certificates and Information. Deliver to each of the Lenders:

            (a) as soon as practicable, but in any event not later than ninety
      (90) days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 1998, the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such year, and the related consolidated and consolidating statements of income and consolidated statements of retained earnings and cash flow for such year, each such statement setting forth in comparative form the figures for the previous fiscal year and prepared in reasonable detail and in accordance with GAAP, and all such consolidated statements to be certified without qualification by the Independent Public Accountants, together with a written statement from such Accountants to the effect that they have read a copy of this Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such Accountants shall have obtained knowledge of any Default or Event of Default, they shall disclose in such statement any such Default or Event of Default; provided that such Accountants shall not be liable to the Lenders for failure to obtain knowledge of any Default or Event of Default;

            (b) as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the first three fiscal quarters in each fiscal year of the Borrower, commencing with the fiscal quarter ending March 31, 1999, copies of the unaudited consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such quarter, and the related consolidated and consolidating statements of income and consolidated statements of retained earnings and cash flow for such quarter and for the portion of the Borrower's fiscal year then elapsed, each such statement showing the comparison of the Borrower's performance for such periods (i) to the corresponding periods for the prior year, and (ii) to the Borrower's projected budget for such periods, and each prepared in accordance with GAAP, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial condition of the Borrower and its Subsidiaries on the date thereof and the results of operations of the Borrower and its Subsidiaries for the periods specified therein (in each case, subject to normal year-end audit adjustments);

            (c) as soon as practicable, but in any event within (i) forty-five
      (45) days after the end of each month ending after the Original Closing Date and prior to May 30, 1999, and (ii) thirty (30) days after the end of each month thereafter, copies of the unaudited monthly consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such month and the related consolidated and consolidating statements of income for such month, each prepared in accordance with GAAP, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial condition of the Borrower and its Subsidiaries on the date thereof and the results of operations of the Borrower and its Subsidiaries for the periods specified therein (in each case, subject to normal year-end audit adjustments);

            (d) simultaneously with the delivery of the financial statements referred to in subsections (a), (b) and (c) above, a statement certified by the principal financial or accounting officer of the Borrower in substantially the form of Exhibit D hereto (a "Compliance Certificate"), setting forth (in the case of any Compliance Certificate delivered in connection with annual or quarterly financial statements) in reasonable detail computations evidencing compliance with the covenants contained in ss.11 and (if applicable) reconciliations to reflect changes in GAAP since the Balance Sheet Date;

            (e) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of the Borrower;

            (f) within ten (10) Business Days after the end of each calendar month or at such earlier time as the Agent may reasonably request, a Borrowing Base Report setting forth the Borrowing Base as at the end of such calendar month or other date so requested by the Agent;

            (g) within ten (10) Business Days after the end of each calendar month, an Accounts Receivable aging report with respect to the Borrower in form and substance satisfactory to the Agent;

            (h) from time to time as the Agent may reasonably request detailed management prepared reports summarizing the Borrowers' inventory, including information on the aging and obsolescence of such inventory;

            (i) as soon as practicable, but in any event (A) for the fiscal year commencing on January 1, 1999, not later than thirty (30) days after the beginning of such fiscal year, and (B) for each fiscal year thereafter, not later than thirty (30) days prior to the beginning of such fiscal year, management-prepared consolidated and consolidating financial forecasts of the Borrower and its Subsidiaries with respect to such fiscal year, prepared on a quarterly basis in form satisfactory to the Agent;

            (j) within ten (10) Business Days after the delivery of any financial statements pursuant to paragraph (a) or (b), a written explanation for the variations reflected in such financial statements from the financial forecasts for the applicable period, together with a narrative discussion and analysis by management of the financial condition and performance of the Borrower and its Subsidiaries as of the end of and for the periods covered by such financial statements;

            (k) promptly after delivery thereof, copies of any officers' certificate or fairness opinion required to be delivered by the Borrower under ss.4.10 of the Senior Subordinated Indenture;

            (l) promptly after delivery thereof (to the extent not previously or concurrently delivered to the Agent and the Lenders), copies of all financial statements, projections and other financial information, including compliance certificates, required to be delivered by the Borrower under the Senior Subordinated Indenture;

            (m) simultaneously with the delivery of the financial statements referred to in subsection (c) above, and at such other times as the Agent may reasonably request, a statement certified by the principal financial or accounting officer of the Borrower setting forth the Excess UK Working Capital Outstandings as of the end of the month for which such financial statements relate or as of such other date as the Agent may reasonably request;

            (n) from time to time such other financial data and information (including accountants' management letters) as the Agent or any Lender may reasonably request.

      9.4. Annual Meetings With Lenders. Within 120 days after the end of each fiscal year of the Borrower, at the request of the Agent or Required Lenders, hold a meeting (at a mutually agreeable location and time) with all Lenders who choose to attend such meeting at which meeting shall be reviewed the financial results of the previous year and the financial condition of the Borrower and its Subsidiaries and the management-prepared financial forecasts of the Borrower and its Subsidiaries for the current fiscal year of the Borrower and its Subsidiaries.

      9.5. Notices. Promptly notify the Agent and each of the Lenders in writing in reasonable detail of:

            (a) Defaults.

                  (i) The occurrence of any Default or Event of Default,
            together with a reasonably detailed description thereof, and the actions the Borrower proposes to take with respect thereto.

                  (ii) Any Person giving any notice or taking any other action in respect of a claimed default (whether or not constituting an Event of Default) under any (A) Ancillary Document, or (B) any other Instrument or Contractual Obligation to which the Borrower or any of its Subsidiaries is a party or obligor if such default under such other Instruments or Contractual Obligations could result, individually or in the aggregate, in a Materially Adverse Effect.

            (b) Environmental Events; Governmental Actions.

                  (i) Any violation of any Environmental Law that the Borrower or any of its Subsidiaries reports or is required under Environmental Laws to report to any Governmental Authority.

                  (ii) Upon becoming aware thereof, any inquiry, proceeding, investigation or other action of any Governmental Authority that could have a Materially Adverse Effect.

            (c) Notification of Claim against Collateral. Any setoff, claims (including environmental claims) withholdings or other defenses to which any of the Collateral, or the Agent's rights with respect to Collateral, are subject.

            (d) Notice of Litigation and Judgments.

                  (i) Any litigation or proceedings threatened or any pending litigation or proceedings affecting the Borrower or any of its Subsidiaries that could have a Materially Adverse Effect and stating the nature and status of such litigation or proceedings.

                  (i) Any judgment, final or otherwise, against the Borrower or any of its Subsidiaries in an amount in excess of $500,000.

      9.6. Corporate Existence; Maintenance of Properties; Performance of Obligations.

            (a) Preserve and keep in full force and effect its corporate existence, rights and franchises.

            (b) Cause all of its Properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment.

            (c) Make all necessary repairs, renewals, replacements, betterments and improvements to its Properties, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

            (d) Continue to engage in Related Business; provided that nothing in this ss.9.6 shall prevent any Transaction Party from discontinuing the operation and maintenance of any of its Properties if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of the business of such Transaction Party and such discontinuance would not have a Materially Adverse Effect.

            (e) Perform all of the Contractual Obligations of such Transaction Party under each of the Ancillary Documents to which such Transaction Party is a party without giving effect to any waiver or amendment thereof not consented to in writing by the Agent.

      9.7. Insurance. Maintain with financially sound and reputable insurers insurance with respect to its Properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in such amounts, containing such terms, in such forms and for such periods as described on Schedule 8.22 hereto and as may be reasonable and prudent and in accordance with the terms of the Security Agreement and naming the Agent as additional insured and loss payee.

      9.8. Taxes. Duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its Real Estate, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a Lien upon any of its Property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if adequate reserves with respect thereto shall have been set aside on its books; and provided further that all such taxes, assessments, charges, levies or claims shall be paid forthwith upon the commencement of proceedings to foreclose any Lien that may have attached as security therefor.

      9.9. Inspection of Properties and Books, etc.

            (a) General. Permit the Lenders, through the Agent or any of the Lenders' other designated representatives, to visit and inspect any of its Properties, to examine its books of account (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Agent or any Lender may reasonably request.

            (b) Inventory Reports and Appraisals. Promptly upon the request of the Agent (but not more frequently than twice each calendar year, or more frequently as determined by the Agent if an Event of Default shall have occurred and be continuing), obtain and deliver to the Agent a report of an independent collateral auditor (or, if an Event of Default shall have occurred and be continuing, an appraiser) satisfactory to the Agent (which, to the extent practicable, shall be affiliated with one of the Lenders), with respect to the inventory component included in the Borrowing Base, which report shall indicate (among other things) whether or not the information set forth in the Borrowing Base Report most recently delivered is accurate and complete in all material respects based upon a review of the inventory (including verification as to the value, location and respective types). All such reports shall be conducted and made at the expense of the Borrower.

            (c) Commercial Finance Examinations. No more frequently than four times each calendar year, or more frequently as determined by the Agent if an Event of Default shall have occurred and be continuing, upon the Agent's request, permit the Agent's commercial finance examiners to conduct commercial finance examinations of the Properties of the Borrower and its Subsidiaries, all at such reasonable times as the Agent may request. All such commercial finance examinations shall be conducted and made at the expense of the Borrower.

            (d) Appraisals. No more frequently than once each calendar year, or more frequently as determined by the Agent if an Event of Default shall have occurred and be continuing, upon the request of the Agent, obtain and deliver to the Agent appraisal reports in form and substance and from appraisers satisfactory to the Agent, stating the then current fair market, orderly liquidation and forced liquidation values of all or any portion of the equipment owned by the Borrower or any of its Subsidiaries or of any Mortgaged Property or other Real Estate that, pursuant to ss.9.14, will become a Mortgaged Property. All such appraisals referred to in this ss.9.9(d) shall be conducted and made at the expense of the Borrower.

            (e) Environmental Assessments. If (a) an Event of Default shall have occurred and be continuing, or (ii) the Agent believes in good faith that any representation hereunder relating to environmental matters is not then true and correct, or any covenant hereunder relating to environmental matters has not been performed, the Agent may, for the purpose of assessing and ensuring the value of any Mortgaged Property, obtain one or more environmental assessments or audits of such Mortgaged Property prepared by a hydrogeologist, an independent engineer or other qualified consultant or expert approved by the Agent to evaluate or confirm (x) whether any Hazardous Materials are present in the soil or water at such Mortgaged Property and (y) whether the use and operation of such Mortgaged Property complies with all Environmental Laws. Environmental assessments may include without limitation detailed visual inspections of such Mortgaged Property including any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, surface water samples and ground water samples, as well as such other investigations or analyses as the Agent deem appropriate. All such environmental assessments shall be conducted and made at the expense of the Borrowers.

            (f) Communications with Accountants. The US Transaction Parties (i) authorize the Agent and, if accompanied by the Agent, the Lenders, upon reasonable advance written notice to the Borrower, to communicate directly with the Independent Public Accountants, provided, that a representative of the Borrower shall have the right to participate in any such communication and (ii) authorize such accountants to disclose to the Agent and the Lenders any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of any Transaction Party. At the request of the Agent, the Borrower shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this ss.9.9(f).

      9.10. Compliance with Laws, Contracts, Licenses, and Permits.

            (a) Comply with (i) all Applicable Laws wherever its business is conducted, including all Environmental Laws, (ii) all the provisions of its Governing Documents and (iii) all its Contractual Obligations.

            (b) Promptly obtain any Approval at any time required to be obtained.

      9.11. Use of Proceeds. Each Borrower will use the proceeds of its Loans and will obtain Letters of Credit solely for the purposes set forth in ss.8.15.

      9.12. Cash Management System. The Borrower will at all times maintain the Concentration Account. Each of the Borrower and its Domestic Subsidiaries will
(a) at all times maintain Agency Account Agreements (whereby the Agency Account Institution party thereto shall, among other things, waive any right of set off, other than for service charges and returns incurred in connection therewith), with each Agency Account Institution where the Borrower or any of its Domestic Subsidiaries maintains depository accounts, other than (i) accounts which are used exclusively for the purposes of payment of payroll, (ii) accounts which have balances that at all times are less than $25,000 and which are closed out by March 31, 1999, or (iii) during the period from the Original Closing Date through February 26, 1999, accounts maintained at Bank of America, (b) at all times from and after March 31, 1999 direct each Agency Account Institution pursuant to the Agency Account Agreements, to cause all funds held by such Agency Account Institution in the Agency Accounts to be transferred daily (or such other period as the Agent requests) to, and only to, the Agent for deposit in the Concentration Account; provided, however, that (x) prior to March 31, 1999 the Borrower and its Domestic Subsidiaries will direct such Agency Account Institutions pursuant to the Agency Account Agreements that such Agency Accounts will be subject to the instructions of the Agent with respect to the cash deposited into such Agency Accounts and (y) notwithstanding the foregoing requirements of clause (b) and clause (x), so long as no Event of Default shall have occurred and be continuing, (A) funds held in the Borrower's concentration account maintained with Bank of America shall be transferred by Bank of America to the Agent, for deposit into the Concentration Account, only on days when the balance of the Bank of America concentration account exceeds $1,000,000, and (B) any such transfer of funds by Bank of America to the Agent shall be limited to an amount which, after giving effect to such transfer, results in the the balance of the Bank of America concenration account being equal to $500,000, and
(c) direct its account debtors and obligors on instruments or other obligors of such Borrower or Domestic Subsidiary with respect to any of the Collateral to make all payments on or with respect to any of the Collateral due or to become due to such Borrower or Domestic Subsidiary directly to the Concentration Account or the Borrower's or such Domestic Subsidiary's Agency Accounts. If, notwithstanding the requirements of the foregoing sentence, any of the Borrower or its Domestic Subsidiaries receives any cash proceeds of any of the Collateral, whether in the form of money, checks or otherwise, such Borrower or Domestic Subsidiary will hold such cash proceeds in trust for the benefit of the Agent and the Lenders and turn such cash proceeds promptly over to the Agent in the identical form received by deposit to any Agency Account or the Concentration Account. The Borrower and its Domestic Subsidiaries may also maintain one or more Operating Accounts into which, prior to the occurrence of an Event of Default, cash may be transferred from the Concentration Account (or, during the period from the Original Closing Date through March 31, 1999, the Borrower's concentration account maintained with Bank America) at the request of the Borrower for purposes of paying expenses of the Borrower or such Domestic Subsidiary, and short term investment accounts into which, prior to the occurrence of an Event of Default, cash may be transferred from the Concentration Accounts at the request of the Borrower for purposes of managing investments for the Borrower or one of its Domestic Subsidiaries. Following the occurrence and during the continuance of an Event of Default, the Agent shall have sole control over the Concentration Account.

      9.13. Inventory Restrictions. Each of the US Transaction Parties shall cause all Eligible Inventory to be located at all times solely at Permitted Inventory Locations, and to be sold or otherwise disposed of in the ordinary course of such Transaction Party's business, consistent with past practices or as required pursuant to the terms of this Agreement.

      9.14. Mortgaged Properties. The US Transaction Parties will deliver to the Agent, promptly upon the request of the Agent, a fully executed Mortgage over any Real Estate, in form and substance satisfactory to the Agent, together with title insurance policies, surveys, evidences of insurance with the Agent named as loss payee and additional insured, legal opinions (only as to due execution, delivery, authorization and enforceability of such Mortgage and the absence of approvals, taxes, conflicts or governmental filings or qualifications) and other documents and certificates with respect to such Real Estate as may be reasonably required by the Agent. The US Transaction Parties further agree that, following the taking of such actions with respect to such Real Estate, the Agent shall have for the benefit of the Lenders and the Agent a valid and enforceable Mortgage over such Real Estate, free and clear of all title defects and encumbrances except for Permitted Liens.

      9.15. Ownership of Subsidiaries. Maintain legal and beneficial ownership of one hundred percent (100%) of the Equity Interests of each of the Guarantors.

      9.16. Collateral for Loans.

            (a) Pledge and maintain the pledge of all of the Capital Stock of each of its direct Subsidiaries in favor of the Agent, for the benefit of the Secured Parties, in accordance with the provisions of the Stock Pledge Agreement or any other Instrument evidencing a pledge of stock or charge over shares entered into by the Borrower or any of its Subsidiaries, except that only sixty-five percent (65%) of the Capital Stock of any direct UK Subsidiary of the Borrower shall be pledged to secure the Obligations (other than the UK Obligations) if the Borrowers establish, to the reasonable satisfaction of the Agent, that a pledge of a greater amount would result in adverse tax consequences.

            (b) From time to time, at its own cost and expense, promptly secure or cause to be secured (a) the Obligations by creating or causing to be created in favor of the Agent for the benefit of the Lenders perfected security interests (subject only to Permitted Liens) with respect to all inventory, receivables, equipment, accounts, copyrights, patents, trademarks, other general intangibles, real property and other assets of the Borrower or any of its Domestic Subsidiaries, now owned, or hereafter acquired, and (b) the UK Obligations by creating or causing to be created in favor of the Agent for the benefit of the UK Fronting Lenders and Acquisition Loan Lenders perfected security interests in and first fixed and floating charges over (subject only to Permitted Liens) all inventory, receivables, equipment, accounts, copyrights, patents, trademarks, other general intangibles, real property and other assets of the UK Borrower or any of its UK Subsidiaries, now owned, or hereafter acquired, to the extent such a fixed and floating charge would not constitute the giving of unlawful financial assistance for the purposes of Sections 151 to 158 of the Companies Act 1985 (England), and each to the extent that the Agent or the Required Acquisition Loan Lenders shall so request; provided, that to the extent that the UK Borrower or a UK Subsidiary cannot comply with any of the requirements of this ss.9.16(b) due to the applicability of Sections 151 to 158 of the Companies Act 1985 (England), the UK Borrower and/or a UK Subsidiary shall have completed a Whitewash Procedure within ten (10) days after the closing of any Acquisition whereby such assets were acquired; provided, further, that notwithstanding anything herein to the contrary, in the case of Acquisitions by the UK Borrower or another UK Subsidiary of the Capital Stock of one or more UK Companies the aggregate purchase price of which does not exceed the Dollar Equivalent of $3,000,000, the UK Obligations shall not be secured by all assets of such UK Companies to the extent that the Borrower or any of its Affiliates would need to undergo a Whitewash Procedure solely in order to provide such assets of such UK Companies as security for such UK Obligations, but instead such UK Obligations shall be secured by a first priority pledge of, and fixed charge over, one hundred percent (100%) of the Capital Stock of such UK Companies as set forth in clause (a) above. All such security interests in and charges over such Property will be created under Security Instruments in form and substance satisfactory to the Agent, and the Borrower and its Subsidiaries shall deliver to the Agent all such Security Instruments (including, without limitation, legal opinions, title insurance policies and lien searches) as the Agent or the Required Lenders shall reasonably request to evidence the satisfaction of the obligations created by this ss.9.16. The Borrower agrees to provide such evidence as the Agent or the Required Lenders shall request as to the perfection and priority of such security interests in and charges over such Property (subject only to Permitted Liens).

      9.17. Permitted Acquisitions.

            (a) In the case of any personal property or fixtures acquired by (i) the Borrower or any of its Domestic Subsidiaries in connection with a Permitted Acquisition (A) pledge such personal property or fixtures (to the maximum extent permitted by Applicable Law) to the Agent as security for the payment in full of all the Obligations, pursuant to documentation satisfactory to the Agent (but in any event not materially more restrictive or burdensome than the Security Documents in effect as of the Original Closing Date), and (ii) the UK Borrower or any of its UK Subsidiaries in connection with a Permitted Acquisition (x) pledge such personal property or fixtures (to the extent not constituting the giving of unlawful financial assistance for the purposes of Sections 151 to 158 of the Companies Act 1985 (England)) to the Agent as security for the payment in full of all the UK Obligations, pursuant to documentation satisfactory to the Agent; provided, that to the extent that the UK Borrower or a UK Subsidiary cannot comply with any of the requirements of this ss.9.17(a)(ii) due to the applicability of Sections 151 to 158 of the Companies Act 1985 (England), the UK Borrower and/or a UK Subsidiary shall have completed a Whitewash Procedure within ten (10) days after the closing of any Acquisition whereby such assets were acquired; provided, however, that notwithstanding anything herein to the contrary, in the case of Acquisitions by the UK Borrower or a UK Subsidiary of the Capital Stock of one or more UK Companies the aggregate purchase price of which does not exceed the Dollar Equivalent of $3,000,000, the UK Obligations shall not be secured by all Acquired Assets of such UK Companies to the extent that the Borrower or any of its Affiliates would need to undergo a

      Whitewash Procedure solely in order to provide such Acquired Assets of such UK Companies as security for such UK Obligations, but instead such UK Obligations shall be secured by a first priority pledge of, and fixed charge over, one hundred percent (100%) of the Capital Stock of such UK Companies and (y) perform any filings, recordings or other actions necessary in the reasonable judgment of the Agent to create in favor of the Agent a perfected first-priority security interest in and/or charge over all such personal property or fixtures (subject only to Permitted Liens) within ten (10) days of any Transaction Party acquiring such personal property or fixtures.

            (b) In the case of Real Estate acquired by any Transaction Party after the effectiveness hereof in connection with a Permitted Acquisition, at the request of the Agent, (i) execute and deliver to the Agent, within ten (10) days after such Transaction Party takes possession of such Real Estate, a mortgage granting to the Agent a perfected Lien on such Real Estate and (ii) deliver to the Agent, within ten (10) days after such Transaction Party takes or receives possession of such Real Estate, ALTA mortgage policies of title insurance (or its equivalent in a UK Subsidiary's jurisdiction of organization) covering all such Real Estate and issued by title insurance companies satisfactory to the Agent, with proof of payment of all fees and premiums of such policy, and naming the Agent as additional insured and loss payee; provided, further, that the amount, form, and substance of each such mortgage title insurance policy shall be reasonably satisfactory to the Agent and shall contain no exceptions for coverage other than for Liens which the Agent reasonably determines are Permitted Liens.

            (c) Deliver to the Agent and the Agent's Special Counsel within ten
      (10) days after the date of any Permitted Acquisition, true, complete, and correct copies of each instrument of transfer, officer's certificate, legal opinion and other instrument or agreement executed and delivered by the applicable seller and/or the applicable Transaction Party in connection with such Permitted Acquisition.

      9.18. Interest Rate Protection. The Borrower will at all times maintain Rate Protection Agreements acceptable to the Agent establishing a fixed or maximum interest rate acceptable to the Agent with respect to an aggregate notional principal amount of Indebtedness equal to at least fifty percent (50%) of the Consolidated Total Funded Debt of the Borrower and its Subsidiaries. Any fixed rate debt instruments (including the Senior Subordinated Notes) issued by the Borrower or any of its Subsidiaries and outstanding as of the Original Closing Date and permitted hereby shall be deemed Rate Protection Agreements acceptable to the Agent for purposes of the previous sentence, and shall count towards the fifty percent (50%) requirement of such sentence.

      9.19. UCC Searches. On or prior to the sixtieth (60th) day following the Original Closing Date, deliver to the Agent (at the Borrower's own cost) copies of Request for Information or Copies (UCC-11), or equivalent reports for the purpose of verifying that all financing statements necessary or, in the opinion of the Agent desirable, to perfect the security interests purported to be created by the Security Documents shall have been properly recorded and filed.

      9.20. Employee Benefit Plans. (a) Promptly upon filing the same with the Department of Labor or Internal Revenue Service upon request of the Agent, furnish to the Agent a copy of the most recent actuarial statement required to be submitted under ss.103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (b) promptly upon receipt or dispatch, furnish to the Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under ss.ss.302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a
Multiemployer Plan, under ss.ss.4041A, 4202, 4219, 4242, or 4245 of ERISA.

      9.21. Further Assurances. Cooperate with the Lenders and the Agent and execute such further instruments and documents as Lenders or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

            10. NEGATIVE COVENANTS.

      Each of the US Transaction Parties covenants and agrees with the Agent, the Issuing Bank and each Lender that until all Commitments have terminated and the principal of and interest on each Loan, all Fees, and all other expenses or amounts payable under any Loan Document (other than wholly contingent indemnification Obligations) shall have been paid in full and all Letters of Credit have been cancelled or have expired and all amounts drawn thereunder have been reimbursed, unless the Required Lenders shall otherwise consent in writing, such Transaction Party will not, and will not permit any of its Subsidiaries to:

      10.1. Indebtedness. Create, issue, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to (including as a result of an Acquisition) any Indebtedness (including any Disqualified Capital Stock) which is not permitted under Section 4.11 of the Senior Subordinated Indenture and which is not also permitted by one of the following paragraphs:

            (a) Indebtedness of the Transaction Parties to the Lenders, the Issuing Bank and the Agent arising under the Loan Documents;

            (b) Indebtedness of the Borrower and its Subsidiaries solely in respect of bankers acceptances and performance bonds (to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money of others), all in the ordinary course of business in accordance with customary industry practices, in amounts and for the purposes customary in the Borrower's industry; provided, that the aggregate principal amount outstanding of such Indebtedness shall at no time exceed $250,000;

            (c) Indebtedness of any Transaction Party for Purchase Money Indebtedness; provided that the aggregate outstanding principal amount of all such Indebtedness (including any such Indebtedness outstanding on the Original Closing Date) shall not exceed $10,000,000 at any time;

            (d) Indebtedness which is Permitted Subordinated Debt, Permitted Seller Subordinated Debt or Permitted Disqualified Capital

      Stock, in an aggregate outstanding principal amount for all such Indebtedness not to exceed $25,000,000 at any time;

            (e) Indebtedness of the Borrower under the Senior Subordinated Notes in an aggregate principal amount not to exceed $110,000,000, minus the amount of any payment, prepayment, redemption, repurchase or other acquisition of, or cancellation or discharge of, any Senior Subordinated Notes;

            (f) Indebtedness of the Borrower under the Exchange Notes issued in exchange for the Senior Subordinated Notes in the manner described in the Offering Memorandum, provided, that the aggregate principal amount of the Exchange Notes outstanding at any time shall not exceed the outstanding principal amount of the Senior Subordinated Notes on the date of the issuance of the Exchange Notes, minus the amount of any payment, prepayment, redemption, repurchase or other acquisition of, or cancellation or other discharge of, any Exchange Notes;

            (g) Mortgage Indebtedness secured by real property other than Collateral, provided that the outstanding principal amount of such Mortgage Indebtedness (including any such Indebtedness outstanding on the Original Closing Date) shall not exceed $8,000,000 in the aggregate at any time; and provided further that the Borrower and its Subsidiaries shall not be permitted to incur any Mortgage Indebtedness after the Original Closing Date unless the Borrower shall have demonstrated to the reasonable satisfaction of the Agent (based on, among other things, operating and financial projections and pro forma financial statements delivered to the Agent and certified by the Borrower's chief financial officer) that, immediately after incurring such Mortgage Indebtedness, all covenants (including covenants contained in ss.11 of this Agreement) contained herein (i) would have been satisfied on a pro forma basis as at the end of and for the Most Recent Reference Period, and (ii) will be satisfied on a pro forma basis through the Term Loan B Maturity Date;

            (h) Indebtedness in respect of intercompany loans permitted by ss.10.3(g);

            (i) Indebtedness of the Borrower under Rate Protection Agreements entered into for bona fide hedging purposes, and not for speculative purposes;

            (j) Indebtedness of the UK Borrower under a Permitted UK Working Capital Facility, provided, that the outstanding principal amount of such Indebtedness (including undrawn amounts under letters of credit, bank guarantees, indemnities or other similar instruments) shall be less than $10,000,000 (or the Dollar Equivalent thereof) in the aggregate at all times;

            (k) Any guarantee by the Borrower of Purchase Money Indebtedness permitted by paragraph (c) of this ss.10.1 (to the extent permitted in the definition of Purchase Money Indebtedness), and any guarantee by the Borrower of Permitted Seller Subordinated Debt permitted by paragraph (d) of this ss.10.1 (to the extent permitted in the definition of Permitted Seller Subordinated Debt); and

            (l) Indebtedness not otherwise permitted by this ss.10.1 existing on the Original Closing Date and listed and described on Schedule 10.1 hereto, but without giving effect to any refinancings, renewals or increases in the principal amount thereof.

      10.2. Liens. Do any of the following: (i) create or incur or suffer to exist any Lien upon any of its Property whether now owned or hereafter acquired, or upon the income or profits therefrom; (ii) transfer any such Property or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; or (iii) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; other than:

            (a) Liens to secure taxes, assessments and other government charges in respect of obligations not overdue or Liens to secure claims for labor, material or supplies in respect of obligations not overdue;

            (b) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

            (c) encumbrances on Real Estate consisting of easements, rights of way, zoning restrictions, conditions, covenants and restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Borrower or a Subsidiary of the Borrower is a party, and other minor liens or encumbrances; provided that none of such Liens (i) interferes with the use of the Property affected in the ordinary conduct of its business and (ii) individually or in the aggregate have an adverse effect on the business of the Borrower and its Subsidiaries or on the value of the Property subject to such Liens;

            (d) Liens to secure obligations under Capitalized Leases of the type and amount permitted by ss.10.1(c), so long as such Liens cover only the personal property subject to such Capitalized Leases, and purchase money security interests in personal property securing purchase money Indebtedness of the type and amount permitted by ss.10.1(c), so long as such security interests are incurred in connection with the acquisition of such property and cover only the personal property so acquired;

            (e) Liens in favor of the Agent for the benefit of the Lenders and the Agent under the Loan Documents;

            (f) Liens securing the Real Estate that is the subject of Mortgage Indebtedness permitted hereunder;

            (g) Liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties, in existence less than

      120 days from the date of creation thereof in respect of obligations not overdue;

            (h) Liens securing the Permitted UK Working Capital Facility; provided that (i) such Permitted UK Working Capital Facility does not exceed the limitations of ss.10.1(j) and (ii) such Liens are permitted under the definition of Permitted UK Working Capital Facility; and

            (i) Liens existing on the Original Closing Date and listed and described on Schedule 10.2 hereto.

      10.3. Investments. Make or permit to exist or to remain outstanding any Investment, except:

            (a) Investments by the Borrower in Cash Equivalents;

            (b) Investments by the Transaction Parties consisting of Accounts Receivables;

            (c) Investments consisting of loans and advances by the Transaction Parties to employees of the Transaction Parties in the ordinary course of business for travel, entertainment, relocation and other similar business related expenses in the aggregate amount outstanding at any time not to exceed $250,000;

            (d) Investments constituting Permitted Acquisitions;

            (e) Investments consisting of the Guarantee;

            (f) Investments existing on the Original Closing Date and listed on
      Schedule 10.3 hereto;

            (g) Investments by the Borrower or any Guarantor in a Guarantor which is a Domestic Subsidiary or the Borrower in the form of intercompany loans made in cash, provided, however, that if any Enforcement Period is continuing, then no such Investments shall be permitted under this paragraph (g) in violation of the restrictions set forth in the Enforcement Notice commencing such Enforcement Period; and

            (h) Investments by the Borrower in the UK Borrower or any Subsidiaries of the UK Borrower which are (i) made out of Net Cash Proceeds of Permitted Capital Stock issued by the Borrower after the Original Closing Date which are not required to be used to prepay the Loans and which have not been used to finance any Permitted Acquisitions of any Domestic Companies or for any other purpose, or (ii) made from other sources, in an aggregate principal amount not greater than the lesser of (x) $10,000,000 and (y) 20% of the aggregate cash purchase price paid by the UK Borrower and its Subsidiaries for Permitted Acquisitions of UK Companies; provided that no Investment pursuant to this clause (ii) shall be permitted unless the Borrower shall have Liquidity of at least $10,000,000 after giving effect to such Investment.

      10.4. Distributions and Restricted Payments.

            (a) Make any Distributions, except that:

                  (i) Subsidiaries of the Borrower may make Distributions in the form of cash dividends to the Borrower or any other Subsidiary of the Borrower, provided, however, that if any Enforcement Period is continuing, then no such Distributions shall be permitted under this clause (i) in violation of the restrictions set forth in the Enforcement Notice commencing such Enforcement Period; and

                  (ii) the Borrower may purchase, redeem, retire or otherwise acquire shares of its Capital Stock, or options or warrants to purchase its Capital Stock, held by officers, directors or employees of the Borrower or any of its Subsidiaries pursuant to a compensation plan or arrangement upon the death, disability or termination of employment of any such officer, director or employee, provided, that the aggregate amount of such payments made by the Borrower pursuant to this clause (ii) shall not exceed $300,000 in the aggregate in any fiscal year of the Borrower;

                  (iii) the Borrower may make Permitted Payments to Parent; and

                  (iv) the Borrower may pay accrued unpaid dividends on
            Permitted Disqualified Capital Stock as required by the terms of such Permitted Disqualified Capital Stock; provided, that no such payment shall be permitted if any Default or Event of Default is continuing or would result from such payment.

            (b) Make any payment, prepayment, redemption, repurchase or other acquisition of or in respect of, or cancel or discharge in any other manner, any Subordinated Debt or make any payment or distribution in respect of any interest or other amounts payable under any of the Subordinated Debt Documents (or make any offer to do any of the foregoing), except for:

                  (i) mandatory payments of principal of and accrued unpaid
            interest on Subordinated Debt made as required by the terms of the Subordinated Debt Documents, so long as such payments are not prohibited by the subordination provisions set forth in the Subordinated Debt Documents (it being understood that the redemption of Senior Subordinated Notes pursuant to Article III of the Senior Subordinated Indenture is prohibited by this Agreement); and

                  (ii) the issuance of the Exchange Notes for the Senior
            Subordinated Notes originally issued under the Senior Subordinated Indenture in accordance with the terms of the Senior Subordinated Note Documents.

            (c) Make any payment, prepayment, redemption, repurchase or other acquisition of, or cancel or discharge in any manner, any Indebtedness of any Transaction Party to any other Transaction Party, or make any payment or distribution in respect of any interest or other sums due in respect of any such Indebtedness (an "Intercompany Debt Payment"), at any time while any

      Enforcement Period shall be continuing if the Enforcement Notice for such Enforcement Period prohibits such Intercompany Debt Payment.

            (d) Make any payment to Parent or any Affiliate of the Borrower or Parent of any fees or commissions of any kind, including, without limitation, any consulting fees, management fees, investment banking fees or commissions, arrangement, placement or syndication fees, or brokers', finders' or other transaction fees or commissions, except for:

                  (i) payments of management fees by the Borrower pursuant to the Management Consulting Agreement, provided, however, that (A) at the time of any such payment, the entire amount of such payment is then required to be made in accordance with the terms of the Management Consulting Agreement, (B) no Default or Event of Default is continuing at the time of such payment or would result therefrom,
            (C) the maximum amount of such management fees paid or payable by the Borrower with respect to any fiscal year shall not exceed $200,000 plus one and one-half percent (1 1/2%) of Consolidated EBITDA of the Borrower and its Subsidiaries for such fiscal year, and (D) the Borrower shall pay such management fees quarterly in arrears, in an amount for any quarter not in excess of one and one-half percent (1 1/2%) of Consolidated EBITDA for the prior fiscal quarter. In the event that the Borrower pays any such management fees prior to the delivery by the Borrower of the financial statements required pursuant to ss.9.3(a) and/or (b) and the Borrower or the Agent (in the case of any over-payment) determines that an over-payment or under-payment of such management fees has occurred as a result of the Borrower's final determination of Consolidated EBITDA, such management fees shall be adjusted accordingly, with appropriate (x) refunds of such management fees for the prior fiscal quarter being made to the Borrower, or (y) additional payments of such management fees for the prior fiscal quarter being made by the Borrower, each as the case may be.

                  (ii) payments by the Borrower to Dunhill Bank Caribbean, Ltd.
            and/or Hayes Capital Corporation on the closing date of any Permitted Acquisition of advisory fees in respect of such Permitted Acquisition, provided, that the aggregate amount of such advisory fees payable under this subparagraph (ii) for any Permitted Acquisition shall not exceed one percent (1%) of the purchase price paid by the Borrower (or one of its Subsidiaries) at closing for the businesses acquired by the Borrower (or one of its Subsidiaries) in such Permitted Acquisition;

                  (iii) payments by the Borrower to Dunhill Bank Caribbean, Ltd.
            and/or Hayes Capital Corporation of a transaction fee on the closing date of the issuance by the Borrower after the Original Closing Date of (A) Indebtedness permitted hereby or consented to by the Required Lenders, or (B) Equity Interests permitted hereby or consented to by the Required Lenders, in each case obtained solely through the efforts and services of Dunhill Bank Caribbean, Ltd. and/or Hayes Capital Corporation and not through the efforts of any other intermediary who has or would receive a fee in connection with such issuance; provided however, that any such transaction fee payable in connection with any issuance of (x) Indebtedness shall not exceed one percent (1%) of Net

            Cash Proceeds (computed without regard to payment of such fee) of the Indebtedness issued or (y) Equity Interests shall not exceed three percent (3%) of the Net Cash Proceeds (computed without regard to payment of such fee) of the Equity Interests issued; and

                  (iv) payments by the Borrower of fees in respect of the
            transactions contemplated to occur on or prior to the Original Closing Date pursuant to the Acquisition Documents or the Loan Documents, provided, that such fees shall have been disclosed to and approved by the Agent prior to the Original Closing Date.

      10.5. Mergers, Consolidations and Acquisitions. Become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices) except for (a) the merger or consolidation of one (1) or more of the Domestic Subsidiaries of the Borrower with and into the Borrower (with the Borrower being the surviving entity), (b) the merger or consolidation of two (2) or more Domestic Subsidiaries of the Borrower, provided that if any of such Subsidiaries is also a Guarantor, such Guarantor is the surviving entity of such merger or consolidation, (c) a Permitted Acquisition, or (d) the Lamsco Acquisition, as contemplated by the Lamsco Acquisition Documents.

      10.6. Disposition of Assets. Become a party to or agree to or effect any disposition of assets, other than (i) the sale of inventory and the disposition of obsolete and no longer useful assets, in each case in the ordinary course of business, consistent with past practices and (ii) the sale of other assets so long as the aggregate amount of Net Cash Proceeds from such sales pursuant to this clause (ii) in any one year do not exceed $100,000. To the extent that the Required Lenders waive the provisions of this ss.10.6 with respect to the sale of any Collateral (to the extent the Required Lenders are permitted to waive such provisions in accordance with ss.17.11), or any Collateral is sold as permitted by this ss.10.6, such Collateral shall be sold free and clear of the Liens created by the Security Documents, and the Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

      10.7. Issuance of Capital Stock. Issue any Capital Stock or any other Equity Interests other than:

            (a) the issuance by any Transaction Party (other than the Borrower) of its own Permitted Capital Stock to its direct parent;

            (b) the issuance and sale by the Borrower of its Permitted Disqualified Capital Stock; provided that such issuance and sale would not cause the Borrower to exceed the Dollar limitation of ss.10.1(d) or otherwise cause or result in an Event of Default;

            (c) the issuance and sale by the Borrower of Permitted Capital Stock of the Borrower and Equity Interests constituting rights to purchase Permitted Capital Stock of the Borrower, provided, that no Default or Event of Default shall be continuing as of the date of such issuance or sale or would result from such issuance or sale or the application of the proceeds of such issuance or sale.

Any Equity Interests issued as permitted by this ss.10.7, if owned by the Borrower or any of its Subsidiaries, shall be immediately pledged as Collateral and delivered pursuant to the Stock Pledge Agreement.

      10.8. Sale and Leaseback. Enter into any arrangement, directly or indirectly, whereby the Borrower or any of its Subsidiaries shall sell or transfer any Property owned by it in order then or thereafter to lease such Property or lease other Property for substantially the same purpose as the property being sold or transferred.

      10.9. Compliance with Environmental Laws. (a) Use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances in violation of Environmental Laws, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances in violation of Environmental Laws,
(c) generate any Hazardous Substances on any of the Real Estate in violation of Environmental Laws, (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate or (e) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law.

      10.10. Employee Benefit Plans.

            (a) Engage in any "prohibited transaction" within the meaning of ss.406 of ERISA or ss.4975 of the Code, which could result in a material liability for the Borrower or any of its Subsidiaries.

            (b) Permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in ss.302 of ERISA, whether or not such deficiency is or may be waived.

            (c) Fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a Lien on the assets of the Borrower or any of its Subsidiaries pursuant to ss.302(f) or ss.4068 of ERISA.

            (d) Permit or take any action which would result in the aggregate benefit liabilities (with the meaning of ss.4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.

            (e) Amend any Guaranteed Pension Plan in circumstances requiring the posting of security pursuant to ss.307 of ERISA or ss.401(a)(29) of the Code.

            (f) Take any action referred to in paragraphs (a) through (c) above that would violate any provisions of any applicable foreign pension and retirement benefits legislation.

      10.11. Transactions with Affiliates. Enter into, or cause, suffer or permit to exist any transaction or agreement with any Affiliate, or make any payment to any Affiliate, except:

            (a) transactions contemplated to be effected on or prior to the Original Closing Date under the Equity Documents;

            (b) the Equity Documents, provided that this paragraph (b) shall not be construed to permit any payments or distributions under or pursuant to the Equity Documents;

            (c) the payment of management fees, advisory fees and other fees permitted under ss.10.4(d);

            (d) Distributions permitted under ss.10.4(a);

            (e) transactions, agreements and payments among US Transaction Parties not prohibited by any of the other terms of this Agreement or the other Loan Documents;

            (f) Permitted Payments to Parent;

            (g) employment agreements entered into in the ordinary course of business by the Transaction Parties and loans and advances to employees of the Transaction Parties permitted by ss.10.3; and

            (h) any transaction or agreement (and payments made pursuant thereto) (other than as described in the following paragraphs of this ss.10.9) having terms not less favorable to the Transaction Parties than would be the case if such transaction or agreement had been entered into with a Person that is not an Affiliate, provided that (i) the aggregate potential value payable or receivable by the Transaction Parties in connection with all such transactions during any fiscal year of the Borrower shall not exceed $50,000; and (ii) the terms of any such transaction or agreement shall have been disclosed to the Agent.

      10.12. Restrictive or Inconsistent Agreements. Permit to exist any Contractual Obligation:

            (a) which directly or indirectly prohibits or restrains, or has the effect of prohibiting or restraining, or otherwise imposes any materially adverse or burdensome condition upon, the declaration or payment of Distributions, the incurrence of Indebtedness, the payment of any Indebtedness owed to the Borrower or a Subsidiary of the Borrower, the granting of Liens, the making of loans or advances to the Borrower or any of its Subsidiaries or the amendment or modification of any of the Loan Documents;

            (b) containing any provision that would be violated or breached by any Loan or by the performance by any Transaction Party of any of its obligations hereunder or under any of the other Loan Documents; or

            (c) which prohibits the Borrower or any Subsidiary of the Borrower from transferring any of its Properties to the Borrower or any Subsidiary of the Borrower; provided, that the foregoing covenant shall not prohibit
      (i) encumbrances or restrictions (A) under the Subordinated Debt Documents, as amended in compliance with this Agreement, or (B) under the Loan Documents, (ii) restrictions under Instruments governing Purchase Money Indebtedness on transfer of Property financed with proceeds of such Indebtedness.

      10.13. Amendments or Termination of Documents, etc.

            (a) Permit any amendment, supplement or other modification to any Ancillary Document, any Governing Document, any Tax Sharing Agreement, or any Debt Agreements, if such amendment, supplement or modification would adversely affect the Lenders or have a Material Adverse Effect;

            (b) Cause or permit any waiver, release, discharge or compromise of any material obligation of any party other than the Transaction Parties under any Ancillary Documents

      10.14. Bank Accounts. (a) Establish any bank accounts other than those listed on Schedule 8.18, unless such new account is subject to an Agency Account Agreement executed and delivered to the Agent (whereupon Schedule 8.18 shall be amended as appropriate to reflect such new account), (b) violate directly or indirectly any Agency Account Agreement or other bank agency or lock box agreement in favor of the Agent for the benefit of the Banks and the Agent with respect to such account, or (c) deposit into any of the payroll accounts listed on Schedule 8.18 any amounts in excess of amounts necessary to pay current payroll obligations from such accounts.

      10.15. Fiscal Year. Permit the fiscal year of the Borrower and each of its Subsidiaries to end on a day other than December 31.

      10.16. Line of Business. Permit the Borrower to engage in any business or activity other than the ownership of the Capital Stock of its wholly-owned Subsidiaries and other activities incidental thereto.

            11. FINANCIAL COVENANTS.

      The Borrower covenants and agrees with the Agent, the Issuing Bank and each Lender that until all Commitments have terminated and the principal of and interest on each Loan, all Fees, and all other expenses or amounts payable under any Loan Document (other than wholly contingent indemnification Obligations) shall have been paid in full and all Letters of Credit have been cancelled or have expired and all amounts drawn thereunder have been reimbursed, unless the Required Lenders shall otherwise consent in writing, the Borrower will not permit:

      11.1. Maximum Leverage Ratio. The Leverage Ratio as of the end of any Reference Period ending on any date or during any period set forth in the table below to be greater than the ratio set forth below opposite such period:

                        Period                              Ratio
                        ------                              -----

      Original Closing Date through September 30, 1999    4.50 to 1
      October 1, 1999 through September 30, 2000          4.25 to 1
      October 1, 2000 through September 30, 2001          4.00 to 1
      October 1, 2001 through September 30, 2002          3.75 to 1
      October 1, 2002 through September 30, 2003          3.50 to 1
      October 1, 2003 through February 1, 2005            3.25 to 1

      11.2. Minimum Consolidated EBITDA. Consolidated EBITDA of the Borrower and its Subsidiaries for any Reference Period ending on any date or during any period set forth in the table below to be less than the amount set forth below opposite such date or period:

                                                            Minimum
                                                          Consolidated
                        Period                               EBITDA
                        ------                               ------

      Original Closing Date through December 31, 1999     $43,500,000
      January 1, 2000 through December 31, 2000           $46,000,000
      January 1, 2001 through December 31, 2001           $48,500,000
      January 1, 2002 through December 31, 2002           $50,500,000
      January 1, 2003 through December 31, 2003           $53,000,000
      January 1, 2004 through December 31, 2004           $55,000,000
      January 1, 2005 through February 1, 2005            $57,500,000

      11.3. Minimum Interest Coverage Ratio. The ratio of (a) Consolidated EBITDA of the Borrower and its Subsidiaries for any Reference Period ending on any date or during any period set forth in the table below to (b) Consolidated Total Interest Expense of the Borrower and its Subsidiaries for such Reference Period, to be less than the ratio set forth below opposite such period:

                                                    Minimum Interest
                       Period                        Coverage Ratio
                       ------                        --------------

      March 31, 1999 through December 31, 1999          2.25 to 1
      January 1, 2000 through February 1, 2005          2.50 to 1

      11.4. Minimum Debt Service Coverage Ratio. The ratio of (a) Consolidated Operating Cash Flow of the Borrower and its Subsidiaries for any Reference Period ending on or after March 31, 1999, to (b) Consolidated Debt Service of the Borrower and its Subsidiaries for such Reference Period to be less than 1.15 to 1.

      11.5. Maximum Capital Expenditures. The aggregate amount of Capital Expenditures of the Borrower and its Subsidiaries (other than Capital Expenditures made (a) with the proceeds of Indebtedness permitted by paragraphs
(c) of ss.10.1 or (b) as a result of the acquisition of Capital Assets in any Permitted Acquisition) (i) to exceed $10,000,000 in the 1999 calendar year and
(ii) for any Reference Period ending on any date or during any period set forth in the table below to exceed the amount set forth in the table below opposite such date or period:

                                                            Maximum
                                                            Capital
                       Period                             Expenditures
                       ------                             ------------

      January 1, 2000 through December 31, 2000           $10,000,000
      January 1, 2001 through December 31, 2001           $10,500,000
      January 1, 2002 through December 31, 2003           $11,500,000
      January 1, 2004 through December 31, 2004           $12,000,000
      January 1, 2005 through February 1, 2005            $12,500,000

      11.6. General Provisions Relating to Financial Terms and Covenants. In the event the Borrower or any of its Subsidiaries makes any Permitted Acquisition, the following adjustments shall be made:

            (a) Consolidated EBITDA. In determining Consolidated EBITDA of the Borrower and its Subsidiaries for any period, there shall be (i) included in such Consolidated EBITDA all EBITDA attributable to any business acquired by the Borrower or any of its Subsidiaries during such period as if such business were acquired on the first day of such period and (ii) excluded from such Consolidated EBITDA all EBITDA attributable to any business disposed of by the Borrower or any of its Subsidiaries during such period as if such business were disposed of on the first day of such period. For purposes hereof, the EBITDA attributable to any such acquired or disposed of business prior to the date of acquisition or disposition thereof shall be determined in a manner consistent with the method for determining Consolidated EBITDA, but on a non-consolidated basis (subject to any adjustments made pursuant to paragraph (c) below. Notwithstanding the foregoing, this paragraph (a) shall not cause any increase in Consolidated EBITDA of the Borrower and its Subsidiaries on account of the Lamsco Acquisition for the fiscal quarters ended March 31, 1998, June 30, 1998 and September 30, 1998. The effect of the Lamsco Acquisition and the Modern Acquisition on Consolidated EBITDA of the Borrower and its Subsidiaries for such three fiscal quarters is fully reflected and accounted for in ss.11.7(a).

            (b) Consolidated Total Interest Expense. In determining Consolidated Total Interest Expense for any period, there shall be (i) included all Consolidated Total Interest Expense attributable to Indebtedness incurred or assumed by the Borrower or any of its Subsidiaries during such period in connection with any Permitted Acquisition as if such Indebtedness were incurred or assumed on the first day of such period and (ii) excluded all Consolidated Total Interest Expense attributable to that portion of the principal amount of the Loans prepaid during such period with proceeds from any disposition of a business as if such portion of the principal amount of the Loans were prepaid on the first day of such period.

            (c) EBITDA Adjustments. For the purpose of this ss.11.6, EBITDA attributable to any business acquired by the Borrower or any of its Subsidiaries during any period may be adjusted to more accurately reflect the financial condition and results of operations of the acquired business after giving effect to the Acquisition as mutually determined and agreed to by the Borrower and the Agent. The Borrower and the Agent shall each use good faith efforts to mutually determine and agree to any such adjustments. It is understood and agreed, however, that the Agent shall have no liability for failing to agree to any such adjustments. In the case of an Acquisition by the Borrower or any of its Subsidiaries, such adjustments may reflect any cost savings (but not revenue enhancements) that would have been achieved if such business had been owned by the Borrower or one of its Subsidiaries for the entire relevant period, including adjustments for excess owner's compensation, excess rent paid to related parties, directors' fees paid to related parties and workmen's compensation and other insurance expense in excess of that which would have been incurred under policies of the Borrower and its Subsidiaries existing at the time of such Acquisition.

            (d) Covenant Adjustments.

                  (i) Upon completion of any Permitted Acquisition, the minimum
            Consolidated EBITDA of the Borrower and its Subsidiaries required by ss.11.2 shall be increased by the Agent, in consultation with the Borrower, (i) for any Reference Period ended prior to the date of such Acquisition, by the amount of EBITDA of the acquired business for such Reference Period added to Consolidated EBITDA of the Borrower and its Subsidiaries pursuant to ss.11.6(a) and (c), and
            (ii) for all periods thereafter, by eighty percent (80%) of the amount of EBITDA of the acquired business, as reflected in the projections and pro-forma financial statements provided by the Borrower to the Agent (and approved by the Agent) and on the basis of which such Acquisition has satisfied the requirements for a Permitted Acquisition.

                  (ii) Upon completion of any Permitted Acquisition, the maximum
            Capital Expenditures covenant set forth in ss.11.5 will be adjusted to reflect the acquired businesses, as determined by the Agent, acting in its reasonable judgment in consultation with the Borrower.

      11.7. Computations of Financial Covenants During First Year of Credit Facilities.

            (a) Consolidated EBITDA Calculation. In determining Consolidated EBITDA of the Borrower and its Subsidiaries for any Reference Period which includes any fiscal quarter ending March 31, 1998, June 30, 1998 or September 30, 1998, the Consolidated EBITDA of the Borrower and its Subsidiaries for such fiscal quarter shall be deemed for all purposes of this Agreement to be as follows:

            Fiscal Quarter Ended                          Consolidated EBITDA
            --------------------                          -------------------

            March 31, 1998                                     $12,000,000
            June 30, 1998                                      $12,000,000
            September 30, 1998                                 $12,000,000

      (b) Consolidated Operating Cash Flow Calculation. In determining Consolidated Operating Cash Flow of the Borrower and its Subsidiaries for any

Reference Period which includes any fiscal quarter ending June 30, 1998 or September 30, 1998, the Consolidated Operating Cash Flow of the Borrower and its Subsidiaries for such fiscal quarter shall be deemed for all purposes of this Agreement to be as follows:

                                                     Consolidated
            Fiscal Quarter Ended                 Operating Cash Flow
            --------------------                 -------------------
            June 30, 1998                             $8,000,000
            September 30, 1998                        $8,000,000

            (c) Consolidated Total Interest Expense; Consolidated Debt Service. In determining Consolidated Total Interest Expense and Consolidated Debt Service of the Borrower and its Subsidiaries for any Reference Period ending prior to December 31, 1999, Consolidated Total Interest Expense and Consolidated Debt Service shall be deemed to be (i) for the Reference Period ending March 31, 1999, Consolidated Total Interest Expense and Consolidated Debt Service for the fiscal quarter ending on such date, multiplied by 4, (ii) for the Reference Period ending June 30, 1999 Consolidated Total Interest Expense and Consolidated Debt Service for the fiscal quarter ending on such date, multiplied by 2, and (iii) for the Reference Period ending September 30, 1999, Consolidated Total Interest Expense and Consolidated Debt Service for the fiscal quarter ending on such date, multiplied by 4/3.

            12. CLOSING CONDITIONS.

      The obligations of the Lenders to make the initial Loans and of the Issuing Bank to issue any initial Letters of Credit shall be subject to the satisfaction of the following conditions precedent on or prior to the Original Closing Date (unless waived in writing by the Agent and each of the Lenders on or prior to the Original Closing Date).

      12.1. Loan Documents, etc..

            12.1.1. Loan Documents. Each of the Loan Documents (other than the Rate Protection Agreements) shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Lenders. The Agent shall have received fully executed original counterparts or originals of each such document.

            12.1.2. Senior Subordinated Note Documents. The Agent shall have received fully executed copies of each Senior Subordinated Note Document, each of which shall be in form and substance satisfactory to the Agent.

            12.1.3. Acquisition Documents. The Agent shall have received fully executed copies of each of the Acquisition Documents, each of which shall be in form and substance satisfactory to the Agent.

            12.1.4. Equity Documents. The Agent shall have received fully executed copies of each Equity Document, each of which shall be in form and substance satisfactory to the Agent.

            12.1.5. Management Consulting Agreement. The Agent shall have received a fully executed copy of the Management Consulting Agreement, which shall be in form and substance satisfactory to the Agent.

            12.1.6. Permitted Disqualified Capital Stock Documents. The Agent shall have received fully executed copies of each Permitted Disqualified Capital Stock Document (if any), each of which shall be in form and substance satisfactory to the Agent.

      12.2. Completion of Acquisition.

            (a) The Lamsco Acquisition, including all of the terms and conditions thereof, shall have been duly approved by the board of directors and (if required by Applicable Law) the shareholders of the parties thereto, and all Lamsco Acquisition Documents shall have been duly executed and delivered by the parties thereto and shall be in full force and effect. The representations and warranties set forth in the Lamsco Acquisition Documents shall be true and correct in all material respects as if made on and as of the Original Closing Date. Each of the conditions precedent to the Borrower's and Lamsco's selling shareholders' obligations to consummate the Lamsco Acquisition as set forth in the Lamsco Acquisition Documents shall have been satisfied or waived with the consent of the Agent. The Lamsco Acquisition shall have been consummated in accordance with the terms of the Lamsco Acquisition Documents and all Applicable Laws. The purchase price for the Lamsco Acquisition, together with all fees and expenses payable by the Borrower of any of its Subsidiaries in connection therewith and the financing thereof, shall not exceed $80,000,000.

            (b) On the Original Closing Date, after giving effect to the Lamsco Acquisition, the ownership and capital structure (including the terms of any Equity Interests issued or to be issued by the Borrower or any of its Subsidiaries) and management of the Borrower and its Subsidiaries shall be satisfactory to the Agent.

      12.3. Certified Copies of Charter Documents. The Agent shall have received from each of the Transaction Parties a copy, certified by a duly authorized officer of such Person to be true and complete on the Original Closing Date, of each of (i) its charter or other incorporation documents as in effect on such date of certification, and (ii) its by-laws as in effect on such date.

      12.4. Corporate Action. All corporate action necessary for the valid execution, delivery and performance by the Borrower and each of its Subsidiaries of the Existing Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof, including good standing certificates, satisfactory to the Agent shall have been provided to the Agent.

      12.5. Incumbency Certificate. The Agent shall have received from each Transaction Party an incumbency certificate, dated as of the Original Closing Date, signed by a duly authorized officer of such Transaction Party, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of such Transaction Party, each of the Loan Documents to which such Transaction Party is or is to become a party; (b) in the case of the Borrowers, to make Loan Requests and

Conversion Requests and to apply for Letters of Credit; and (c) to give notices and to take other action on its behalf under the Loan Documents.

      12.6. Plans; Shareholders' Agreements; Management Agreements; Employee Agreements; Collective Bargaining Agreements; Debt Agreements; Affiliate Contracts; Tax Sharing Agreements and Other Material Contracts. The Agent shall have received true and correct copies, certified as true and complete by an appropriate officer of the Borrower of:

            (i) all Plans, and (for each Plan that is required to file an annual report on Internal Revenue Service Form 5500-series, a copy of the most recent such report including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information), and for each Plan that is a "single-employer plan" (as defined in Section 4001(a)(15) of ERISA) the most recently completed actuarial valuation prepared therefor and any other "employee benefit plan", as defined in Section 3(3) of ERISA, and any other material agreements, plans or arrangements, with or for the benefit of current or former employees of the Borrower or any of its Subsidiaries or any ERISA Affiliate (provided that the foregoing shall apply in the case of any Multi-employer Plan only to the extent that any document described therein is in possession of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate or reasonably available thereto from the sponsor or trustee of any such plan);

            (ii) all agreements entered into by the Borrower or any of its Subsidiaries governing the terms and relative stock rights of its Capital Stock and any agreements entered into by shareholders relating to any such entity with respect to their Capital Stock (collectively, the "Shareholder Agreements");

            (iii) all agreements with members of, or with respect to the, management of the Borrower or any of its Subsidiaries other than Employment Agreements (collectively, the "Management Agreements");

            (iv) any employment agreements entered into by the Borrower or any of its Subsidiaries (collectively, the "Employment Agreements");

            (v) all collective bargaining agreements applying or relating to any employees of the Borrower or any of its Subsidiaries (collectively, the "Collective Bargaining Agreements");

            (vi) all tax sharing, tax allocation and other similar agreements entered into by the Borrower and/or any of its Subsidiaries (collectively, the "Tax Sharing Agreements");

            (vii) all agreements evidencing or relating to Indebtedness for borrowed money of the Borrower or any of its Subsidiaries, whether or not such agreement is to remain outstanding after giving effect to the incurrence of the Loans on the Original Closing Date (collectively, the "Debt Agreements");

            (viii) all contracts, agreements or understandings entered into between (x) the Borrower or any of its Subsidiaries on the one hand, and
      (y) any Affiliates of the Borrower on the other hand (collectively, the "Affiliate Contracts");

            (ix) all material contracts and licenses of the Borrower or any of its Subsidiaries that are to remain in effect after the Original Closing Date (collectively, the "Material Contracts");

all of which Plans, Shareholders' Agreements, Management Agreements, Employment Agreements, Collective Bargaining Agreements, Debt Agreements, Tax Sharing Agreements, Affiliate Contracts and Material Contracts shall be in form and substance satisfactory to the Agent and shall be in full force and effect on the Original Closing Date.

      12.7. Validity of Liens. The Security Documents shall be effective to create in favor of the Agent a legal, valid and enforceable first priority (except for Permitted Liens entitled to priority under applicable law) security interest in and Lien upon the Collateral. All filings, recordings, deliveries of Instruments and other actions necessary or desirable in the opinion of the Agent to create and perfect such security interests shall have been duly effected. The Agent shall have received evidence thereof in form and substance satisfactory to the Agent.

      12.8. Perfection Certificates and UCC Search Results. The Agent shall have received from each Transaction Party a completed and fully executed Perfection Certificate and the results of UCC searches and tax lien searches with respect to the Collateral, indicating no Liens other than Permitted Liens and otherwise in form and substance satisfactory to the Agent.

      12.9. Intentionally Omitted.

      12.10. Certificates of Insurance. The Agent shall have received (i) a certificate(s) of insurance from an independent insurance broker dated as of the Original Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Security Agreement and naming the Agent as additional insured and loss payee, and (ii) certified copies of all policies evidencing such insurance (or certificates therefor signed by the insurer or an agent authorized to bind the insurer) and the Agent shall be satisfied with the adequacy of all such insurance.

      12.11. Borrowing Base Report. The Agent shall have received from the Borrower the initial Borrowing Base Report dated as of the Original Closing Date.

      12.12. Accounts Receivables Aging Report. The Agent shall have received from the Borrower the most recent Accounts Receivables aging report of the Transaction Parties as of a date which shall be no more than fifteen (15) days prior to the Original Closing Date and shall have notified the Agent in writing on the Original Closing Date of any material deviation from the Accounts Receivables values reflected in such Accounts Receivables aging report and shall have provided the Agent with such supplementary documentation as the Agent may reasonably request.

      12.13. Landlord Waivers. The Agent shall have received from each of the landlords for the leased facilities of the Transaction Parties, landlord waivers with respect to the statutory Liens over the Collateral located at such facilities.

      12.14. Solvency Certificate. The Agent shall have received an officer's certificate of the Borrower dated as of the Original Closing Date as to the solvency of the Transaction Parties following the consummation of the transactions contemplated herein to occur on or prior to the Original Closing Date, and in form and substance satisfactory to the Lenders.

      12.15. Opinion of Counsel. The Agent shall have received a favorable legal opinion addressed to the Lenders and the Agent, in form and substance satisfactory to the Lenders and the Agent, from Morgan Lewis & Bockius, counsel to the Borrower and each of its Subsidiaries, and from such local counsel (if any) as the Agent deems appropriate.

      12.16. Payment of Fees.

            (a) The Borrowers shall have paid to the Agent all accrued commitment fees and letter of credit fees and any other fees or amounts payable as of the Original Closing Date under the Original Credit Facility.

            (b) The Borrowers shall have paid to the Agent the Fees required to be paid pursuant to ss.ss.5.1(a) and (b). The aggregate amount of all fees, costs and expenses paid or payable by the Borrower and its Subsidiaries in connection with the transactions contemplated by the Lamsco Documents and the Loan Documents shall not have exceeded $80,000,000.

            (c) The Borrowers shall have paid or reimbursed the Agent for all fees and disbursements of the Agent's Special Counsel which shall have been incurred in connection with the preparation, negotiation, execution and delivery of (i) the Loan Documents and the implementation of the transactions contemplated thereby, or which otherwise are required to be paid under the Existing Credit Agreement, and (ii) the Original Credit Facility or which are otherwise required to be paid under the Original Credit Facility.

      12.17. Updated Collateral Examinations. The Agent shall have reviewed and been satisfied with the update of the commercial finance examinations of the Borrower and its Subsidiaries performed by the Agent's field examiners, including (a) satisfactory review of the Borrower's and each of its Subsidiaries' books and records in connection with the calculation of the Borrowing Base and the Agent's satisfaction with the components and the Borrower's method of calculating the Borrowing Base, (b) satisfactory review of the cash management system of the Transaction Parties, (c) satisfactory review of receivables, inventory and backlog of the Borrower and its Subsidiaries, and
(d) satisfactory appraisals (to the extent available) and environmental reports on any owned Real Estate.

      12.18. Satisfactory Due Diligence Review. The Agent shall have completed and be satisfied with the results of all aspects of its due diligence including, without limitation, (a) satisfactory discussions by the Agent with officers or representatives of Boeing regarding Boeing's existing relationship with Lamsco,
(b) current fixed assets appraisals by firms selected by the Agent, and (c) satisfactory examinations performed by an external accounting/consulting firm including a financial review of the six (6) months ended June 30, 1998 for the Transaction Parties and Lamsco.

      12.19. Litigation. As of the Original Closing Date, there shall be no actions, suits, proceedings or investigations of any kind pending or, to the best of the Borrower's knowledge, threatened against the Borrower or any of its Subsidiaries before any Governmental Authority, that (a) if adversely determined, could, either in any case or in the aggregate, (i) have a Materially Adverse Effect or (ii) result in any substantial liability not adequately covered by insurance, or (b) question the validity or enforceability of any of the Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

      12.20. Material Adverse Effect. Since the Balance Sheet Date there shall have occurred no Materially Adverse Effect.

      12.21. Borrowing Availability. The Agent shall have received evidence satisfactory to the Agent that, after giving effect to all transactions to occur on the Original Closing Date, the Borrower shall have aggregate borrowing availability (taking account of applicable restrictions under the terms of the Subordinated Note Documents) under ss.2.1(c) of the Existing Credit Agreement on the Original Closing Date of not less than $20,000,000. After giving effect to all transactions to occur on the Original Closing Date, no Revolving Credit Loans shall be outstanding.

      12.22. Financial Statements and Projections. The Agent shall have received copies of the financial statements, Pro Forma Balance Sheet and projections described in ss.8.4.

      12.23. Refinancings. On the Original Closing Date and after giving effect to the Loans incurred on the Original Closing Date, the Lamsco Acquisition and the other transactions contemplated hereby, neither the Borrower nor any of its Subsidiaries shall have any Indebtedness outstanding except for the Loans and the Existing Indebtedness, which Existing Indebtedness shall not exceed $117,000,000. All of the Existing Indebtedness shall remain outstanding after the transactions contemplated hereby without any defaults or events of default existing thereunder or arising as a result of the transactions contemplated hereby. The Agent and the Required Lenders shall be satisfied with the amount of and the terms and conditions of all Existing Indebtedness

      12.24. Cash Management System. The Borrower shall have opened the Concentration Account and the Agent shall have received Agency Account Agreements, duly executed and delivered by the Borrower and its Domestic Subsidiaries and each Agency Account Institution at which the Borrower and any Domestic Subsidiary of the Borrower (including Lamsco) maintains depository accounts as required under ss.9.12, and such Agency Account Agreements shall be in form and substance satisfactory to the Agent.

      12.25. Disbursement Instructions. The Agent shall have received disbursement instructions from the Borrower with respect to the proceeds of the initial Revolving Credit Loans, the Term Loans, the initial portion of the Acquisition Loans and any initial Letters of Credit.

      12.26. Consolidated Total Funded Debt to Consolidated EBITDA. The Agent shall have received evidence that, after giving effect to the Lamsco Acquisition and the Loans to be made on the Original Closing Date, the ratio of Consolidated Total Funded Debt of the Borrower and its Subsidiaries to Consolidated EBITDA of the Borrower and its Subsidiaries shall not exceed 4.25 to 1.

      12.27. Deposits with DLJ Capital Funding, Inc. The Borrower shall have, on or prior to the Original Closing Date (a) converted all cash equivalents maintained with DLJ Capital Funding, Inc. into cash, and (b) deposited all such cash into an account maintained by the Borrower with BankBoston.

      12.28. Sources and Uses Statement. The Agent shall have received a sources and uses statement from the Borrower which reflects (a) the source of all funds to be used by the Borrower and any Subsidiary of the Borrower to consummate all the transactions contemplated by the Existing Credit Agreement, including the Lamsco Acquisition, and (b) all uses of such funds, such statement to be in form and substance satisfactory to the Lenders.

            13. CONDITIONS TO ALL BORROWINGS.

      The obligations of the Lenders to make any Loan, and of the Issuing Bank to issue, extend or renew any Letter of Credit, in each case whether on or after the Original Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

      13.1. Representations True; No Default or Event of Default. Each of the representations and warranties of the Transaction Parties contained in this Agreement, the other Loan Documents or in any Instrument delivered pursuant to or in connection with this Agreement shall be true in all material respects as of the date as of which they were made and shall also be true in all material respects at and as of the time of the making of such Loan, or the issuance, extension or renewal of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

      13.2. No Legal Impediment. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Lender would make it illegal for such Lender to make such Loan, or to participate in the issuance , extension or renewal of such Letter of Credit or in the reasonable opinion of the Issuing Bank would make it illegal for the Issuing Bank to issue, extend or renew such Letter of Credit.

      13.3. Governmental Regulation. Each Lender shall have received such statements in substance and form reasonably satisfactory to such Lender as such Lender shall require for the purpose of compliance with any applicable

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                                     -126-


regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

      13.4. Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Agent and the Agent's Special Counsel, and the Agent shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.

      13.5. Borrowing Base Report. The Agent shall have received the most recent Borrowing Base Report required to be delivered to the Agent in accordance with ss.9.3(f) and, if requested by the Agent, a Borrowing Base Report dated within three (3) days of the Drawdown Date of such Loan or of the issuance, extension or renewal of such Letter of Credit.

      13.6. Borrowing Availability.

            (a) After giving effect to all amounts requested, the sum of the outstanding amount of all Revolving Credit Loans plus the Letter of Credit Exposure plus Excess UK Working Capital Outstandings shall not exceed the lesser of (a) the Total Revolving Credit Commitment and (b) the Borrowing Base.

            (b) During the Acquisition Loan Commitment Period, after giving effect to all amounts requested, the outstanding amount of all Acquisition Loans shall not exceed the Total Acquisition Loan Commitment.

            (c) During the Acquisition Loan Commitment Period, after giving effect to all amounts requested, the Dollar Equivalent of the outstanding amount of all UK Acquisition Loans shall not exceed the Total UK Acquisition Loan Commitment.

      13.7. Senior Debt. The Borrower shall have demonstrated to the reasonable satisfaction of the Agent that (a) all outstanding Obligations (after giving effect to the requested Loans or Letters of Credit) constitute "Senior Debt" (or corresponding alternative terms) under the Subordinated Debt Documents and "Designated Senior Debt" under and for all purposes of the Senior Subordinated Indenture, and (b) the incurrence of Indebtedness in respect of the requested Loans or Letters of Credit shall be permitted by all Subordinated Debt Documents. The foregoing demonstration shall include (if requested by the Agent) certificates of the chief financial officer of the Borrower setting forth in reasonable detail the basis therefor, and the calculations (if any) required to evidence compliance with the applicable covenants set forth in the Subordinated Debt Documents.

      13.8. Permitted Acquisitions.

            (a) Prior to the making of the initial UK Acquisition Loan, a UK Subsidiary shall have been duly organized and such UK Subsidiary shall have

                  (i) (A) executed and delivered to the Agent and the Lenders an
            Accession Agreement substantially in the form attached hereto as Exhibit K pursuant to the terms of which such UK Subsidiary becomes a party to this Agreement as the UK Borrower, and becomes a party to any other Loan Document as the Agent may reasonably request, and (B) agrees to perform and observe all of the obligations and covenants of the UK Borrower and of a Transaction Party hereunder, and of the appropriate party under any Loan Document to which it becomes a party;

                  (ii) delivered to the Agent a copy, certified by a duly
            authorized officer of such UK Subsidiary to be true and complete, of each of (A) its Memorandum and Articles of Association, Certificate of Incorporation and any Certificate of Incorporation on Name Change as in effect on such date of certification, and (B) its by-laws as in effect on such date;

                  (iii) delivered to the Agent a copy of all corporate action necessary for the valid execution, delivery and performance by such UK Subsidiary of this Agreement and the other Loan Documents to which it is or is to become a party which corporate action shall have been duly and effectively taken, and which shall be in form and substance satisfactory to the Agent;

                  (iv) delivered to the Agent an incumbency certificate, signed by a duly authorized officer of such UK Subsidiary, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of such UK Subsidiary, each of the Loan Documents to which such UK Subsidiary is or is to become a party; (b) to make UK Loan Requests and Conversion Requests; and (c) to give notices and to take other action on its behalf under the Loan Documents;

                  (v) delivered to the Agent a favorable legal opinion addressed to the Lenders and the Agent, in form and substance satisfactory to the Lenders and the Agent, from local counsel to such UK Subsidiary.

            (b) Prior to the making of each Acquisition Loan and each UK Acquisition Loan, the proceeds of which are to be used to fund an Acquisition, all conditions precedent for such Acquisition to be a Permitted Acquisition set forth in the definition thereof shall have been satisfied and a duly authorized officer of the Borrower shall have delivered to the Agent an officer's certificate certifying that such conditions have been met.

            (c) Prior to the making of each Permitted Additional Acquisition Loan, all conditions precedent for such Acquisition Loan or UK Acquisition Loan to be a Permitted Additional Acquisition Loan set forth in the definition thereof shall have been satisfied and a duly authorized officer of the Borrower shall have delivered to the Agent an officer's certificate certifying that such conditions have been met.

            14. EVENTS OF DEFAULT; ACCELERATION; ETC.

      14.1. Events of Default and Acceleration. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

            (a) the Borrower shall fail to pay any principal of the Loans or any Reimbursement Obligation when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

            (b) the Borrower or any of their Subsidiaries shall fail to pay any interest on the Loans, the Fees, or other sums due hereunder or under any of the other Loan Documents, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment, and such Default shall continue for three (3) Business Days after the due date of such payments;

            (c) the Transaction Parties shall fail to comply with any of the covenants contained in ss.10 or ss.11;

            (d) any Transaction Party shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this ss.14.1) for thirty (30) days after written notice of such failure has been given to the Borrower by the Agent;

            (e) any representation or warranty of any Transaction Party in any Loan Document or in any other Instrument delivered pursuant to or in connection with this Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

            (f) the Borrower or any of its Subsidiaries shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount in excess of $1,000,000, when and as the same shall become due and payable, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any Instrument evidencing or governing such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity;

            (g) any of the Transaction Parties shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of such Transaction Party or of any substantial part of the assets of such Transaction Party or shall commence any case or other proceeding relating to such Transaction Party under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or any UK Insolvency Event shall occur, or any of the Transaction Parties shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against such Transaction Party and such Transaction Party shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within forty-five (45) days following the filing thereof;

            (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating any Transaction Party bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of such Transaction Party in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

            (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than sixty (60) days, whether or not consecutive, any judgment against the Borrower or any of its Subsidiaries that, together with other such outstanding judgments against the Borrower or any of its Subsidiaries exceeds in the aggregate $1,000,000;

            (j) (i) any default or event of default shall occur under any Subordinated Debt Document, (ii) any holder or holders of any Subordinated Debt (or any representatives of any such holders) shall exercise, purport to exercise, give any notice of its intention to exercise, or become entitled by the terms of any Subordinated Debt Document to exercise (A) any right to accelerate any Subordinated Debt, or (B) any right to require any prepayment, repurchase or other acquisition of any Subordinated Debt, or (iii) any Transaction Party shall make, offer to make or become obligated to make or offer to make, any prepayment, repurchase or other acquisition of any Subordinated Debt, including any optional prepayment, repurchase or other acquisition of Subordinated Debt, or any prepayment, repurchase or other acquisition of Subordinated Debt upon a change in control, or upon a sale of assets;

            (k) any of the Loan Documents shall be cancelled, terminated, revoked or rescinded or the Agent's security interests, mortgages or liens in the Collateral shall cease to be perfected, or shall cease to have the priority contemplated by the Security Documents, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Agent, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of any of the Transaction Parties party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

            (l) the Borrower or any of its Subsidiaries shall be enjoined, restrained or in any way prevented by the order of any Governmental Authority from conducting any material part of its business and such order shall continue in effect for more than ten (10) days;

            (m) there shall occur any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy or other casualty, which in any such case causes, for more than fifteen
      (15) consecutive days, the cessation or substantial curtailment of revenue producing activities of the Borrower or any of its Subsidiaries if such event or circumstance is not covered by business interruption insurance;

            (n) the Borrower or any ERISA Affiliate incurs any liability to the PBGC or a Guaranteed Pension Plan pursuant to Title IV of ERISA in an aggregate amount exceeding $1,000,000, or the Borrower or any ERISA Affiliate is assessed withdrawal liability pursuant to Title IV of ERISA by a Multiemployer Plan requiring aggregate annual payments exceeding $1,000,000, or any of the following occurs with respect to a Guaranteed Pension Plan: (i) an ERISA Reportable Event, or a failure to make a required installment or other payment (within the meaning of ss.302(f)(1) of ERISA), provided that the Agent determines in its reasonable discretion that such event (A) could be expected to result in liability of the Borrower or any of its Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $1,000,000 and (B) could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC, for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan or for the imposition of a lien in favor of such Guaranteed Pension Plan; or (ii) the appointment by a United States District Court of a trustee to administer such Guaranteed Pension Plan; or (iii) the institution by the PBGC of proceedings to terminate such Guaranteed Pension Plan;

            (o) any Change in Control shall occur;

            (p) the Borrower shall at any time, directly or indirectly through one or more Guarantors, legally or beneficially own less than one hundred percent (100%) of the shares of the Capital Stock and other outstanding Equity Interests of each of the Guarantors; or

            (q) the Borrower and/or any Domestic Subsidiary or UK Subsidiary of the Borrower shall have failed to satisfy all conditions necessary for an Acquisition to constitute a Permitted Acquisition within ten (10) days after the closing of such Acquisition;

then, and in any such event, so long as the same may be continuing, the Agent may, and upon the request of the Required Lenders shall, by notice in writing to the Borrower declare all amounts owing with respect to this Agreement, the Notes and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in ss.ss.14.1(g) or 14.1(h) (an "Insolvency Event of Default") all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent or any Lender.

      14.2. Termination of Commitments. If any Insolvency Event of Default shall occur, the Total Commitment and all Commitments of each

Lender shall terminate immediately. If any other Event of Default shall have occurred and be continuing, the Agent may and, upon the request of the Required Lenders, shall, by notice to the Borrower, terminate the Total Commitment and all Commitments of each Lender, and upon such notice being given such Total Commitment and all Commitments of each Lender shall terminate immediately. If any such notice is given to the Borrower the Agent will forthwith furnish a copy thereof to each of the Lenders. No termination of the credit hereunder shall relieve the Borrower or any Transaction Party of any of its Obligations.

      14.3. Remedies. No remedy herein conferred upon any Lender or the Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

      14.4. Distribution of UK Collateral Proceeds. In the event that, during the continuance of any Event of Default, the Agent, any Issuer or any Lender, as the case may be, receives any monies constituting proceeds of UK Collateral in connection with the enforcement of any Security Documents, or otherwise with respect to the realization upon any of the UK Collateral, such monies shall be distributed, to the fullest extent permitted by Applicable Law, for application as follows:

            (a) First, to the payment of, or (as the case may be) the reimbursement of the Agent and the UK Fronting Lender for or in respect of, all costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent or the UK Fronting Lender in connection with the collection of such monies or in connection with the exercise, protection or enforcement of all or any of the rights, remedies, powers and privileges of the Agent or the UK Fronting Lender under any of the Loan Documents or in support of any provision of adequate indemnity to the Agent or the UK Fronting Lender against any taxes or Liens which by law shall have, or may have, priority over the rights of the Agent to such monies, in each case under this ss.14.4(a), solely to the extent such costs, expenses, disbursements and losses of the Agent or the UK Fronting Lender arise in connection with the Agent's realization upon the UK Collateral;

            (b) Second, to all other UK Obligations in such order or preference as the Required UK Acquisition Loan Lenders may determine; provided, however, that UK Obligations owing to the UK Fronting Lender and the Acquisition Loan Lenders with respect to each type of UK Obligation such as interest, principal and fees, shall be made to the UK Fronting Lender and the Acquisition Loan Lenders pro rata in accordance with ss.2.4(b)(iii)(C); and provided, further, that the Agent may in its discretion make proper allowance to take into account any UK Obligations not then due and payable;

            (c) Third, as may be required pursuant to Applicable Law; and

            (d) Fourth, the excess, if any, shall be returned to the UK Borrower or to such other Persons as are entitled thereto.

      14.5. Distribution of Other Collateral Proceeds. In the event that, during the continuance of any Event of Default, the Agent or any Lender, as the case may be, receives any monies constituting proceeds of Collateral (other than UK Collateral) in connection with the enforcement of any the Security Documents, or otherwise with respect to the realization upon any of the Collateral (other than UK Collateral), such monies shall be distributed, to the fullest extent permitted by Applicable Law, for application as follows:

            (a) First, to the payment of, or (as the case may be) the reimbursement of the Agent for or in respect of, all costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

            (b) Second, to all other Obligations (including the UK Obligations) in such order or preference as the Required Lenders may determine; provided, however, that distributions in respect of Obligations owing to the Lenders with respect to each type of Obligation such as interest, principal, fees and expenses, shall be made among the Lenders pro rata; and provided, further, that the Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

            (c) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Lenders and the Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to ss.9-504(1)(c) of the Uniform Commercial Code of the State of New York; and

            (d) Fourth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

            15. THE AGENT.

      15.1. Authorization.

            (a) The Agent is authorized to take such action on behalf of each of the Lenders and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied or deemed to have been assumed by the Agent.

            (b) The relationship between the Agent and each of the Lenders is that of an independent contractor. The use of the term "Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Agent and each of the Lenders. Nothing contained in this Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Agent and any of the Lenders.

            (c) As an independent contractor empowered by the Lenders to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Agent is nevertheless a "representative" of the Lenders, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Lenders and the Agent with respect to all collateral security and guarantees contemplated by the Loan Documents. Such actions include the designation of the Agent as "secured party", "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Lenders and the Agent.

            (d) General Electric Capital Corporation, in its capacity as Documentation Agent, shall not have any duties or responsibilities, under this Agreement or any other Loan Document.

            (e) Royal Bank of Canada, in its capacity as Syndication Agent, shall not have any duties or responsibilities, under this Agreement or any other Loan Document.

            (f) NationsBank, N.A., in its capacity as Co-Agent, shall not have any duties or responsibilities, under this Agreement or any other Loan Document.

      15.2. Employees and Agents. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

      15.3. No Liability. Neither the Agent nor any of its shareholders, directors, affiliates, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence. Neither the Agent nor any of its shareholders, directors, officers or employees shall have any responsibilities, duties or commitments to any Person under any of the Loan Documents, or any liabilities of any kind or nature arising out of any of the financing arrangements provided by the Agent or the Lenders under the Loan Documents.

      15.4. No Representations. The Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Notes, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of any Transaction Party, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes or to inspect any of the properties, books or records of any Transaction Party. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Lenders, with respect to the credit worthiness or financial conditions of any of the Transaction Parties. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

      15.5. Payments.

            (a) Payments to Agent. A payment by any of the Transaction Parties to the Agent hereunder or under any of the other Loan Documents for the account of any Lender shall constitute a payment to such Lender. The Agent agrees promptly to distribute to each Lender such Lender's pro rata share of payments received by the Agent for the account of the Lenders except as otherwise expressly provided herein or in any of the other Loan Documents.

            (b) Distribution by Agent. If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

            (c) Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Lender that fails (a) to make available to the Agent its pro rata share of any Loan or comply with any Settlement provisions in ss.2.4 or (b) to comply with the provisions of ss.17.1 with respect to making dispositions and arrangements with the other Lenders, where such Lender's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all or any of the Lenders, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed in default (a "Defaulting Lender") and shall be deemed a Defaulting Lender until such time as such default is satisfied. A Defaulting Lender shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining Non-Defaulting Lenders of its respective Tranche(s) for application to, and reduction of, their respective pro rata shares of all outstanding Loans of such Tranche. The Defaulting Lender hereby authorizes the Agent to distribute such payments to the Non-Defaulting Lenders of its respective Tranche(s) in proportion to their respective pro rata shares of all outstanding Loans of such Tranche. A Defaulting Lender shall be deemed to have satisfied in full a default when and if, as a result of application of the assigned payments to all outstanding Loans of the Non-Defaulting Lenders of such Defaulting Lender's respective Tranche(s), the Lenders' respective pro rata shares of all outstanding Loans for which such Lender has Commitments have returned to those in effect immediately prior to such default and without giving effect to the nonpayment causing such default. Until such time as its default is satisfied, a Defaulting Lender shall have no right to vote with respect to any matters under or in respect of this Agreement and shall not be entitled to receive its portion of any Commitment Fee paid in accordance with ss.4.1 of this Agreement.

      15.6. Holders of Notes. The Agent may deem and treat the payee of any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

      15.7. Indemnity. The Lenders ratably agree (in accordance with the amount of Loans owing to each Lender) hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrower as required by ss.17.2), and liabilities of every nature and character arising out of or related to this Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

      15.8. Agent as Lender. In its individual capacity, BankBoston shall have the same obligations and the same rights, powers and privileges in respect to its Commitments and Loans, and as the holder of any of the Notes, as it would have were it not also the Agent.

      15.9. Resignation. The Agent may resign at any time by giving sixty (60) days prior written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent in such capacity. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

      15.10. Notification of Defaults and Events of Default. Each Lender hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Agent thereof. The Agent hereby agrees that upon receipt of any notice under this ss.15.10 it shall promptly notify the other Lenders of the existence of such Default or Event of Default.

      15.11. Duties in the Case of Enforcement. In case one of more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent shall, if (a) so requested by the Required Lenders and (b) the Lenders have provided to the Agent such additional indemnities and assurances against expenses and liabilities as the Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Required Lenders may direct the Agent in writing as to the method and the extent of any such sale or other disposition, the Lenders hereby agreeing to indemnify and hold the Agent, harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

            16. ASSIGNMENT AND PARTICIPATION.

      16.1. Conditions to Assignment by Lenders. Except as provided herein, each Lender may assign to (a) one or more Eligible Assignees or (b) a Lender or an Affiliate of such assigning Lender, all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of all or any of its Commitment Percentages and Commitments and the same portion of the Loans of the respective Tranche at the time owing to it, and the Notes held by it); provided that (i) except in the case of an assignment to a Lender or an Affiliate of such assigning Lender of outstanding Loans at the time owing to the assigning Lender; (x) the Agent, and unless an Event of Default shall have occurred and be continuing, the Borrower shall have given its prior written consent to such assignment, which consent, with respect to the Borrower, shall not be unreasonably withheld or delayed and (y) each such assignment shall be in an amount that is a whole multiple of $2,500,000 or, if less, the entire remaining Commitment, or outstanding Loans of the assigned Tranche at the time owing, to such Lender, (ii) any assignment by an Acquisition Loan Lender shall be of the same percentage for the (A) Acquisition Loan Commitment and/or outstanding Acquisition Loans and (B) UK Acquisition Loan Commitment and/or outstanding UK Acquisition Loans, of such Acquisition Loan Lender, and (iii) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit G hereto (an "Assignment and Acceptance"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five
(5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder, and (ii) the assigning Lender shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in ss.16.3, be released from its obligations under this Agreement.

      16.2. Certain Representations and Warranties; Limitations; Covenants. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

            (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Lender makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage;

            (b) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any of Transaction Parties liable in respect of any of the Obligations, or the performance or observance by the Transaction Parties liable in respect of any of the Obligations of any of their obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

            (c) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in ss.8.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

            (d) such assignee will, independently and without reliance upon the assigning Lender, the Agent, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

            (e) such assignee represents and warrants that it is an Eligible Assignee;

            (f) such assignee appoints and authorizes the Agent to take such action as Agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

            (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender; and

            (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance.

      16.3. Register. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the (a) the names and addresses of the Lenders, (b) the Commitment Percentage of their respective Tranche(s), (c) the principal amount of the Loans owing to, and/or as the case may be, the risk participations in any UK Acquisition Loans held by, the Lenders from time to time, and (d) the Letter of Credit Participations purchased by the Lenders from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Transaction Parties, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and the Lenders at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Lender agrees to pay to the Agent a registration fee in the sum of $3,500.

      16.4. New Notes. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower. Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note with respect to the Borrower to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Lender has retained some portion of its obligations hereunder, a new Note to the order of the assigning Lender in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such in Assignment and Acceptance and shall otherwise be substantially the form of the assigned Notes. The surrendered Notes shall be cancelled and returned to the Borrower.

      16.5. Participations. Each Lender may sell participations to one or more banks or other entities in all or a portion of such Lender's rights and obligations under this Agreement and the other Loan Documents; provided that (a) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder to the Borrower and (b) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of any Commitment of such Lender as it relates to such participant, reduce the amount of any Commitment Fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

      16.6. Disclosure. Each of the Borrowers agree that in addition to disclosures made in accordance with standard and customary banking practices any Lender may disclose information obtained by such Lender pursuant to this Agreement to (i) assignees or participants hereunder or to any direct or indirect contractual counterparty in swap agreements or such contractual party's professional advisor and (ii) potential assignees, participants hereunder, contractual counterparties in swap agreements or such contractual parties' professional advisors; provided that such (x) assignees, participants, contractual counterparties or such contractual parties' professional advisors or
(y) potential assignees, participants, contractual counterparties or such contractual parties' professional advisors shall agree (a) to treat in confidence such information as the Borrowers shall have specifically designated as confidential ("Confidential Information") unless such Confidential Information otherwise becomes public knowledge, (b) not to disclose such Confidential Information to a third party, except as required by law or legal process and (c) not to make use of such Confidential Information for purposes of transactions unrelated to such contemplated assignment or participation.

      16.7. Assignee or Participant Affiliated with Borrower. If any assignee Lender is an Affiliate of the Borrower, then any such assignee Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to ss.14.1 or ss.14.2, and the determination of the Required Lenders, Required Revolving Credit Lenders, Required Acquisition Loan Lenders, Required Term Loan A Lenders and/or Required Term Loan B Lenders shall for all purposes of this Agreement and the other Loan Documents be made without regard to such assignee Lender's interest in any of the Loans. If any Lender sells a participating interest in any of the Loans to a participant, and such participant is the Borrower or an Affiliate of the Borrower, then such transferor Lender shall promptly notify the Agent of the sale of such participation. A transferor Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to ss.14.1 or ss.14.2 to the extent that such participation is beneficially owned by the Borrower or any Affiliate of the Borrower, and the determination of the Required Lenders, the Required Term Loan A Lenders, the Required Term Loan B Lenders, the Required Revolving Credit Lenders, the Required Acquisition Loan Lenders, and the Required UK Acquisition Loan Lenders shall for all purposes of this Agreement and the other Loan Documents be made without regard to the interest of such transferor Lender in the Loans to the extent of such participation.

      16.8. Miscellaneous Assignment Provisions. On or before the date it becomes a party to this Agreement and from time to time thereafter upon any change in status rendering any certificate or document previously delivered pursuant to ss.2.12 invalid or inaccurate, each Lender that is organized under the laws of a jurisdiction outside the United States shall (but, with respect to any renewal or change in status, if legally able to do so) deliver to the Borrowers and the Agent certification as to its exemption from deduction or withholding of any United States federal income taxes, and each such Lender shall comply with all Applicable Laws with respect to such exemption and any renewal or extension thereof. Anything contained in this ss.16 to the contrary notwithstanding, any Lender may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Notes) to any of the twelve (12) Federal Reserve Banks organized under ss.4 of the Federal Reserve Act, 12 U.S.C. ss.341. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents.

      16.9. Assignment by Borrower or Guarantor. No Transaction Party shall assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Lenders.

            17. PROVISIONS OF GENERAL APPLICATION.

      17.1. Setoff. Regardless of the adequacy of any Collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from any Lender to the Borrower and any securities or other Property of the Borrower in the possession of such Lender may be applied to or set off by such Lender against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to such Lender. Each Lender agrees with each other Lender that (a) if an amount to be set off is to be applied to Indebtedness of the Borrower to such Lender, other than Indebtedness evidenced by the Notes held by such Lender, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Lender, and (b) if such Lender shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by such Lender by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by such Lender any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to the Notes held by such Lender will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the Notes held by it, its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

      17.2. Expenses. The Transaction Parties jointly and severally agree to pay upon demand by the Agent (a) the reasonable costs of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein; (b) any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Lenders (other than taxes based upon the Agent's or any Lender's net income) on or with respect to the transactions contemplated by this Agreement (the Transaction Parties hereby jointly and severally agreeing to indemnify the Agent and each Lender with respect thereto); (c) the reasonable fees, expenses and disbursements of the Agent's Special Counsel or any local counsel to the Agent incurred in connection with the preparation, administration, interpretation or syndication of the Loan Documents and other instruments mentioned herein, each closing hereunder, and amendments, modifications, approvals, consents or waivers of the Loan Documents (including in each case the allocated cost of staff counsel) and the termination hereof, and each Lender's counsel in the case of amendments, modifications, approvals, consents or waivers hereto or hereunder; (d) the reasonable fees, expenses and disbursements of (i) the Agent incurred by the Agent in connection with the preparation, administration, interpretation or syndication of the Loan Documents and other instruments mentioned herein, including all title insurance premiums and surveyor, engineering and appraisal charges, and (ii) the Agent and the Lenders for amendments, modifications, approvals, consents or waivers of the Loan Documents; (e) any reasonable fees, costs, expenses and bank charges, including bank charges for returned checks, incurred by the Agent in establishing, maintaining or handling agency accounts, lock box accounts and other accounts for the collection of any of the Collateral; (f) all out-of-pocket expenses (including without limitation attorneys' fees and costs (which attorneys, during the continuation of a Default or Event of Default, may be employees of any Lender or the Agent) and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by any Lender or the Agent in connection with (A) the enforcement of or preservation of rights under any of the Loan Documents against any of the Transaction Parties or the administration thereof after the occurrence of a Default or Event of Default and (B) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Lender's or the Agent's relationship with the Transaction Parties; (g) all reasonable fees, expenses and disbursements of the Agent incurred in connection with UCC searches, UCC filings and other lien, judgment or litigation searches
(h) all reasonable costs of conducting commercial finance examinations and appraisals of the Properties of the Borrower and its Subsidiaries, including the applicable daily time charges of the Agent's commercial finance examiners, agents, consultants and representatives engaged in such examinations and appraisals as in effect from time to time and reasonable out-of-pocket travel and other related expenses, subject to the frequency limitations set forth in ss.9.9 or at any time after the occurrence of a Default or Event of Default; and
(i) all amounts paid by the Agent to any Agency Account Institution pursuant to any Agency Account Agreement, as indemnity or otherwise. The covenants of this ss.17.2 shall survive payment or satisfaction of all other Obligations.

      17.3. Indemnification. The Transaction Parties hereby jointly and severally agree to indemnify and hold harmless the Arranger, the Lenders, the Issuing Bank and the Agents from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (a) any actual or proposed use by any Transaction Party of the proceeds of any of the Loans, (b) the reversal or withdrawal of any provisional credits granted by the Agent upon the transfer of funds from bank agency or lock box accounts or in connection with the provisional honoring of checks or other items, (c) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of any Transaction Party comprised in the Collateral, (d) the Transaction Parties entering into or performing this Agreement or any of the other Loan Documents or (e) with respect to the Transaction Parties and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding; provided, however, that the foregoing indemnification shall not apply to any liabilities, losses, damages or expenses resulting directly from the gross negligence or willful misconduct of the Arranger, any Lender, the Issuing Bank, and any of the Agents. In litigation, or the prepartion therefor, the Arranger, Lenders, the Issuing Bank and the Agents shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Transaction Parties agree to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of each Transaction Party under this ss.17.3 are unenforceable for any reason, each Transaction Party hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this ss.17.3 shall survive payment or satisfaction in full of all other Obligations.

      17.4. Survival of Covenants, Etc. All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Transaction Parties pursuant hereto shall be deemed to have been relied upon by the Lenders and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lenders of any of the Loans as herein contemplated, and shall continue in full force and effect so long as any of the covenants contained in ss.ss.9, 10, and 11 herein remain in effect, and for such further time as may be otherwise expressly specified in this Agreement. All statements contained in any certificate or other paper delivered to any Lender or the Agent at any time by or on behalf of the Transaction Parties pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Transaction Parties hereunder.

      17.5. Notices, Etc. Except as otherwise expressly provided in this Agreement, all notices and other communications made or required to be given pursuant to this Agreement or the Notes shall be in writing and shall be delivered by hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

            (a) if to the Borrowers, at 2029 Century Park East, Suite 1112, Los Angeles, California 90067, Attention: Douglas M. Hayes, or at such other address for notice as the Borrowers shall last have furnished in writing to the Person giving the notice; and

            (b) if to the Agent, at 100 Federal Street, Boston, Massachusetts 02110, USA, Attention: Brian Geraghty, Director, or such other address for notice as the Agent shall last have furnished in writing to the Person giving the notice.

      Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and
(ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof. The UK Borrower, by its execution of this Agreement, irrevocably appoints the Borrower as its agent for service of process in all suits in connection with this Credit Agreement and the other Loan Documents.

      17.6. Governing Law. THIS AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE OF NEW YORK. EACH TRANSACTION PARTY AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON SUCH TRANSACTION PARTY BY MAIL AT THE ADDRESS SPECIFIED IN ss.17.5. EACH TRANSACTION PARTY HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

      17.7. Headings. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

      17.8. Counterparts. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this

Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

      17.9. Entire Agreement, Etc. The Loan Documents express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in ss.17.11.

      17.10. Waiver of Jury Trial. Each Transaction Party hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Agreement, the Notes or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of such rights and obligations. Each Transaction Party (a) certifies that no representative, Agent or attorney of any Lender or the Agent has represented, expressly or otherwise, that such Lender or the Agent, would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Agent and the Lenders have been induced to enter into this Agreement, the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

      17.11. Consents, Amendments, Waivers, Etc.

            (a) Neither this Agreement nor any other Loan Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Transaction Parties party thereto and the Required Lenders; provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (with Obligations of the respective types being directly affected thereby):

                  (i) extend the final scheduled maturity of any Loan or Note or extend the stated maturity of any Letter of Credit beyond the Revolving Credit Loan Maturity Date, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates), or reduce the principal amount thereof;

                  (ii) release all or substantially all of the Collateral
            (except as expressly provided in the respective Loan Documents);

                  (iii) amend, modify or waive any provision of this ss.17.11,

                  (iv) reduce the percentage specified in, or otherwise modify, the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as Loans and Commitments are included on the Original Closing Date); or

                  (v) consent to the assignment or transfer by a Borrower of any of its rights and obligations under this Agreement; provided further, that no change, waiver, discharge or termination shall:

                        (A) increase the Commitments of any Lender over the
                  amount thereof then in effect (it being understood that a waiver of any conditions precedent, covenants, Defaults or Events of Default or of a mandatory prepayment shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in such Commitment of such Lender) without the consent of such Lender; or

                        (B) without the consent of the Issuing Bank, amend,
                  modify or waive any provision of ss.3 or alter its rights or obligations with respect to Letters of Credit; or

                        (C) without the consent of the Agent, amend, modify or
                  waive any provision of ss.15 or any other provision of this Agreement or any of the other Loan Documents relating to the rights or obligations of the Agent; or

                        (D) without the consent of the Required Term Loan A
                  Lenders amend, modify or waive any of the terms contained in
                  (x) ss.ss.4.3(e), 4.3(f), 4.10(a) or the definitions of Term Loan A Percentage, Term Loan B Percentage, Acquisition Loan Percentage, UK Acquisition Loan Percentage or Required Term Loan A Lenders to the extent that, in any such case, such amendment, modification or waiver would alter the application of prepayments or repayments as among Term Loans A, Term Loans B, Acquisition Loans and UK Acquisition Loans, in a manner adverse to Term Loans A Lenders or (y) ss.ss.4.3(d) or 4.5; or

                        (E) without the consent of the Required Term Loan B
                  Lenders amend, modify or waive any of the terms contained in
                  (x) ss.ss.4.3(e), 4.3(f) 4.10(a) or the definitions of Term Loan A Percentage, Term Loan B Percentage, Acquisition Loan Percentage, UK Acquisition Loan Percentage or Required Term Loan B Lenders to the extent that, in any such case, such amendment, modification or waiver would alter the application of prepayments or repayments as among Term Loans A, Term Loans B, Acquisition Loans and UK Acquisition Loans, in a manner adverse to Term Loans B Lenders or (y) ss.ss.4.3(d) or 4.6; or

                        (F) without the consent of the Required Acquisition Loan
                  Lenders amend, modify or waive any of the terms contained in
                  (x) ss.ss.4.3(e) 4.3(f), 4.10(a) or the definitions of Term Loan A Percentage, Term Loan B Percentage, Acquisition Loan Percentage, UK Acquisition Loan Percentage or Required Acquisition Loan Lenders to the extent that, in any such case, such amendment, modification or waiver would alter the application of prepayments or repayments as among Term Loans A, Term Loans B, Acquisition Loans and the UK Acquisition Loans, in a manner adverse to Acquisition Loans Lenders or (y) ss.ss.4.3(d) or 4.7(a) or the definition of Acquisition Loan Commitment Period; or

                        (G) without the consent of the Required UK Acquisition
                  Loan Lenders amend, modify or waive any of the terms contained in (x) ss.ss.4.3(e), 4.3(f), 4.10(a) or the definitions of Term Loan A Percentage, Term Loan B Percentage, Acquisition Loan Percentage, UK Acquisition Loan Percentage or Required UK Acquisition Loan Lenders to the extent that, in any such case, such amendment, modification or waiver would alter the application of prepayments or repayments as among Term Loans A, Term Loans B, Acquisition Loans and UK Acquisition Loans, in a manner adverse to the UK Acquisition Loan Lenders or (y) ss.ss.4.3(d) or 4.7(b) or the definition of Acquisition Loan Commitment Period.

                        (H) without the consent of the UK Fronting Lender,
                  amend, modify or waive any provision in this Agreement or any of the other Loan Documents relating to the rights or obligations of the UK Fronting Lender.

            (b) If, in connection with any proposed change, waiver, discharge or termination to any provisions of this Agreement as contemplated by clause
      (a)(i) through (v), inclusive, of the first proviso to ss.17.11(a), the consent of the Required Lenders is obtained but the consent of the one or more other Lenders whose consent is required is not obtained, then the Borrower shall have the right to replace each such non-consenting Lender or Lenders (so long as all nonconsenting Lenders are so replaced) with one or more Replacement Lenders pursuant to ss.2.17 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination, provided that the Borrower shall not have the right to replace a Lender solely as a result of the exercise of such Lender's right (and the withholding of any required consent by such Lender) pursuant to clauses (A) through (F) of the second proviso to ss.17.11(a).

            (c) No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

            (d) Notwithstanding anything to the contrary contained above in this ss.17.11, the Agent may (i) enter into amendments to this Agreement, the Guarantee and the Security Documents for the purpose of adding additional Subsidiaries of the Borrower (or other Transaction Parties) as parties thereto and (ii) enter into security documents to satisfy the requirements of ss.ss.9.16, 9.17 and 9.21, in each case without the consent of the Required Lenders.

            (e) Notwithstanding anything to the contrary contained above in this ss.17.11, Schedules 8.13, 8.17, 8.18, 8.19, and 8.22 may be supplemented or amended and restated by the Borrower in connection with any Permitted Acquisition, to the extent that such supplement or amendment and restatement reflects changes that are permitted by this Agreement and the other Loan Documents. Such supplement or amendment and restatement shall become effective upon the Borrower's delivery of the same to the Agent, together with a certificate of an authorized officer of the Borrower that such supplement or amendment and restatement reflects changes that are permitted by this Agreement and the other Loan Documents. The Agent shall promptly distribute to each Lender a copy of such supplement or amendment and restatement, together with the certificate of the authorized officer of the Borrower referred to above.

      17.12. Severability. The provisions of this Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

      17.13. Understanding as to Revolving Credit Commitments and Acquisition Loan Commitment Period. The Transaction Parties acknowledge that each Loan or Letter of Credit to be made or issued hereunder shall be subject to satisfaction of each of the conditions precedent set forth in ss.13, including, without limitation, ss.13.7. The efforts that may be required to satisfy the conditions set forth in ss.13.7 may result in a delay in the availability of Loans and/or Letters of Credit hereunder. The Transaction Parties acknowledge that none of the Agent or any of the Lenders shall have any liability to the Transaction Parties as a result of any good faith determination by the Agent that the conditions set forth in ss.13.7 are not satisfied with respect to any request for Loans or Letters of Credit hereunder.

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.


                  BORROWER:         COMPASS AEROSPACE CORPORATION

                                    By:
                                        ----------------------------------------
                                         Name:
                                         Title:


                  GUARANTORS:       AEROMIL ENGINEERING COMPANY

                                    By:
                                        ----------------------------------------
                                         Name:
                                         Title:


                                    WESTERN METHODS MACHINERY CORPORATION

                                    By:
                                        ----------------------------------------
                                         Name:
                                         Title:


                                    BARNES MACHINE INCORPORATED

                                    By:
                                        ----------------------------------------
                                         Name:
                                         Title:


                                    BRITTAIN MACHINE, INC.

                                    By:
                                        ----------------------------------------
                                         Name:
                                         Title:

                                    WICHITA MANUFACTURING, INC.,

                                    By:
                                        ----------------------------------------
                                         Name:
                                         Title:


                                    J&J LEASING, INC

                                    By:
                                        ----------------------------------------
                                         Name:
                                         Title:


                                    SEA-LECT PRODUCTS, INC.,

                                    By:
                                        ----------------------------------------
                                         Name:
                                         Title:


                                    CWE ACQUISITION CO.

                                    By:
                                        ----------------------------------------
                                         Name:
                                         Title:


                                    LAMSCO WEST, INC.

                                    By:
                                        ----------------------------------------
                                         Name:
                                         Title:


                                    MODERN MANUFACTURING, INC.

                                    By:
                                        ----------------------------------------
                                         Name:
                                         Title:

                  LENDERS
                  AND AGENTS:       BANKBOSTON, N.A., individually and as Agent

                                    By:
                                        ----------------------------------------
                                         Name:
                                         Title:


                                    BANKBOSTON, N.A. (London Branch),
                                    individually and as UK Fronting Lender

                                    By:
                                        ----------------------------------------
                                         Name:
                                         Title:

                                    GENERAL ELECTRIC CAPITAL
                                    CORPORATION, as Documentation Agent

                                    By:
                                        ----------------------------------------
                                         Name:
                                         Title:

                                    NATIONSBANK, N.A., as Co- Agent

                                    By:
                                        ----------------------------------------
                                         Name:
                                         Title:

                                    ROYAL BANK OF CANADA, as Syndication Agent

                                    By:
                                        ----------------------------------------
                                         Name:
                                         Title:

                                  Schedule 1.2
                               Applicable Margins

------------------------------------------------------------------------------------------------------------------------------------
                                            Eurocurrency                                                     Acquisition Commitment
                                Base Rate       Rate A        Base       Eurocurrency    Revolving Credit   Fees and UK Acquisition
Level      Leverage Ratio        A Loans        Loans     Rate B Loans   Rate B Loans     Commitment Fees       Commitment Fees
------------------------------------------------------------------------------------------------------------------------------------
 I      Greater than 3.5:1.0      1.50%         3.00%         2.00%           3.50%             0.50%                0.75%
------------------------------------------------------------------------------------------------------------------------------------
 II    Less than or equal to
        3.5:1.0 but greater       1.25%         2.75%         2.00%           3.50%             0.50%                0.75%
            than 3.0:1.0
------------------------------------------------------------------------------------------------------------------------------------
III    Less than or equal to
              3.0:1.0             1.00%         2.50%         2.00%           3.50%            0.375%                0.50%
------------------------------------------------------------------------------------------------------------------------------------